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As filed with the Securities and Exchange Commission on September 2, 2005.

Registration No. 333-127611

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCORP
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	33-0885320 (I.R.S. Employer Identification No.)

6110 El Tordo
PO Box 2388
Rancho Santa Fe, California 92067
(858) 756-3023

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jared M. Wolff
Executive Vice President, General Counsel and Secretary
120 Wilshire Boulevard
Santa Monica, California 90401
(310) 458-1521
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Stanley F. Farrar, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067 (310) 712-6600	S. Alan Rosen, Esq. Horgan, Rosen, Beckham & Coren, L.L.P. 23975 Park Sorrento, Suite 200 Calabasas, California 91302 (818) 591-2121

        Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the transactions described herein.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pacific Liberty Bank

19950 Beach Boulevard
Huntington Beach, California 92648
(714) 429-2100

To the Shareholders of Pacific Liberty Bank ("Pacific Liberty"):

        The board of directors of Pacific Liberty has approved a merger agreement that provides for the merger of Pacific Liberty with a wholly-owned subsidiary of First Community Bancorp ("First Community"). We are seeking your vote on this important transaction.

        If the merger is completed, Pacific Liberty shareholders will receive a fraction of a share of First Community common stock for each share of Pacific Liberty common stock that they own. This fraction is known as the exchange ratio, and will be set based on the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing of the merger, referred to as the "final measuring price." Accordingly, the amount that Pacific Liberty shareholders will receive fluctuates depending on the price of First Community common stock, and you should read the section entitled "The Merger—Consideration to be Received in the Merger," starting on page 31 of this proxy statement-prospectus which shows examples of the consideration you could receive. If the final measuring price is equal to or between $42.50 and $46.98, the exchange ratio will be equal to or between 0.812 and 0.898, as more fully described herein. If the final measuring price is greater than $46.98, the exchange ratio will be 0.812, and if the final measuring price is less than $42.50, the exchange ratio will be 0.898. These exchange ratios are subject to further adjustment under certain circumstances described further below under the subheading "The Merger—Consideration to Be Received in the Merger—Adjustment in the Event of a Disproportionate Change," starting on page 32 of this proxy-statement prospectus. First Community stock is traded on the Nasdaq Stock Market under the symbol "FCBP." On August 31, 2005, First Community common stock closed at $47.20 per share.

        We cannot complete the merger unless Pacific Liberty shareholders approve the principal terms of the merger agreement. Your vote is very important. There will be a special meeting of Pacific Liberty shareholders held for the purpose of voting on the principal terms of the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote on the proposal to approve the principal terms of the merger agreement by completing and mailing the enclosed proxy card to us. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

        The Pacific Liberty board of directors unanimously recommends that you vote "FOR" approval of the principal terms of the merger agreement.

        The special meeting of Pacific Liberty shareholders will be held on October 6, 2005 at the Beach Office, 19950 Beach Boulevard, Huntington Beach, California 92648, at 6:00 p.m.

        We encourage you to read carefully the detailed information about the merger contained in this proxy statement-prospectus, including the section entitled "Risk Factors" beginning on page 17. The proxy statement-prospectus incorporates important business and financial information and risk factors about First Community that is not included in or delivered with this document. See "Where You Can Find More Information" on page 87.

Richard I. Ganulin President and Chief Executive Officer Pacific Liberty Bank

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares to be issued under this proxy statement-prospectus or passed upon the adequacy or accuracy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.

        You should rely only on the information provided or incorporated by reference in this proxy statement-prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this proxy statement-prospectus is accurate as of any date other than the date on the front of the document.

This proxy statement-prospectus is dated September 2, 2005 and was first mailed to Pacific Liberty shareholders on or about September 6, 2005.

Pacific Liberty Bank
19950 Beach Boulevard
Huntington Beach, California 92648

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 6, 2005

TO OUR SHAREHOLDERS:

        A Special Meeting of Shareholders of Pacific Liberty Bank will be held at Pacific Liberty's Beach Office located at 19950 Beach Boulevard, Huntington Beach, California 92648, on Thursday, October 6, 2005, at 6:00 p.m. local time.

        At the meeting, we will ask you to act on the following matters:

  1.
  Approval of Merger. To consider and vote on a proposal to approve the principal terms of a merger agreement by and between Pacific Liberty and First Community Bancorp, pursuant to which you will receive a fraction of a share of First Community Bancorp common stock for each share of Pacific Liberty common stock you own, as described in this proxy statement- prospectus.

  2.
  Adjournments. To consider and act upon a proposal to approve, if necessary, an adjournment of the special meeting to solicit additional proxies in favor of the merger and the merger agreement.

        No other business may be transacted at the special meeting.

        YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PACIFIC LIBERTY BANK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE PROPOSED MERGER.

        Shareholders of record as of the close of business on August 26, 2005, are entitled to vote at the meeting.

        In connection with the proposed merger, you may exercise dissenters' rights as provided in the California General Corporation Law. If you meet all the requirements of this law, and follow all of its required procedures, you may receive cash in the amount equal to the fair market value, as determined by mutual agreement between you and Pacific Liberty, or if there is no agreement, by appraisal of your shares of Pacific Liberty common stock as of the day before the first announcement of the merger. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenters' Rights" in the attached proxy statement-prospectus. The relevant provisions of the California General Corporation Law on dissenters' rights are attached to this document as Appendix C.

BY ORDER OF THE BOARD OF DIRECTORS

Clare Marie Einsmann, Secretary

September 2, 2005

Pacific Liberty Bank
19950 Beach Boulevard
Huntington Beach, California 92648
714-429-2100

PROXY STATEMENT-PROSPECTUS

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 6, 2005

Introduction

        This proxy statement-prospectus is furnished in connection with the solicitation of proxies for use at the Special Meeting of Shareholders of Pacific Liberty Bank to be held at the Beach Office, 19950 Beach Boulevard, Huntington Beach, California 92648, on Thursday, October 6, 2005, at 6:00 p.m., for the purpose of considering and voting on the following matters:

  1.
  Approval of Merger. To consider and vote on a proposal to approve the principal terms of a merger agreement by and between Pacific Liberty and First Community Bancorp, pursuant to which you will receive a fraction of a share of First Community Bancorp common stock for each share of Pacific Liberty common stock you own, as described in this proxy statement- prospectus.

  2.
  Adjournments. To consider and act upon a proposal to approve, if necessary, an adjournment of the special meeting to solicit additional proxies in favor of the merger and the merger agreement.

        No other business may be conducted at the special meeting.

        The board of directors of Pacific Liberty Bank has fixed the close of business on August 26, 2005, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the special meeting. Approval of the merger and the merger agreement requires the affirmative vote of a majority of the shares of Pacific Liberty common stock issued and outstanding on the record date. Approval to adjourn the special meeting to solicit additional proxies, if necessary, requires the affirmative vote of a majority of the shares represented and voting at the special meeting.

        The board of directors of Pacific Liberty unanimously recommends that you vote "FOR" approval of the principal terms of the merger agreement.

Sources of Additional Information

        This proxy statement-prospectus incorporates important business and financial information about First Community that is not included in or delivered with this document. You can obtain this information upon written or oral request, without charge, excluding exhibits (other than those that are specifically incorporated by reference into the documents that you request). Any request for documents should be made by September 21, 2005 to ensure timely delivery.

        Requests for documents should be directed to:

  First Community Bancorp
  275 N. Brea Blvd.,
  Brea, California 92821
  Attention: Investor Relations
  (714) 671-6800

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	4
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF FIRST COMMUNITY	10
SELECTED FINANCIAL DATA OF PACIFIC LIBERTY	12
COMPARATIVE PER SHARE DATA	13
MARKET PRICE DATA AND DIVIDEND INFORMATION	15
RISK FACTORS	17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	22
THE SPECIAL MEETING OF PACIFIC LIBERTY BANK SHAREHOLDERS	24
Introduction	24
Record Date	24
Voting	24
Adjournment	25
Revocation of Proxies	25
Proxy Solicitation	25
Outstanding Voting Securities	25
THE MERGER	27
General	27
Background of the Merger	27
Recommendation of the Pacific Liberty Board of Directors and Reasons of Pacific Liberty for the Merger	29
Consideration to be Received in the Merger	31
Opinion of Pacific Liberty's Financial Advisor	33
Reasons of First Community for the Merger	38
Regulatory Approvals Required for the Merger	39
Material United States Federal Income Tax Considerations of the Merger	39
Accounting Treatment	41
Interests of Certain Persons in the Merger	42
Restrictions on Resales by Affiliates	43
Method of Effecting the Combination	43
Effective Time	43
Treatment of Options	43
Declaration and Payment of Dividends	44
No Fractional Shares	44
THE MERGER AGREEMENT	45
Representations and Warranties	45
Conduct of Business of First Community Pending the Merger	46
Conduct of Business of Pacific Liberty Bank Pending the Merger	46
Additional Covenants	49
Conditions to Consummation of the Merger	50
Nonsolicitation	51
Termination of the Merger Agreement	52
Waiver and Amendment of the Merger Agreement	53
Termination Fee and Liquidated Damages	53
Amendment to Merger Agreement	54
Stock Exchange Listing	54
Expenses	54
Shareholder Agreements	54
Non-Solicitation Agreements	54

i

INFORMATION ABOUT FIRST COMMUNITY	55
Company History	55
Recent Developments	55
Limitations on Dividends	56
Employees	56
INFORMATION ABOUT PACIFIC LIBERTY BANK	57
General	57
Market Area	57
Services Offered	57
Investment Services	58
Online Banking Services	58
Premises	58
Employees	59
Securities Authorized For Issuance Under Our Equity Compensation Plans	59
Competition	59
PACIFIC LIBERTY BANK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	61
Earnings Summary	61
Balance Sheet Summary	61
Distribution of Assets, Liabilities, and Shareholders' Equity	61
Earnings Analysis	64
Balance Sheet Analysis	67
Liquidity and Interest Rate Sensitivity	72
Capital Resources	73
Effects of Inflation	74
REGULATION AND SUPERVISION	75
General	75
Bank Holding Company Regulation	75
Bank Regulation	77
DESCRIPTION OF FIRST COMMUNITY CAPITAL STOCK	80
Common Stock	81
Preferred Stock	81
COMPARISON OF SHAREHOLDERS' RIGHTS	81
General	81
Vacancies on the Board	81
Range of Directors	82
Dividends	82
Shareholder Nominations and Proposals	83
Amendment of Charter	83
Amendment of Bylaws	84
Classified Board of Directors	84
Removal of Directors	84
Cumulative Voting	84
Special Meetings of the Shareholders	85
Shareholder Action Without a Meeting	85
Inspection of Shareholder Lists	85
DISSENTERS' RIGHTS	85
VALIDITY OF COMMON STOCK	87
EXPERTS	87
WHERE YOU CAN FIND MORE INFORMATION	87
OTHER BUSINESS	88

ii

iii

Questions and Answers About the Merger

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement-prospectus, just indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed prepaid return envelope marked "Proxy" as soon as possible so that your shares may be represented and voted at the Pacific Liberty special meeting.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the corporate secretary of Pacific Liberty stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy. Third, you may vote in person at the special meeting.

Q:
What if I don't vote?

A:
If you fail to respond or if you respond and abstain from voting, it will have the same effect as a vote against the principal terms of the merger agreement. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q:
What shareholder approvals are needed?

A:
For First Community, no shareholder vote is needed. For Pacific Liberty, the affirmative vote of the holders of a majority of the outstanding shares of Pacific Liberty common stock is required to approve the principal terms of the merger agreement. As of the record date, Kenneth Bourguignon, Alvin Coen, Clare Marie Einsmann, Richard Ganulin, Edwin Laird, Hugh Moran, John Rich, Ronald Shenkman, Haydee Velazquez Tillotson and Caleb Zia collectively owned approximately 21.3% of the outstanding shares of Pacific Liberty common stock. They have agreed to vote these shares in favor of the principal terms of the merger agreement.

Q:
As a holder of Pacific Liberty common stock, what will I receive in the merger?

A:
For each share of Pacific Liberty common stock you own, you will receive a fraction of a share of First Community common stock. The amount of First Community common stock you will receive will be determined by reference to the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing date of the merger, referred to as the "final measuring price," as follows:

•
If the final measuring price is equal to or between $42.50 and $46.98, Pacific Liberty shareholders will have the right to receive, for each share of Pacific Liberty common stock, a fraction of a share of First Community common stock determined by dividing $38.15 by the final measuring price, resulting in an exchange ratio in a range between 0.812 and 0.898 shares of First Community common stock for each share of Pacific Liberty common stock.

•
If the final measuring price is greater than $46.98, Pacific Liberty shareholders will have the right to receive 0.812 shares of First Community common stock for each share of Pacific Liberty common stock.

•
If the final measuring price is less than $42.50, Pacific Liberty shareholders will have the right to receive 0.898 shares of First Community common stock for each share of Pacific Liberty common stock.

  If the final measuring price is greater than $46.98, and such increase is a 15% greater increase than the increase in the Nasdaq Bank Index during the same fifteen trading-day period, First Community may terminate the merger agreement unless Pacific Liberty agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price.

  If the final measuring price is less than $42.50 per share, and such decline is a 15% greater decline than the decline in the Nasdaq Bank Index during the same fifteen trading-day period, Pacific Liberty may terminate the merger agreement unless First Community agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price.

Q:
What regulatory approvals are required to complete the merger?

A:
In order to complete the merger, First Community and Pacific Liberty must first obtain the prior written approval of the Office of the Comptroller of the Currency, or OCC, and the Federal Deposit Insurance Corporation, or FDIC, for the merger contemplated hereby. The applications for OCC and FDIC approval are currently pending. In addition, we have filed for and must receive an exemption from the California Department of Financial Institutions. Further, the Federal Reserve Bank of San Francisco must confirm that prior approval of the Board of Governors of the Federal Reserve System is not required under the Bank Holding Company Act. A request for their confirmation will be filed in due course.

Q:
What are the tax consequences of the merger to me?

A:
We expect that you generally will not recognize any gain or loss for United States federal income tax purposes if you exchange your Pacific Liberty common stock solely for First Community common stock in the merger. However, you will have to recognize gain or loss in connection with cash received in lieu of fractional shares of First Community common stock. If you are a holder of Pacific Liberty stock options and you receive cash in the merger, you will generally be required to recognize ordinary income on the amount of cash you receive and the cash payment will be subject to applicable withholding for income and employment taxes. This tax treatment may not apply to all Pacific Liberty shareholders.

  Each of First Community's and Pacific Liberty's obligation to complete the merger is conditioned on First Community's and Pacific Liberty's receipt of legal opinions about the federal income tax treatment of the merger. These opinions will not bind the Internal Revenue Service, which could take a different view. To review the tax consequences to Pacific Liberty shareholders in greater detail, see pages 39-41. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Q:
What risks should I consider before I vote on the merger?

A:
We encourage you to read carefully the detailed information about the merger contained in this proxy statement-prospectus, including the section entitled "Risk Factors" beginning on page 17.

Q:
When do you expect to complete the transaction?

A:
We are working to complete the merger in the fourth quarter of 2005. We must first obtain the necessary regulatory approval and the approval of Pacific Liberty's shareholders at the special meeting. We cannot assure you as to if and when all the conditions to the merger will be met nor can we predict the exact timing. It is possible we will not complete the merger.

Q:
Whom should I contact with questions or to obtain additional copies of this proxy statement-prospectus?

A:
Please contact Pacific Liberty's chief financial officer at:

    Pacific Liberty Bank
    19950 Beach Boulevard
    Huntington Beach, California 92648
    Attn: Chief Financial Officer
    (714) 429-2100

Q:
Has Pacific Liberty retained a financial advisor with respect to this transaction?

A:
Yes. Pacific Liberty retained the services of Carpenter & Company. Carpenter & Company delivered its opinion dated June 3, 2005, which was reconfirmed as of September 2, 2005 to the board of directors of Pacific Liberty that, subject to certain assumptions, limitations and qualifications stated therein, the consideration to be received by Pacific Liberty shareholders was fair to Pacific Liberty shareholders from a financial point of view. Carpenter & Company will receive a fee of 1.0% of the value of the merger consideration upon consummation of the merger.

Summary

        This brief summary includes selected information from this proxy statement-prospectus and does not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you. See "Where You Can Find More Information" on page 87. Each item in this summary contains a page reference directing you to a more complete description of that item. References to "we," "our" and "us" in this summary mean First Community and Pacific Liberty together.

The Merger (Page 27)

        We propose a merger in which PLB Acquisition Corp., a wholly-owned subsidiary of First Community, will merge with and into Pacific Liberty and immediately thereafter Pacific Liberty will merge with and into Pacific Western National Bank, a wholly-owned subsidiary of First Community, which we refer to as Pacific Western. As a result of the merger, Pacific Liberty will cease to exist as a separate corporation and you will have the right to become a shareholder of First Community. We expect to complete the merger in the fourth quarter of 2005. When we complete the merger, for each share of Pacific Liberty common stock you own, you will receive a fraction of First Community common stock in exchange.

        The amount of First Community common stock you will receive will be determined by reference to the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing date of the merger, referred to as the "final measuring price," as follows:

  •
  If the final measuring price is equal to or between $42.50 and $46.98, Pacific Liberty shareholders will have the right to receive, for each share of Pacific Liberty common stock, a fraction of a share of First Community common stock determined by dividing $38.15 by the final measuring price, resulting in an exchange ratio in a range between 0.812 and 0.898 shares of First Community common stock for each share of Pacific Liberty common stock.

  •
  If the final measuring price is greater than $46.98, Pacific Liberty shareholders will have the right to receive 0.812 shares of First Community common stock for each share of Pacific Liberty common stock.

  •
  If the final measuring price is less than $42.50, Pacific Liberty shareholders will have the right to receive 0.898 shares of First Community common stock for each share of Pacific Liberty common stock.

        If the final measuring price is greater than $46.98, and such increase is a 15% greater increase than the increase in the Nasdaq Bank Index during the same fifteen trading-day period, First Community may terminate the merger agreement unless Pacific Liberty agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price to be received by Pacific Liberty shareholders.

        If the final measuring price is less than $42.50 per share, and such decline is a 15% greater decline than the decline in the Nasdaq Bank Index during the same fifteen trading-day period, Pacific Liberty may terminate the merger agreement unless First Community agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price.

        The closing date will occur on the later to occur of the date (i) which is eighteen days following the date on which all approvals of governmental authorities have been obtained, or (ii) which is two days following the date of the approval of the shareholders of Pacific Liberty (or, if such day is not a business day, on the next succeeding business day). Notwithstanding the foregoing, the closing date may be set on any other date on which the parties may mutually agree.

        Do not send your Pacific Liberty stock certificates in the envelope provided for returning your proxy card. The stock certificates should only be forwarded to the exchange agent with the letter of transmittal form.

The Companies (Page 55)

First Community Bancorp
6110 El Tordo
PO Box 2388
Rancho Santa Fe, California 92067
(858) 756-3023

        First Community's principal business is to serve as a holding company for its banking subsidiaries Pacific Western National Bank and First National Bank. Through its banks' 39 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western National Bank is a federally chartered commercial bank that serves the commercial, industrial, professional, real estate and private banking markets though a network of 26 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties. First National Bank is a federally chartered commercial bank that serves the commercial, real estate, construction, small business, international and private banking markets through a network of 13 branches across San Diego County. Through its subsidiary First Community Financial, First National Bank provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas.

        As of June 30, 2005, on an unaudited basis, First Community had total consolidated assets of approximately $2.8 billion, total consolidated loans, net of deferred fees, of approximately $2.2 billion, total consolidated deposits of approximately $2.2 billion and total consolidated shareholders' equity of approximately $393 million. First Community had 574 active full time equivalent employees on June 30, 2005.

Pacific Liberty Bank
19950 Beach Boulevard
Huntington Beach, California 92648

        Pacific Liberty is headquartered in Huntington Beach, California and is a community-business oriented bank specializing in banking to family owned businesses while being active in community and civic activities.

        As of June 30, 2005, on an unaudited basis, Pacific Liberty had total assets of approximately $151.0 million, total loans, net of deferred fees, of approximately $119.9 million, total deposits of approximately $132.9 million, and total shareholders' equity of approximately $16.7 million. Pacific Liberty had 26 active full time equivalent employees on June 30, 2005.

Material United States Federal Income Tax Considerations (Page 39)

        If you exchange your Pacific Liberty common stock solely for First Community Stock in the merger, we expect that you generally will not recognize any gain or loss for United States federal income tax purposes. You will, however, be required to recognize gain or loss in connection with cash received in lieu of fractional shares of First Community common stock. If you are a holder of Pacific Liberty stock options and you receive cash in the merger, you will generally be required to recognize ordinary income on the amount of cash you receive and the cash payment will be subject to applicable withholding for income and employment taxes. This tax treatment may not apply to all Pacific Liberty shareholders.

        Each of First Community's and Pacific Liberty's obligation to complete the merger is conditioned on the receipt of legal opinions about the federal income tax treatment of the merger. These opinions will not bind the Internal Revenue Service, which could take a different view. To review the tax consequences to Pacific Liberty shareholders in greater detail, see pages 39-41. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Recent Developments (Page 56)

        On August 12, 2005, First Community acquired First American Bank, a California state-chartered bank headquartered in Rosemead, California, with approximately $238.6 million in assets, for $62.3 million in cash. Upon the completion of the acquisition, First American Bank merged into Pacific Western National Bank, resulting in First Community having 39 full-service community banking branches, including Pacific Western's 26 branches serving Los Angeles, Orange, Riverside and San Bernardino Counties.

        On August 26, 2005, First Community sold 744,680 shares of its common stock at an aggregate offering price of approximately $35.0 million, or a price of $47.00 per share, to 13 institutional investors, pursuant to its registration statement on Form S-3 on file with the SEC. First Community intends to use the proceeds from the sales of its common stock to provide capital for the acquisition of First American Bank, as well as to finance future acquisitions and for general corporate purposes.

        For more information see "Risk Factors" beginning on page 17.

Market Price Information (Page 15)

        First Community trades on the Nasdaq National Market under the symbol "FCBP." The historical closing price for First Community's common stock on June 8, 2005, the last trading day before the public announcement of the merger, was $45.00. The historical closing price for First Community's common stock on August 31, 2005, the last practicable trading date before the date of this proxy statement-prospectus, was $47.20. The historical closing price for Pacific Liberty's common stock on June 8, 2005, the last trading day before the public announcement of the merger, was $37.25. Pacific Liberty trades on the Over-the-Counter Bulletin Board under the symbol "PCLB.OB."

        For each share of Pacific Liberty common stock you own, you will receive a fraction of a share of First Community common stock. The amount of First Community common stock you will receive will be determined by reference to the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing date of the merger, referred to as the "final measuring price."

        If the final measuring price is equal to or between $42.50 and $46.98, you will receive $38.15 worth of First Community common stock in exchange for each share of Pacific Liberty common stock you hold at closing. In that case, the number of shares of First Community common stock exchangable for your Pacific Liberty common stock will be determined by dividing $38.15 by the final measuring price, resulting in an exchange ratio between 0.812 and 0.898 per share of Pacific Liberty common stock. However, since the market price of First Community common stock at closing may differ from the final measuring price, you could receive more or less than $38.15 worth of First Community common stock at closing.

        If the final measuring price is below $42.50, the exchange ratio will be fixed at 0.898, and if it is above $46.98, it will be fixed at 0.812, in either case assuming no further adjustment as a result of a disproportionate change in the price of First Community common stock relative to the Nasdaq Bank Index (as discussed under the heading "The Merger—Consideration to be Received in the Merger—Adjustment in the Event of a Disproportionate Change" below). Accordingly, if the final measuring price is below $42.50, the value of the shares of First Community common stock you will receive in the merger will be less than $38.15, and if it is above $46.98, the value of the shares of First Community common stock you will receive will be more than $38.15, assuming in either case no change between the market price of First Community common stock at closing and the final measuring price.

        On August 31, 2005, the closing price of First Community common stock was $47.20 per share, which price is outside of the "collar" established between $46.98 and $42.50. For purposes of illustration, if the final measuring price were $47.20 per share, Pacific Liberty shareholders would have the right to receive 0.812 shares of First Community common stock for each share of Pacific Liberty common stock, assuming that there is no disproportionate change in the price of First Community common stock relative to the Nasdaq Bank Index over the measuring period. See "The Merger—Consideration to be Received in the Merger—Adjustment in the Event of a Disproportionate Change" on page 32 below.

        First Community cannot assure you that its stock price will continue to trade at or above the prices shown above. You should obtain current stock price quotations for First Community common stock from a newspaper, via the Internet or by calling your broker.

The Special Meeting of Shareholders (Page 24)

        The special meeting of Pacific Liberty shareholders will be held on October 6, 2005 at

6:00 p.m., local time, at the Beach Office, 19950 Beach Boulevard, Huntington Beach, California. At the special meeting you will be asked to approve the principal terms of the merger agreement between First Community and Pacific Liberty.

Record Date; Vote Required (Page 24)

        You can vote at the Pacific Liberty special meeting if you owned Pacific Liberty common stock at the close of business on August 26, 2005. On that date, there were 944,208 shares of common stock of Pacific Liberty outstanding and entitled to vote. You can cast one vote for each share of common stock of Pacific Liberty you owned on that date.

        Approval of the principal terms of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Pacific Liberty common stock entitled to vote at the special meeting. Not voting, voting "abstain," or failing to instruct your broker how to vote shares held for you in the broker's name, will have the same effect as voting against the merger. If you submit a signed proxy card without indicating a vote with respect to the merger, that proxy card will be deemed a vote in favor of the merger.

        At close of business on the record date, Kenneth Bourguignon, Alvin Coen, Clare Marie Einsmann, Richard Ganulin, Edwin Laird, Hugh Moran, John Rich, Ronald Shenkman, Haydee Velazquez Tillotson and Caleb Zia collectively owned approximately 200,650 shares of Pacific Liberty common stock, allowing them to exercise approximately 21.3% of the voting power of Pacific Liberty common stock entitled to vote at the Pacific Liberty special meeting. These shareholders have agreed to vote these shares in favor of the principal terms of the merger agreement, as more fully described in the summary of shareholder agreements starting on page 54. Directors and executive officers of Pacific Liberty collectively owned shares sufficient to exercise 21.6% of the voting power of Pacific Liberty's common stock. As of the same date, none of First Community and its subsidiaries, nor their directors, executive officers and affiliates, beneficially owned any shares of Pacific Liberty common stock.

Revocability of Proxies

        You may revoke your proxy at any time before your proxy is voted at the special meeting by: (1) filing with the Corporate Secretary of Pacific Liberty a written notice of revocation of your proxy; (2) submitting a duly executed proxy bearing a later date; or (3) voting in person at the special meeting.

Opinion of Pacific Liberty's Financial Advisor (Page 33)

        Among other factors considered in deciding to approve the merger, the Pacific Liberty board of directors received the written opinion dated June 3, 2005, of Pacific Liberty's financial advisor, Carpenter & Company, that, as of that date and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be received by shareholders of Pacific Liberty was fair to the shareholders of Pacific Liberty from a financial point of view. The opinion of Carpenter & Company, dated as of June 3, 2005, is attached as Appendix B. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Carpenter & Company in providing its opinion. Upon consummation of the merger, Pacific Liberty will pay a cash fee equal to 1.0% of the value of the merger consideration to Carpenter & Company for its services relating to the merger.

The Pacific Liberty Board of Directors Recommends that You Approve the Merger (Page 29)

        Based on Pacific Liberty's reasons for the merger described in this document, including Carpenter & Company's fairness opinion, the Pacific Liberty board of directors believes that the merger is in your best interests as a shareholder of Pacific Liberty and unanimously recommends that you vote "FOR" the proposal to approve the principal terms of the merger agreement.

Conditions to Completion of the Merger (Page 50)

        The completion of the merger depends on a number of conditions being met, including:

  •
  that Pacific Liberty will have shareholders' equity of not less than $15.7 million and an allowance for loan losses of not less than $1.3 million as of the last business day of the last month before closing;

  •
  approval of the merger agreement by Pacific Liberty shareholders;

  •
  performance of the obligations of Pacific Liberty shareholders who are party to shareholder agreements;

  •
  receipt of required regulatory approvals, including approval by the OCC and the FDIC, without certain materially adverse or harmful restrictions or conditions;

  •
  absence of an injunction or regulatory prohibition to completion of the merger;

  •
  the filing and effectiveness of a Form S-4 with the SEC in connection with the issuance of First Community common stock in the merger;

  •
  the receipt of approval for quotation from Nasdaq for the First Community common stock to be issued in the merger;

  •
  receipt by each party of an opinion from such party's tax counsel that the merger will qualify as a tax-free reorganization;

  •
  accuracy of the respective representations and warranties of Pacific Liberty and First Community, subject to exceptions that would not have a material adverse effect on Pacific Liberty or First Community; and

  •
  compliance in all material respects by Pacific Liberty and First Community with their respective covenants in the merger agreement.

        Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

We May Decide Not to Complete the Merger (Page 52)

        Pacific Liberty and First Community can agree at any time not to complete the merger, even if you have voted to approve the principal terms of the merger agreement. Also, either of us can decide, without the consent of the other, not to complete the merger in a number of other situations, including:

  •
  the final denial of a required regulatory approval;

  •
  failure of the Pacific Liberty shareholders to approve the principal terms of merger agreement;

  •
  failure to complete the merger by December 31, 2005; and

  •
  breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, if the breach is of the sort that would permit the terminating party to not complete the merger and the breach is not cured within 30 days of notice of the breach.

        Further, First Community can decide not to complete the merger, even if you have voted to approve the principal terms of the merger agreement, if the final measuring price of First Community common stock is above $46.98 and such increase is a 15% greater increase than an increase in the Nasdaq Bank Index (symbol: IXBK) over the same period, if any, and Pacific Liberty does not agree to adjust the amount of shares of First Community stock to be received by Pacific Liberty shareholders. See "The Merger—Consideration to be Received in the Merger—Adjustment in the Event of a Disproportionate Change" on page 32 below.

        In addition, Pacific Liberty can decide not to complete the merger, even if you have voted to approve the principal terms of the merger agreement, if the final measuring price of First Community common stock is below $42.50 per share, and such decline is a 15% greater decline than a decline in the Nasdaq Bank Index over the same period, and First Community does not agree to adjust the amount of consideration to be received by Pacific Liberty shareholders. See "The Merger—Consideration to be Received in

the Merger—Adjustment in the Event of a Disproportionate Change" on page 32 below.

Termination Fee (Page 53)

        Under certain conditions, Pacific Liberty may owe to First Community a termination fee of $1.2 million if the merger agreement is terminated. The merger agreement requires Pacific Liberty to pay the termination fee to First Community if:

  •
  First Community terminates because of:

•
Pacific Liberty's discussions with a third party regarding a competing acquisition proposal or failure to reject a publicly disclosed takeover offer; or

•
Pacific Liberty's board of directors failure to recommend the merger to shareholders or its withdrawal of or change in its recommendation; or

•
Pacific Liberty terminates because shareholder approval of the merger has not been received at the special meeting after a competing acquisition proposal or intention to make an acquisition proposal shall have been publicly announced.

        Under certain conditions, either First Community or Pacific Liberty may owe to the other party liquidated damages if the merger agreement is terminated due to breach.

We May Amend the Terms of the Merger and Waive Some Conditions (Page 53)

        First Community and Pacific Liberty may jointly amend the terms of the merger agreement, and each of us may waive our right to require the other party to adhere to those terms, to the extent legally permissible. However, after you approve the principal terms of the merger agreement, any subsequent amendment or waiver that reduces or changes the amount or form of the consideration that you will receive as a result of the merger cannot be completed without your prior approval.

Pacific Liberty Shareholders May Have Appraisal Rights (Page 85)

        Under California law, you may have the right to dissent from the merger and to have the appraised fair market value of your shares of Pacific Liberty common stock paid to you in cash. You will have the right to seek appraisal of the value of your Pacific Liberty shares and be paid the appraised value if you: (1) do not vote in favor of the merger; (2) make written demand to Pacific Liberty within 30 days of the mailing of the notice of approval of the merger; (3) submit your Pacific Liberty stock certificates to Pacific Liberty within 30 days after the mailing of the notice of approval of the merger by the outstanding shares; and (4) otherwise comply with the provisions governing dissenters' rights under California law.

        If you dissent from the merger and the conditions outlined above are met, your shares of Pacific Liberty will not be exchanged for shares of First Community common stock in the merger, and your only right will be to receive the fair market value of your shares as determined by mutual agreement between you and Pacific Liberty or by appraisal if you are unable to agree. You should be aware that submitting a signed proxy card without indicating a vote with respect to the merger will be deemed a vote "for" the merger and a waiver of your dissenters' rights. A vote "against" the merger does not dispense with the other requirements to request an appraisal under California law.

        The appraised value may be more or less than the consideration you would receive under the terms of the merger agreement.

        For more detailed information about your rights under California law, see "Dissenters' Rights."

In Order to Complete the Merger, We Must First Obtain Regulatory Approval (Page 39)

        In order to complete the merger, First Community and Pacific Liberty must first obtain the prior written approval of the OCC and the FDIC for the merger contemplated hereby. The applications for OCC and FDIC approval are currently pending. In addition, we must receive an exemption from the California Department of Financial Institutions. Further, the Federal Reserve Bank of San Francisco must confirm that prior approval of the Board of Governors of the Federal Reserve System is not required under the Bank Holding Company Act. A request for their confirmation will be filed in due course.

Selected Consolidated Financial Information of First Community

        First Community is providing the following information to aid you in your analysis of the financial aspects of the merger. First Community derived the information as of and for the years ended December 31, 2000 through December 31, 2004 from its historical audited consolidated financial statements for these fiscal years. First Community derived the financial information for the six months ended June 30, 2005 and June 30, 2004 from its unaudited condensed consolidated financial statements that include, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the results of operations. The audited and unaudited consolidated financial information contained herein is the same historical financial information that First Community has presented in its prior filings with the SEC.

        The operating results for the six months ended June 30, 2005 are not necessarily indicative of the operating results that may be expected for the year ended December 31, 2005. First Community expects that it will incur merger and restructuring expenses as a result of the acquisition of Pacific Liberty, as well as for the proposed acquisition of First American Bank. This information is only a summary, and you should read it in conjunction with First Community's consolidated financial statements and notes thereto contained in First Community's 2004 Annual Report on Form 10-K, which has been incorporated by reference into this document. See the section entitled "Sources of Additional Information" immediately preceding the table of contents.

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(dollars in thousands, except per share data)
Consolidated Statements of Earnings Data:
Interest income	$82,899	$64,223	$140,147	$112,881	$83,903	$43,114	$28,831
Interest expense	10,102	6,548	14,417	12,647	14,156	11,279	7,932

Net interest income	72,797	57,675	125,730	100,234	69,747	31,835	20,899
Provision for credit losses	1,420	200	465	300	—	639	520

Net interest income after provision for credit losses	71,377	57,475	125,265	99,934	69,747	31,196	20,379
Noninterest income	6,833	8,156	16,914	19,456	12,684	5,205	2,462
Noninterest expense	40,843	38,207	81,520	65,639	54,302	25,915	18,134

Earnings before income taxes	37,367	27,424	60,659	53,751	28,129	10,486	4,707
Income taxes	15,287	11,086	24,296	21,696	11,217	4,376	2,803

Net earnings	$22,080	$16,338	$36,363	$32,055	$16,912	$6,110	$1,904

Basic earnings per share	$1.39	$1.06	$2.34	$2.08	$1.64	$1.30	$0.49
Diluted earnings per share	1.36	1.02	2.27	2.02	1.58	1.23	0.47
Consolidated Balance Sheet Data:
Total cash and cash equivalents	102,978	123,309	319,281	104,568	124,366	104,703	52,655
Time deposits in financial institutions	94	2,295	702	311	1,041	190	495
Investments	241,270	301,086	269,507	432,318	325,858	128,593	46,313
Loans, net of deferred fees and costs	2,162,222	1,950,101	2,118,171	1,595,837	1,424,396	501,740	250,552
Total assets	2,843,203	2,721,810	3,046,854	2,428,360	2,118,162	770,506	358,349
Total deposits	2,186,459	2,151,306	2,432,390	1,949,669	1,738,621	677,167	316,938
Total borrowings	233,754	191,254	211,654	113,498	40,401	29,970	9,937
Total shareholders' equity	393,236	349,200	373,876	337,563	316,292	55,297	27,772

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
	2005(1)	2004(1)	2004	2003	2002	2001	2000
	(dollars in thousands, except per share data)
Other Data:
Dividends declared per share	$0.47	$0.4075	$0.85	$0.68	$0.54	$0.36	$0.36
Dividends payout ratio	34.56%	39.95%	37.33%	33.42%	34.18%	29.27%	76.60%
Book value per share	$23.88	$21.71	$22.98	$21.24	$20.68	$10.48	$6.99
Shareholders' equity to assets at period end	13.83%	12.83%	12.27%	13.94%	14.94%	7.18%	7.75%
Return on average assets	1.56%	1.28%	1.35%	1.41%	1.14%	0.92%	0.56%
Return on average equity	11.7%	9.6%	10.36%	9.84%	9.66%	16.33%	7.01%
Net interest margin	6.08%	5.40%	5.58%	5.24%	5.41%	5.32%	6.81%
Non-performing assets to total assets	0.70%	0.31%	0.29%	0.31%	0.63%	1.01%	0.92%
Allowance for loan losses to total loans	1.33%	1.42%	1.26%	1.51%	1.66%	2.23%	1.56%
Net charge-offs (recoveries) to average loans	(0.05)%	0.05%	0.08%	0.10%	0.16%	1.60%	0.27%
Non-performing loans to total loans	0.92%	0.44%	0.42%	0.46%	0.72%	0.93%	0.91%
Allowance for loan losses to non-performing loans	144.1%	322.7%	299.4%	325.9%	227.4%	239.9%	173.1%

(1)
Ratios have been annualized.

Selected Financial Data of Pacific Liberty Bank

        The following selected financial data with respect to Pacific Liberty's statements of financial position as of December 31, 2004 and 2003 and its statements of income for the years ended December 31, 2004 and 2003 have been derived from the audited financial statements included with this proxy statement-prospectus in Appendix D. This information should be read in conjunction with such financial statements and the notes thereto. The summary financial data with respect to Pacific Liberty's statements of financial position as of December 31, 2002, 2001 and 2000 and its statements of income for the years ended December 31, 2002, 2001 and 2000 have been derived from Pacific Liberty's audited financial statements, which are not presented herein. The summary financial data at and for the periods ended June 30, 2005 and 2004 are unaudited and have been derived from Pacific Liberty's unaudited financial statements included with this proxy statement-prospectus in Appendix E. The operating results for the six months ended June 30, 2005 are not necessarily indicative of the operating results that may be expected for the year ended December 31, 2005.

	At or for the Six Months Ended June 30,		At or for the Years ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(dollars in thousands except per share data)
Summary of Operations:
Interest income	$4,770	$2,888	$6,762	$4,524	$4,231	$3,529	$2,563
Interest expense	939	473	1,129	1,032	1,438	1,472	853

Net interest income	3,831	2,415	5,633	3,492	2,793	2,057	1,710
Provision for loan losses	208	198	444	237	217	184	178

Net interest income after provision for loan losses	3,623	2,217	5,189	3,255	2,576	1,873	1,532
Noninterest income	1,409	943	2,020	1,329	991	545	254
Noninterest expense	2,327	1,777	3,881	3,019	2,547	1,967	1,379

Income before income taxes	2,705	1,383	3,328	1,565	1,020	451	407
Income taxes	1,039	522	1,249	601	392	1	1

Net income	$1,666	$861	$2,079	$964	$628	$450	$406

Cash dividends	$—	$—	$—	$—	$—	$—	$—
Per Share Data:
Net income—basic	$1.77	$0.93	$2.23	$1.65	$1.12	$0.80	$0.72
Net income—diluted	$1.57	$0.87	$1.99	$1.53	$1.07	$0.80	$0.72
Book value	$17.70	$14.27	$15.93	$13.81	$11.06	$9.81	$8.97
Balance Sheet Summary:
Total assets	$151,029	$123,543	$132,632	$98,294	$78,738	$59,844	$38,324
Total deposits	132,871	109,393	116,595	84,656	71,803	54,128	33,181
Investments	21,511	23,960	22,236	23,774	6,148	16,050	5,741
Loans, net of deferred fees	119,900	84,069	102,841	64,714	57,163	34,972	20,605
Allowance for loan losses	1,460	1,005	1,250	789	659	439	280
Total shareholders' equity	16,709	13,316	15,033	12,810	6,229	5,525	5,053
Selected Ratios:(1)
Return on average assets	2.31%	1.56%	1.70%	1.12%	0.87%	0.88%	1.36%
Return on average equity	20.99%	13.02%	15.12%	13.65%	10.49%	8.38%	8.37%
Net interest margin	5.67%	4.72%	4.96%	4.43%	4.12%	4.30%	6.16%
Non-performing loans to total loans	0.29%	—	—	—	—	—	—
Non-performing assets to total assets	0.23%	—	—	—	—	—	—
Allowance for loan losses to non-performing loans	420.75%	N/A	N/A	N/A	N/A	N/A	N/A
Shareholder's equity to assets	11.06%	10.78%	11.00%	13.03%	7.91%	9.23%	13.18%

(1)
Ratios have been annualized.

Comparative Per Share Data

        The following table presents certain historical per share data of First Community and Pacific Liberty and certain unaudited pro forma per share data that reflect the combination of First Community and Pacific Liberty as if it occurred on January 1, 2004, using the purchase method of accounting. This data should be read in conjunction with First Community's audited and unaudited consolidated financial statements incorporated by reference in this proxy statement-prospectus and Pacific Liberty's audited and unaudited financial statements, notes thereto and management's discussion and analysis of financial condition and results of operations included in Appendices D and E in this proxy statement-prospectus. The unaudited data for both First Community and Pacific Liberty as of and for the six months ended June 30, 2005, are not indicative of future results of operations or financial condition. The unaudited pro forma data for First Community and Pacific Liberty combined and Pacific Liberty Equivalent neither necessarily indicate the operating results that would have occurred had the combination of First Community and Pacific Liberty actually occurred on January 1, 2004, nor do they indicate future results of operations or financial condition.

        The pro forma First Community and Pacific Liberty combined net earnings per common share has been computed based on the historical number of average outstanding common shares of First Community plus the number of outstanding common shares of Pacific Liberty adjusted by the exchange ratio of 0.812. The pro forma Pacific Liberty equivalent net earnings per share represents the pro forma First Community and Pacific Liberty combined net earnings per share multiplied by the exchange ratio of 0.812. The pro forma First Community and Pacific Liberty combined dividends per share represent the First Community historical dividends per share. The pro forma Pacific Liberty equivalent dividends declared per share represent the pro forma First Community and Pacific Liberty combined dividends declared per share multiplied by the exchange ratio of 0.812. The pro forma First Community and Pacific Liberty combined book value per common share amounts are based upon the pro forma total shareholders' equity of First Community and Pacific Liberty at the respective balance sheet dates, divided by the total pro forma number of First Community common shares outstanding assuming the conversion of Pacific Liberty common stock into First Community common stock at the exchange ratio of 0.812. The pro forma Pacific Liberty equivalent book value per common share represents the pro forma First Community and Pacific Liberty Combined book value per common share multiplied by the exchange ratio of 0.812.

	As of and for the Six Months Ended June 30, 2005
			Pro Forma
	First Community	Pacific Liberty	First Community and Pacific Liberty Combined	Pacific Liberty Equivalent
Net earnings per common share:
Basic	$1.39	$1.77	$1.41	$1.14
Diluted	$1.36	$1.57	$1.37	$1.11
Dividends declared per share	$0.47	—	$0.47	$0.38
Book value per common share	$23.88	$17.70	$24.93	$20.24
	As of and for the Year Ended December 31, 2004
			Pro Forma
	First Community	Pacific Liberty	First Community and Pacific Liberty Combined	Pacific Liberty Equivalent
	(Unaudited)
Net earnings per common share:
Basic	$2.34	$2.23	$2.34	$1.90
Diluted	$2.27	$1.99	$2.26	$1.84
Dividends declared per share	$0.8475	—	$0.8475	$0.6882
Book value per common share	$22.98	$15.93	$23.87	$19.38

Market Price Data and Dividend Information

Comparative Market Price Information

        The following table presents trading information for First Community common stock on the Nasdaq National Market System and Pacific Liberty common stock on the Over-the-Counter Bulletin Board on June 8, 2005. June 8, 2005 was the last trading day prior to the announcement of the signing of the merger agreement. August 31, 2005 was the last practical trading day for which information was available prior to the date of the printing of this proxy statement-prospectus.

	Closing Sales Price
	First Community	Pacific Liberty(1)	Pacific Liberty Equivalent(2)
Price per share:
June 8, 2005	$45.00	$37.25	$38.39
August 31, 2005	$47.20	$37.30	$38.33

(1)
The last trade on August 31, 2005 in Pacific Liberty common stock on the Over-the-Counter Bulletin Board prior to the date of this proxy statement-prospectus was for 300 shares, at a sales price of $37.30 per share. The "bid" and "asked" prices as of August 31, 2005, were $37.30 and $38.50, respectively.

(2)
The equivalent price per share data for Pacific Liberty common stock has been determined by multiplying the last reported sale price of a share of First Community common stock on each of these dates by an exchange ratio, 0.853. This exchange ratio was calculated by dividing the agreed upon purchase price per share of Pacific Liberty common stock within the "collar," $38.15, by $44.74, the average closing price of First Community common stock over the fifteen trading-day period ending on the business day prior to the signing of the merger agreement.

        You should obtain current market quotations for First Community common stock. The market price of First Community common stock will probably fluctuate between the date of this document and the date on which the merger is completed and after the merger. Because the market price of First Community common stock is subject to fluctuation, the value of the shares of First Community common stock that you may receive in the merger may increase or decrease prior to and after the merger.

Historical Market Prices and Dividend Information

  First Community

        First Community common stock is listed on the Nasdaq National Market System under the symbol "FCBP." The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of First Community common stock as reported on the Nasdaq National Market System, and the dividends per share of First Community common stock.

Quarter Ended	High	Low	Dividends Declared
2003:
First quarter	$33.33	$28.00	$0.15
Second quarter	$31.80	$28.67	$0.15
Third quarter	$35.00	$29.56	$0.188
Fourth quarter	$37.66	$33.95	$0.188
2004:
First quarter	$40.68	$36.00	$0.188
Second quarter	$39.97	$32.02	$0.22
Third quarter	$43.65	$37.38	$0.22
Fourth quarter	$43.99	$39.56	$0.22
2005:
First quarter	$39.00	$46.20	$0.22
Second quarter	$48.95	$41.18	$0.25
Third quarter (through August 31, 2005)	$51.62	$46.80	$0.25

        The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of First Community and its subsidiaries, applicable government regulations and other factors deemed relevant by the First Community board of directors.

  Pacific Liberty

        Pacific Liberty common stock is listed on the Over-the-Counter Bulletin Board under the symbol "PCLB.OB." The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Pacific Liberty common stock as reported on the Over-the-Counter Bulletin Board. During the periods below, Pacific Liberty did not declare or pay any dividends.

Quarter Ended	High	Low	Dividends
2003:
First quarter	$14.00	$13.40	—
Second quarter	$17.00	$13.80	—
Third quarter	$20.00	$15.25	—
Fourth quarter	$23.00	$16.00	—
2004:
First quarter	$23.75	$22.00	—
Second quarter	$24.25	$21.50	—
Third quarter	$33.00	$23.75	—
Fourth quarter	$39.00	$28.25	—
2005:
First quarter	$40.00	$33.75	—
Second quarter	$40.00	$33.00	—
Third quarter (through August 31, 2005)	$40.50	$37.30	—

Risk Factors

        By voting in favor of the principal terms of the merger, you will be choosing to invest in the common stock of First Community, as a combined company with Pacific Liberty, and receive First Community common stock in exchange for your shares of Pacific Liberty common stock. An investment in the combined company's common stock contains a high degree of risk. In addition to the other information included in this proxy statement-prospectus, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the matters described below in determining whether to approve the principal terms of the merger agreement.

Risks Related to the Merger

The value of the merger consideration to be paid in First Community common stock will fluctuate based on the price of First Community stock.

        The price of First Community common stock you receive in the merger may vary from the price of First Community common stock stated on the date the merger was announced, on the date that this proxy statement-prospectus is mailed to Pacific Liberty shareholders, and on the date of the special meeting of Pacific Liberty shareholders. Any change in the price of First Community common stock prior to the determination date may affect the value of the merger consideration that you will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in First Community's businesses, operations and prospects, regulatory considerations and completion of the merger. Many of these factors are beyond First Community's control. You should obtain current market quotations for First Community common stock.

The merger exchange ratio will not be determined until the time of the merger because the final measuring price of First Community common stock used to calculate the merger exchange ratio will not be determined until immediately prior to the closing date.

        The merger exchange ratio depends on the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing of the merger, referred to as the final measuring price, which will not be known until after the special meeting of Pacific Liberty shareholders. As a result, you will not know the number of shares of First Community common stock you will receive in the merger at the time you vote on the proposal to approve the principal terms of the merger agreement.

If First Community is unable to integrate its operations successfully, its business and earnings may be negatively affected.

        The merger involves the integration of companies that have previously operated independently. Successful integration of Pacific Liberty's operations will depend primarily on First Community's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that First Community will be able to integrate its operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of its respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings and revenue enhancements are projected to come from various areas that First Community's management has identified through the due diligence and integration planning process. The elimination and consolidation of duplicate tasks are projected to result in annual cost savings. If First Community has difficulties with the integration, it might not achieve the economic benefits it expects to result from the merger, and this may hurt its business and earnings. In addition, First Community may experience greater than expected costs or difficulties relating to the integration of the business of Pacific Liberty, and/or may not realize expected cost savings from the merger within the expected time frame. First Community acquired First American Bank on August 12, 2005, and will face similar challenges integrating the operations of that company into First Community.

Shares eligible for future sale could have a dilutive effect.

        Shares of First Community common stock eligible for future sale, including those that may be issued in the acquisition of Pacific Liberty and and any other offering of First Community common stock for cash, including shares issued to raise funds related to the First American Bank acquisition, could have a dilutive effect on the market for First Community common stock and could adversely affect market prices.

        As of August 31, 2005, there were 30,000,000 shares of First Community common stock authorized, of which approximately 16,813,040 shares were outstanding, excluding 409,498 shares of unvested restricted stock and 5,000,000 shares of preferred stock, of which none were outstanding. An estimated 766,697 additional shares will be issued to Pacific Liberty shareholders in the merger, based on the closing price of First Community common stock on August 31, 2005 and the number of shares of Pacific Liberty common stock outstanding on August 31, 2005. In addition, Pacific Liberty option holders currently hold outstanding options to purchase 289,225 shares of Pacific Liberty common stock which, if exercised prior to the closing of the merger, would result in the issuance of additional shares of First Community common stock. Furthermore, up to 2,655,320 shares remain and may be issued pursuant to a registration statement filed with the SEC on Form S-3 for the purpose of raising cash to fund acquisitions of banks, including First American Bank, and other financial institutions, as well as for general corporate purposes.

Pacific Liberty's directors and executive officers might have additional interests in the merger.

        In deciding how to vote on the proposal to approve the merger agreement, you should be aware that Pacific Liberty's directors and executive officers might have interests in the merger that are different from, or in addition to, the interests of Pacific Liberty shareholders generally. See "The Merger—Interests of Certain Persons in the Merger." Pacific Liberty's board of directors was aware of these interests and considered them when it adopted the merger agreement.

Risks Related to First Community Following Completion of the Merger

        Unless otherwise specified, references to "we," "our" and "us" in this subsection mean First Community and its subsidiaries on a consolidated basis.

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

        Changes in the interest rate environment may reduce our profits. It is expected that we will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that we can minimize our interest rate risk. In addition, while an increase in the general level of interest rates may increase our net interest margin and loan yield, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

We face strong competition from financial services companies and other companies that offer banking services which could negatively affect our business.

        We conduct our banking operations primarily in Southern California. Increased competition in our market may result in reduced loans and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the same banking services that we offer in our service area. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including without limitation, savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, our competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and ATMs and conduct extensive promotional and advertising campaigns.

        Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. We also face competition from out-of-state financial intermediaries that have opened low-end production offices or that solicit deposits in our market areas. If we are unable to attract and retain banking customers, we may be unable to continue to grow our loan and deposit portfolios and our results of operations and financial condition may otherwise be adversely affected.

Changes in economic conditions, in particular an economic slowdown in Southern California, could materially and negatively affect our business.

        Our business is directly impacted by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond our control. A deterioration in economic conditions, whether caused by national or local concerns, in particular an economic slowdown in Southern California, could result in the following consequences, any of which could hurt our business materially: loan delinquencies may increase; problem assets and foreclosures may increase; demand for our products and services may decrease; low cost or noninterest bearing deposits may decrease; and collateral for loans made by us, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with our existing loans. The State of California and certain local governments in our market area continue to face fiscal challenges upon which the long-term impact on the State's or the local economy cannot be predicted.

A downturn in the real estate market could negatively affect our business.

        A downturn in the real estate market could negatively affect our business because a significant portion (approximately 66% as of June 30, 2005) of our loans are secured by real estate. Our ability to recover on defaulted loans by selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans.

        Substantially all of our real property collateral is located in Southern California. If there is a significant decline in real estate values, especially in Southern California, the collateral for our loans would provide less security. Real estate values could be affected by, among other things, an economic slowdown, an increase in interest rates, earthquakes and other natural disasters particular to California.

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

        We currently depend heavily on the services of our chairman, John Eggemeyer, our chief executive officer, Matthew Wagner, and a number of other key management personnel. The loss of Mr. Eggemeyer's or Mr. Wagner's services or that of other key personnel could materially and adversely affect our results of operations and financial condition. Our success also depends in part on our ability to attract and retain additional qualified management personnel. Competition for such personnel is strong in the banking industry and we may not be successful in attracting or retaining the personnel we require.

We are subject to extensive regulation which could adversely affect our business.

        Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. There are currently proposed laws, rules and regulations that, if adopted, would impact our operations. There can be no assurance that these proposed laws, rules and regulations, or any other laws, rules or regulations, will not be adopted in the future, which could (i) make compliance much more difficult or expensive, (ii) restrict our ability to originate, broker or sell loans or accept certain deposits, (iii) further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by us, or (iv) otherwise adversely affect our business or prospects for business.

We are exposed to transactional, currency and legal risk related to our foreign loans that is in addition to risks we face on loans to U.S.-based borrowers.

        A portion of our loan portfolio is represented by credit we extend and loans we make to businesses located outside the United States, predominantly in Mexico. These loans, which include commercial loans, real estate loans and credit extensions for the financing of international trade, are subject to risks in addition to risks we face with our loans to businesses located in the United States including, but not limited to, currency risk, transaction risk, country risk and legal risk. While these loans are denominated in U.S. dollars, the ability of the borrower to repay may be affected by fluctuations in the borrower's home country currency relative to the U.S. dollar. Additionally, while most of our foreign loans are insured by U.S.-based institutions, guaranteed by a U.S.-based entity, or collateralized with U.S.-based assets or real property, our ability to collect in the event of default is subject to a number of conditions and we may not be successful in obtaining partial or full repayment. Furthermore, foreign laws may restrict our ability to foreclose on, take a security interest in, or seize collateral located in the foreign country.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

        In the course of our business, we may own or foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our ability to pay dividends is restricted by law and contractual arrangements and depends on capital distributions from our subsidiary banks which are subject to regulatory limits.

        Our ability to pay dividends to our shareholders is subject to the restrictions set forth in California law. In addition, our ability to pay dividends to our shareholders is restricted in specified circumstances under indentures governing the trust preferred securities we have issued and under the revolving credit agreements to which we are a party. We cannot assure you that we will meet the criteria specified under California law or under these agreements in the future, in which case we may reduce or stop paying dividends on our common stock.

The primary source of our income from which we pay dividends is the receipt of dividends from our subsidiary banks.

        The availability of dividends from our subsidiary banks is limited by various statutes and regulations. It is possible, depending upon the financial condition of the bank in question, and other factors, that the Board of Governors of the Federal Reserve System, and/or the Office of the Comptroller of the Currency, could assert that payment of dividends or other payments is an unsafe or unsound practice. In the event our subsidiaries were unable to pay dividends to us, we in turn would likely have to reduce or stop paying dividends on our common stock. Our failure to pay dividends on our common stock could have a material adverse effect on the market price of our common stock.

Only a limited trading market exists for our common stock which could lead to price volatility.

        Our common stock was designated for quotation on the Nasdaq National Market in June 2000 and trading volumes since that time have been modest. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market of our common stock. In addition, even if a more active market in our common stock develops, we cannot assure you that such a market will continue or that shareholders will be able to sell their shares.

Our allowance for credit losses may not be adequate to cover actual losses.

        In accordance with accounting principles generally accepted in the United States, we maintain an allowance for loan losses to provide for loan defaults and non-performance and a reserve for unfunded loan commitments, which when combined, we refer to as the allowance for credit losses. Our allowance for credit losses may not be adequate to cover actual credit losses, and future provisions for credit losses could materially and adversely affect our operating results. Our allowance for credit losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for credit losses. While we believe that our allowance for credit losses is adequate to cover current losses, we cannot assure you that we will not further increase the allowance for credit losses or that regulators will not require us to increase this allowance. Either of these occurrences could materially adversely affect our earnings.

Concentrated ownership of our common stock creates a risk of sudden changes in our share price.

        As of the record date, directors and members of our executive management team owned or controlled approximately 19.1% of our common stock, excluding shares that may be issued to executive officers upon vesting of restricted and performance stock awards and including vested stock options and stock options scheduled to vest through October 25, 2005. Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. The sale by any of our large shareholders of a significant portion of that shareholder's holdings could have a material adverse effect on the market price of our common stock. In addition, the registration of any significant amount of additional shares of our common stock will have the immediate effect of increasing the public float of our common stock and any such increase may cause the market price of our common stock to decline or fluctuate significantly.

Our largest shareholder is a registered bank holding company and the activities and regulation of such shareholder may affect the permissible activities of First Community.

        Castle Creek Capital, LLC, which we refer to as Castle Creek, is controlled by our chairman, John M. Eggemeyer, and such persons beneficially owned approximately 14.0% of First Community's common stock as of August 31, 2005. Castle Creek is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is regulated by the Board of Governors of the Federal Reserve System, or FRB. Under FRB guidelines, holding companies must be a "source of strength" for their subsidiaries. Regulation of Castle Creek by the FRB may adversely affect the activities and strategic plans of First Community should the FRB determine that Castle Creek or any other company in which Castle Creek has invested has engaged in any unsafe or unsound banking practices or activities. While we have no reason to believe that the FRB is proposing to take any action with respect to Castle Creek that would adversely affect First Community, we remain subject to such risk.

Cautionary Statement Regarding Forward-Looking Statements

        This proxy statement-prospectus, any supplement and any documents incorporated by reference may contain certain forward-looking statements about Pacific Liberty Bank or First Community and its subsidiaries, which statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community. Readers are cautioned that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

  •
  planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame;

  •
  revenues are lower than expected;

  •
  an increase in the provision for loan losses resulting from credit quality deterioration;

  •
  competitive pressure among depository institutions increases significantly;

  •
  First Community's ability to successfully execute announced or future acquisitions or to receive regulatory approvals on the terms expected or on the anticipated schedule or at all,

  •
  First Community's ability to integrate acquired entities and businesses and to achieve expected synergies, operating efficiencies or other benefits within expected time-frames or at all, or within expected cost projections;

  •
  the possibility that personnel changes will not proceed as planned;

  •
  the cost of additional capital is more than expected;

  •
  a change in the interest rate environment reduces interest margins;

  •
  asset/liability repricing risks and liquidity risks;

  •
  pending legal matters may take longer or cost more to resolve or may be resolved adversely to First Community;

  •
  general economic conditions, either nationally or in the market areas in which First Community does or anticipates doing business, are less favorable than expected;

  •
  the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq;

  •
  legislative or regulatory requirements or changes adversely affect Pacific Liberty's or First Community's business; and

  •
  changes in the securities markets.

        If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Pacific Liberty's or First Community's results could differ materially from those expressed in, implied or projected by, such forward-looking statements. Neither Pacific Liberty nor First Community assume any obligation to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled "Risk Factors" in this proxy statement-prospectus, "Risk Factors" in the applicable prospectus supplement and "Certain Business Risks" in First Community's most recent Form 10-K (incorporated by reference in this proxy statement-prospectus) and similar sections in First Community's future filings which are incorporated by reference in this proxy statement-prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. Pacific Liberty and First Community caution the reader that these risk factors may not be exhaustive. Pacific Liberty and First Community operate in a continually changing business environment, and new risk factors emerge from time to time. Neither management of Pacific Liberty nor First Community can predict such new risk factors, nor can they assess the impact, if any, of such new risk factors on Pacific Liberty's or First Community's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

The Special Meeting of Pacific Liberty Bank Shareholders

Introduction

        This proxy statement-prospectus constitutes the proxy statement of Pacific Liberty Bank, which we refer to as Pacific Liberty, for use at the special meeting of Pacific Liberty's shareholders to be held on October 6, 2005, at the Beach Office, 19950 Beach Boulevard, Huntington Beach, California, at 6:00 p.m., and any adjournments thereof.

        At the special meeting, the shareholders of Pacific Liberty will consider and vote upon a proposal to approve the principal terms of an Agreement and Plan of Merger dated as of June 9, 2005, which is included as Appendix A.

        Pursuant to the merger agreement, PLB Acquisition Corp., a California corporation and a wholly-owned subsidiary of First Community, will merge with and into Pacific Liberty, a California corporation, and immediately thereafter Pacific Liberty will merge with and into Pacific Western National Bank, a California corporation and a wholly-owned subsidiary of First Community, which we refer to as Pacific Western.

        As a result of the merger, Pacific Liberty will cease to exist as a separate corporation and you will have the right to become a shareholder of First Community. We refer to the transaction as the merger. We expect to complete the merger in the fourth quarter of 2005. When we complete the merger, for each share of Pacific Liberty common stock you own, you will receive a fraction of a share of First Community common stock in exchange.

        All information contained in this proxy statement-prospectus with respect to Pacific Liberty has been supplied by Pacific Liberty. All information contained in this proxy statement-prospectus with respect to First Community has been supplied by First Community.

        This proxy statement-prospectus is first being mailed to shareholders of Pacific Liberty on or about September 6, 2005.

Record Date

        The close of business on August 26, 2005 was the record date for determining Pacific Liberty shareholders entitled to receive notice of and to vote at the special meeting.

Voting

        On the record date, there were 944,208 shares of Pacific Liberty common stock outstanding held by 300 holders of record. Each holder of Pacific Liberty common stock is entitled to one vote for each share of Pacific Liberty common stock in that holder's name on Pacific Liberty's books as of the record date on any matter submitted to the vote of the Pacific Liberty shareholders at the special meeting. The approval of the principal terms of the merger agreement will require the affirmative vote, in person or by proxy, of a majority of the outstanding shares of Pacific Liberty common stock. Authorization to adjourn the special meeting, if necessary, to solicit additional proxies requires the favorable vote of a majority of the shares represented at the special meeting.

        Shares of Pacific Liberty common stock that are not represented in person or by proxy at the special meeting shall not be counted in determining whether a quorum is present and shall not be deemed present at the special meeting. Proxies submitted by any shareholder that are unmarked as to any matter shall be voted in favor of the merger in accordance with the recommendation of the board of directors of Pacific Liberty. Abstentions and broker non-votes are counted towards a quorum, but abstentions and broker non-votes are the equivalent of "against" votes with respect to the approvals of the merger and authority to vote for adjournments to solicit additional proxies.

Adjournments

        Although it is not anticipated, the special meeting may be adjourned for the purpose of soliciting additional proxies in favor of the merger. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of Pacific Liberty common stock present in person or represented by proxy at the special meeting, whether or not a quorum exits. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Pacific Liberty's shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Revocation of Proxies

        Any proxy in the form enclosed for Pacific Liberty shareholders that is properly completed and returned in time for voting with a choice specified thereon will be voted in accordance with that specification.

        Pacific Liberty shareholders may revoke a proxy at any time by: (i) sending written notice of revocation to the Secretary of Pacific Liberty prior to the special meeting; (ii) executing and delivering a proxy for the special meeting bearing a later date; or (iii) attending the special meeting and voting in person.

        Proxies which do not provide the proxyholders with direction in voting on the merger or with respect to adjournments will be voted in favor of the merger and in favor of granting authority to adjourn the special meeting, in accordance with the recommendation of the board of directors of Pacific Liberty, and Pacific Liberty shareholders who have provided such proxies will not be eligible to assert their dissenters' rights.

Proxy Solicitation

        The accompanying proxy is being solicited by the board of directors of Pacific Liberty. Pacific Liberty will bear the entire cost of solicitation of proxies from holders of its shares. In addition to the solicitation of proxies by mail, certain officers, directors and employees of Pacific Liberty, without extra remuneration, may also solicit proxies in person, by telephone, facsimile or otherwise. Pacific Liberty will pay printing, postage and mailing costs for preparation and mailing of the proxy statement-prospectus. All other costs, including legal and accounting fees, shall be borne by the party incurring such costs.

Outstanding Voting Securities

        Pacific Liberty has only one class of voting securities outstanding, Pacific Liberty common stock. Shareholders of record entitled to notice of and to vote at the special meeting have been determined as of the record date, August 26, 2005, and, as of such date, 944,208 shares of Pacific Liberty common stock were outstanding, all of which are entitled to vote at the special meeting.

        The following table sets forth certain information regarding the beneficial ownership of Pacific Liberty common stock, as of August 26, 2005, by: (i) each Pacific Liberty director; and (ii) all Pacific Liberty directors and executive officers as a group. There is no person not included below who owns more than 5% of Pacific Liberty's outstanding common stock.

        Each of the Pacific Liberty shareholders listed individually below has agreed to vote his or her shares in favor of the principal terms of the merger agreement, as more fully described in the "The Merger Agreement—Shareholder Agreements."

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Number of Shares Subject to Vested Stock Options(3)	Percentage of Class(3)
Directors
Kenneth J. Bourguignon	48,000		12,000	6.28%
Alvin M. Coen	37,722		2,000	4.20%
Clare Marie Einsmann	12,000	(4)	12,000	2.51%
Richard I. Ganulin	23,071		25,000	4.96%
Edwin C. Laird	7,500		12,000	2.04%
Hugh A. Moran	39,180		10,000	5.13%
John L. Rich	13,000		12,000	2.62%
Ronald Shenkman	11,500		12,000	2.46%
Haydee Velazquez Tillotson	1,777		12,000	1.44%
Caleb K. Zia, Ph.D.	17,000		12,000	3.03%
All Directors and Executive Officers	213,500		156,500	33.61%

(1)
As used through this proxy statement-prospectus, the terms "officer" and "executive officer," when referring to Pacific Liberty, mean Pacific Liberty's President and Chief Executive Officer, Pacific Liberty's Executive Vice President and Chief Financial Officer, Pacific Liberty's Executive Vice President and Chief Credit Officer and Pacific Liberty's Executive Vice President and SBA Manager. Pacific Liberty's Chairman of the Board, Vice Chairman of the Board, Secretary and other vice presidents and not considered to be executive officers of Pacific Liberty.

(2)
Except as otherwise noted, may include shares held by or with such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same house; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

(3)
Shares subject to options held by directors and executive officers that were exercisable within 60 days after August 26, 2005 ("vested") are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person.

(4)
Includes 5,000 shares held by United Agricultural Employee Welfare and Benefit Plan and Trust, of which Ms. Einsmann is Executive Vice President, and 5,000 shares held by United Agribusiness Insurance Services, of which Ms. Einsmann is Executive Vice President.

The Merger

        The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement by and between First Community and Pacific Liberty, which is dated as of June 9, 2005. The merger agreement is attached as Appendix A to this proxy statement-prospectus and is incorporated by reference herein.

General

        The boards of directors of First Community and Pacific Liberty have unanimously approved the merger agreement providing for the merger of PLB Acquisition Corp., a wholly-owned subsidiary of First Community, with and into Pacific Liberty and the subsequent merger of Pacific Liberty with and into Pacific Western National Bank, or another wholly-owned direct subsidiary of First Community. We expect to complete the merger in the fourth quarter of 2005.

Background of the Merger

        At a number of meetings during 2004, the Pacific Liberty board of directors evaluated strategic alternatives for the bank. During 2004 Pacific Liberty was approached a number of times by potential acquirors. Carpenter & Company met with the Pacific Liberty board, and the board committee designated to evaluate these strategic alternatives, to inform them of the current merger and acquisition environment in California. Carpenter & Company and the board of directors evaluated the banking marketplace, the economic cycle and the historic acquisition prices being paid for financial institutions of Pacific Liberty's size. Pacific Liberty's board of directors and management concluded that to effectively compete with other more efficient financial institutions, Pacific Liberty had to continue to increase its core deposit base as well as its loan portfolio, and it needed to maintain its efficiency. Although the board believed Pacific Liberty was in a position to accomplish this, the board also decided that Pacific Liberty should be receptive to offers that would maximize shareholder value.

        At a meeting held on January 20, 2005, Pacific Liberty engaged Carpenter & Company to render financial advisory and investment banking services in connection with considering the desirability of, and potentially pursuing, a possible sale transaction. At this meeting, the board heard a presentation by Carpenter & Company regarding the financial institution market and the merger and acquisition environment in California. Carpenter & Company also discussed the potential value of Pacific Liberty in light of recent transaction multiples and a potential timeline for a sale transaction.

        During February 2005, Pacific Liberty and Carpenter & Company prepared a confidential information memorandum for distribution to an approved list of potential acquirors.

        In a meeting held on March 9, 2005, Carpenter & Company discussed with the board committee ten potential acquirors that could be approached, which would have a high likelihood of interest in participating in an organized process. Carpenter & Company also discussed with the board committee an additional ten potential acquirors that could be approached, which were potential bidders that would be less likely to have interest in participating in an organized process. Following discussion the board committee authorized Carpenter & Company to approach the ten potential acquirors with high likelihood of interest, and gave Carpenter & Company discretion to contact any of the lower likelihood potential acquirors.

        The confidential information memorandum was provided during March 2005 to nine potential bidders, which were all financial institutions with operations in California. Each of the potential bidders which received the confidential information memorandum entered into customary confidentiality and "standstill" agreements pursuant to which each party agreed for a period ranging from one to two years following the date of the agreement not to take certain actions relating to an acquisition of Pacific

Liberty's assets or securities without Pacific Liberty's consent. Each of the potential bidders was asked to provide Carpenter & Company with its indication of interest by April 8, 2005.

        On April 18, 2005, the board committee held a meeting to discuss the bids received. Carpenter & Company provided an overview of the process and stated that they had received bids from five parties, including First Community. Carpenter & Company informed the board committee that First Community's bid was for an aggregate consideration of $40.4 million using First Community stock. The board committee decided to recommend to the board that Pacific Liberty pursue a transaction with one or more of the bidders presented.

        On April 21, 2005, the board held a meeting to discuss the bids received. Carpenter & Company provided an overview of the process and stated that they had received bids from five parties, including First Community. Carpenter & Company informed the board that First Community's bid was originally for an aggregate consideration of $40.4 million using First Community stock. However, subsequent to the April 18, 2005 meeting of the board committee, First Community had offered to increase its offer to an aggregate consideration of $41.8 using First Community stock if they were given an exclusive opportunity to conduct due diligence and confirm their offer. Carpenter & Company also informed the board that subsequent to the April 18, 2005 meeting of the board committee it had received an unsolicited bid from a party that had not been approached as part of the process. The board decided to not pursue the unsolicited bid and the board decided to permit First Community to conduct its due diligence on an exclusive basis based upon the increase in aggregate consideration.

        On April 27, 2005, a cross-confidentiality agreement was executed to facilitate the due diligence and transfers of information. On April 30, 2005 and May 1, 2005, First Community began its due diligence review at the offices of Pacific Liberty. On May 6, 2005, First Community provided a draft merger agreement to Pacific Liberty.

        Beginning May 6, 2005, Pacific Liberty and First Community and their respective legal advisors negotiated the draft merger agreement. On May 12, 2005, at a special meeting, the First Community board of directors discussed the key terms of the potential transaction, and discussed the negotiations that had taken place to date with Pacific Liberty. Following a discussion, the board approved the proposed terms of the merger, First Community entering into a merger agreement and the transactions contemplated by the agreement, on the terms and conditions negotiated and determined by authorized executive officers of First Community, provided that such terms should not be materially different from the terms presented at the board meeting. On May 17, 2005, May 24, 2005 and May 27, 2005 the Pacific Liberty board committee held meetings to discuss the status of the discussions with First Community. At those meetings, counsel for Pacific Liberty, Horgan, Rosen, Beckham and Coren, L.L.P., informed the board committee of the status of the draft merger agreement with First Community and the board committee communicated to counsel its instructions regarding the negotiation.

        On June 3, 2005, the Pacific Liberty board held a meeting to approve the transaction and the definitive merger agreement. Counsel for Pacific Liberty reviewed the terms of the merger agreement that had been substantially negotiated. Carpenter & Company provided an oral opinion that the consideration to be received by the shareholders of Pacific Liberty in the merger is fair from a financial point of view to such shareholders. After discussion, the directors of Pacific Liberty unanimously approved and authorized the proposed merger and the definitive merger agreement.

        On June 9, 2005, Pacific Liberty and First Community executed the merger agreement.

Recommendation of the Pacific Liberty Board of Directors and Reasons of Pacific Liberty for the Merger

        The Pacific Liberty board believes that the terms of the merger are fair and are in the best interests of Pacific Liberty and its shareholders and recommends that the shareholders of Pacific Liberty vote "FOR" approval of the merger. In reaching its conclusion, the Pacific Liberty board considered information provided at meetings of its board and board committee in April, May and June 2005, including, among other things:

  •
  the financial condition, and results of operations and prospects for Pacific Liberty as an independent company, and the potential for realizing higher value for shareholders through a strategic transaction with a larger financial institution;

  •
  information concerning the financial performance and condition, results of operations, capital levels, management and prospects of First Community;

  •
  the financial terms of the merger agreement, including the fact that the terms of the merger agreement included a premium over book value and multiple of earnings of Pacific Liberty viewed as favorable by the Pacific Liberty board;

  •
  the value of the consideration offered by First Community compared to the value of the consideration offered in recent acquisitions of financial institutions in California similar in size to Pacific Liberty, and the prospects for enhanced value of the combined entity in the future;

  •
  the tax aspects of the First Community offer for Pacific Liberty common stock holders exchanging their common stock for First Community common stock;

  •
  the liquidity of First Community common stock;

  •
  the structure of the transaction, including the fact that the Pacific Liberty shareholders may receive up to 5% of the outstanding common stock of First Community;

  •
  the presentation of Carpenter & Company and the opinion of Carpenter & Company that the merger is fair to the shareholders of Pacific Liberty from a financial point of view;

  •
  the extensive process conducted by Carpenter & Company with potential bidders and the other bids received, and the board's conclusion after considering the terms and conditions associated with other bids, that the First Community bid was the most attractive to Pacific Liberty shareholders;

  •
  the Pacific Liberty board's review with its legal and financial advisors of alternatives to the merger, the range of possible values to Pacific Liberty shareholders obtainable through implementation of alternatives and the timing and likelihood of the same including the board's review with its legal and financial advisors of other potential merger targets;

  •
  the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banks;

  •
  the pro forma financial statements of the combined companies and the capitalization of the combined companies;

  •
  the compatibility of Pacific Liberty with First Community and the complementary lines of business, business strategies, the strength and depth of management of the combined entity and the extent of First Community's interest in continuing Pacific Liberty's significant business relationships in Orange County;

  •
  the advantages of being part of a larger community bank, including the ability of a larger institution to compete in the banking environment, to leverage overhead costs and achieve greater operating efficiencies, and the generally higher trading multiples of larger financial institutions;

  •
  the anticipated positive effect of the merger on existing shareholders, employees, officers and customers of Pacific Liberty resulting from being associated with a larger financial institution, including access to greater financial, managerial and technical resources;

  •
  the anticipated positive impact on the communities served by Pacific Liberty and First Community in the merger, and the increased ability to serve the communities through the larger branch network and expanded range of products and services; and

  •
  the recent consolidation within the banking industry and increased competition from larger independent banks in California.

        In addition to the advantages, discussed in the previous paragraph, of an acquisition with a larger financial institution, the board also discussed the various risks of combining with First Community, including:

  •
  the disadvantages of being part of a larger entity, including the elimination of voting power for the Pacific Liberty board and shareholders and the potential for decreased level of personal customer service;

  •
  the acquisition of Pacific Liberty may divert the combined entities' management from other activities;

  •
  since Pacific Liberty's market area is located generally in Orange County, with some overlap in the market areas of Pacific Liberty and First Community's subsidiary Pacific Western National Bank, the merger will generally introduce First Community and its subsidiary Pacific Western National Bank to new markets, and no assurance can be given that the combined entities' policies, procedures and products will prove successful in the combined market areas;

  •
  the loss of being a Huntington Beach owned and managed community bank will potentially cause customers and prospects to conduct their business with other local community banks;

  •
  the possibility that the merger, once announced, may not be completed and the fact that in such event the Pacific Liberty stock price may be negatively affected; and

  •
  the potential disruption to Pacific Liberty's business and ability to retain employees and customers following a public announcement of the merger.

        However, after weighing the advantages and disadvantages of an acquisition by First Community, the Pacific Liberty board determined that the advantages outweighed the disadvantages.

        For example:

  •
  the prospects of the combined entity being greater than the prospects of Pacific Liberty on a stand-alone basis in the estimation of the board;

  •
  the liquidity of the First Community common stock to be received by the Pacific Liberty shareholders would be substantially greater than the current liquidity of Pacific Liberty common stock; and

  •
  the premium over book and the multiple of earnings being paid by First Community in the merger were viewed as being favorable by the board.

        The management of Pacific Liberty also saw potential opportunities for increased operating efficiencies. In particular, management believed that potential sources of immediate and long-term cost savings might be identified as a result of economies of scale, the consolidation of executive management and elimination of certain redundant staff, the consolidation of data processing and operations activities and the elimination of duplicative administrative functions. There can be no assurance that First Community will be able to realize fully the anticipated operating efficiencies or such operating efficiencies will be realized in a timely manner. See "Cautionary Statement Regarding Forward-Looking Statements" on page 22 above.

        The foregoing discussion of the information and factors considered by the Pacific Liberty board is not intended to be exhaustive, but constitutes the material factors considered by the Pacific Liberty board. In reaching its determination to approve and recommend the principal terms of the merger, the Pacific Liberty board did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

        BASED ON THE FOREGOING, THE PACIFIC LIBERTY BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF PACIFIC LIBERTY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PACIFIC LIBERTY SHAREHOLDERS VOTE "FOR" APPROVAL OF PRINCIPAL TERMS OF THE MERGER AGREEMENT.

Consideration to be Received in the Merger

        For each share of Pacific Liberty common stock you own, you will receive a fraction of a share of First Community common stock. The amount of First Community common stock you will receive will be determined by reference to the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing of the merger, referred to as the "final measuring price," as follows:

  •
  If the final measuring price is equal to or between $42.50 and $46.98, Pacific Liberty shareholders will have the right to receive, for each share of Pacific Liberty common stock, a fraction of a share of First Community common stock determined by dividing $38.15 by the final measuring price, resulting in an exchange ratio in a range between 0.812 and 0.898 shares of First Community common stock for each share of Pacific Liberty common stock. The result of this exchange ratio is that each Pacific Liberty share will be valued at $38.15 and an equivalent value, based on the final measuring price, in First Community common stock will be exchanged for such Pacific Liberty share.

  •
  If the final measuring price is greater than $46.98, Pacific Liberty shareholders will have the right to receive 0.812 shares of First Community common stock for each share of Pacific Liberty common stock they hold, unless adjusted by Pacific Liberty under certain circumstances described further below under the subheading "—Adjustment in the Event of a Disproportionate Change."

  •
  If the final measuring price is less than $42.50, Pacific Liberty shareholders will have the right to receive 0.898 shares of First Community common stock for each share of Pacific Liberty common stock they hold, unless adjusted by First Community under certain circumstances described further below under the subheading "—Adjustment in the Event of a Disproportionate Change."

        No fractional shares will be issued. Instead, any holder of Pacific Liberty common stock entitled to receive what would be a fractional share will instead receive an amount in cash (without interest) determined by multiplying such fraction by the final measuring price.

        Following is a table that shows examples of the merger consideration a Pacific Liberty shareholder could receive, depending on the final measuring price of First Community common stock:

Final Measuring Price	Shares received per share of Pacific Liberty common stock
$39.00 and below	0.898	*
$40.00	0.898	*
$41.00	0.898	*
$42.00	0.898	*
$42.25	0.898	*
$42.50	0.898	*
$42.75	0.892
$43.00	0.887
$43.25	0.882
$43.50	0.877
$43.75	0.872
$44.00	0.867
$44.25	0.862
$44.50	0.857
$44.74	0.853
$44.75	0.853
$45.00	0.848
$45.25	0.843
$45.50	0.838
$45.75	0.834
$46.00	0.829
$46.25	0.825
$46.50	0.820
$46.75	0.816
$46.98	0.812	*
$47.00	0.812	*
$48.00	0.812	*
$49.00	0.812	*
$50.00 and above	0.812	*

*
Subject to further adjustment as discussed below.

        On August 31, 2005, the closing price of First Community common stock was $47.20 per share.

  Adjustment in the Event of a Disproportionate Change

        If the final measuring price is greater than $46.98, and such increase is a 15% greater increase than the increase in the Nasdaq Bank Index (trading symbol: "IXBK") during the same fifteen trading-day period, First Community may terminate the merger agreement unless Pacific Liberty agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price. If the final measuring price of First Community is less than $42.50 per share, and such decline is a 15% greater decline than the decline in the Nasdaq Bank Index during the same fifteen trading-day period, Pacific Liberty may terminate the merger agreement unless First Community agrees to adjust the amount of consideration to be received by Pacific Liberty shareholders so that Pacific Liberty shareholders will receive a number of shares of First Community common stock equal to $38.15 divided by the final measuring price. Increases or decreases for purposes of these calculations are measured against an initial price of the First Community common stock of $44.74 and an initial value of the Nasdaq Bank Index of 2,970.72.

        On August 31, 2005, the closing price of First Community common stock was $47.20 per share and the Nasdaq Bank Index closed at 3,112.24. This represents, as of such date, 5.5% increase in the price of First Community common stock from the initial price of First Community common stock ($44.74) and a 4.8% increase in the Nasdaq Bank Index from the initial value of the Nasdaq Bank Index (2,970.72). The increase in the price of First Community common stock from the initial price to the closing price as of August 31, 2005 was 0.7% greater than the increase in the Nasdaq Bank Index during such period.

        For purposes of illustration, if the price of First Community common stock on August 31, 2005 were the final measuring price of First Community at the closing date (i.e., 5.5% increase from $44.74) and if the Nasdaq Bank Index closed at or below 2,688.46 during the same fifteen trading-day period (a more than 9.5% decrease), First Community would have the right to terminate the merger agreement unless Pacific Liberty agreed to adjust the amount of consideration to be received by Pacific Liberty shareholders as described above. Under the circumstances described above in which Pacific Liberty agreed to adjust the merger consideration, the exchange ratio, based on a final measuring price of $47.20, would be 0.808.

Opinion of Pacific Liberty's Financial Advisor

  General

        Pursuant to an engagement letter dated January 20, 2005, Pacific Liberty engaged Carpenter & Company to provide certain financial advisory services, including advising on possible business combinations involving Pacific Liberty and other companies. The services included the provision of a fairness opinion in connection with any proposed merger transaction. Carpenter & Company is an investment banking firm specializing in California financial institutions, and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, private placements and valuations for corporate and other purposes. Pacific Liberty selected Carpenter & Company to render the opinion on the basis of its experience and expertise in transactions similar to the merger and its reputation in the banking and investment communities. No limitations were imposed by Pacific Liberty on Carpenter & Company with respect to the investigations made or procedures followed in rendering its opinion.

        At a meeting of the Pacific Liberty board of directors on June 3, 2005, Carpenter & Company delivered its written opinion that, as of the date of the opinion and subject to the limitations and assumptions set forth in the opinion, the merger consideration pursuant to the Agreement and Plan of Merger between Pacific Liberty and First Community was fair to Pacific Liberty shareholders from a financial point of view. Carpenter & Company reconfirmed its opinion as of September 2, 2005.

        The full text of Carpenter & Company's written opinion to the Pacific Liberty board of directors, which sets forth the assumptions made, matters considered, and limitations of the review, by Carpenter & Company, is attached to this proxy statement-prospectus as Appendix B and is incorporated herein by reference. The following summary of Carpenter & Company's opinion is qualified in its entirety by reference to the full text of the opinion, which should be read carefully and in its entirety. In furnishing such opinion, Carpenter & Company does not admit that it is an expert with respect to the registration statement of which this proxy statement-prospectus is part within the meaning of the term "experts," as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. Carpenter & Company does not admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Carpenter & Company's opinion is directed to the Pacific Liberty board of directors, covers only the fairness of the merger consideration to be received by holders of Pacific Liberty common stock from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of Pacific Liberty common stock as to how such shareholder should vote.

        In connection with its opinion, Carpenter & Company, among other things: (i) reviewed certain publicly available financial and other data with respect to Pacific Liberty and First Community, including the consolidated financial statements for recent years through December 31, 2004 and March 31, 2005, and certain other relevant financial and operating data relating to these companies made available to Carpenter & Company from published sources and from the internal records of Pacific Liberty; (ii) reviewed the merger agreement; (iii) reviewed certain information concerning the trading of, and the trading market for First Community common stock; (iv) compared Pacific Liberty and First Community from a financial point of view with certain other companies in the banking industry, which Carpenter & Company deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry, which Carpenter & Company deemed to be comparable, in whole or in part, to the merger; (vi) reviewed and discussed with representatives of the management of Pacific Liberty certain information of a business and financial nature regarding Pacific Liberty and First Community, furnished to Carpenter & Company by them; (vii) made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with Pacific Liberty's counsel; and (viii) performed such other analyses and examinations as Carpenter & Company deemed appropriate.

        In connection with its review, Carpenter & Company did not assume any obligation to independently verify the foregoing information and relied on such information being accurate and complete in all material respects. Carpenter & Company also assumed that there has not been any material changes in the assets, financial condition, results of operations, business or prospects of all companies involved in the merger since the respective dates of their last financial statements made available to it. Carpenter & Company relied on advice of counsel to Pacific Liberty as to all legal matters with respect to Pacific Liberty, the merger and the merger agreement. In addition, Carpenter & Company did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the companies involved in the merger, nor was Carpenter & Company furnished with any such appraisals. Finally, Carpenter & Company's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Carpenter & Company as of, the date of the opinion. Accordingly, although subsequent developments may affect Carpenter & Company's opinion, it has not assumed any obligation to update, revise or reaffirm such opinion.

        Set forth below is a summary of Carpenter & Company's analysis in connection with its opinion that is complete in all material respects.

  Review of First Community and Pacific Liberty

        Carpenter & Company analyzed Pacific Liberty and First Community as reported by the companies in their respective financial reports and regulatory filings, and on a combined basis. Specifically, Carpenter & Company reviewed total loans, total tangible assets, total deposits, tangible shareholders' equity, and net income. In arriving at total tangible assets and tangible shareholders' equity, any deferred income tax liabilities associated with intangible assets were not considered. The following table summarizes these values for each company at or for the twelve month period ending March 31, 2005, and on a combined basis, excluding any purchase accounting adjustments, estimated cost savings, or potential revenue enhancements.

	At or for the Twelve Months Ended March 31, 2005
	FCBP	PCLB	Combined
	(Dollars in millions)
Total tangible assets	$2,554.7	$140.7	$2,695.4
Total loans and leases	2,128.3	109.3	2,237.6
Total deposits	2,163.6	123.0	2,286.6
Tangible shareholders' equity	126.8	14.8	141.6
Net income	39.1	2.5	41.6

  Trading Activity

        The common stock of First Community is quoted and traded on the Nasdaq National Market under the ticker symbol "FCBP," while the common stock of Pacific Liberty is listed on the Over-the-Counter market under the ticker symbol "PCLB.OB." The trading volume for First Community common stock was significantly higher than that of Pacific Liberty. According to publicly available share volume, the total trading volume for First Community's common stock during the most recent 90-day period was approximately 3.8 million shares, equivalent to annual trading of over 95% of the total number of shares outstanding. Pacific Liberty, during the most recent 90-day period, had reported trades of approximately 42,000 shares, equivalent to annual trading of approximately 18% of the total number of shares outstanding. Based upon this analysis, Carpenter & Company concluded that shareholders of Pacific Liberty would benefit from the increased liquidity available by holding shares of First Community in comparison to that of Pacific Liberty.

  Analysis of Selected Merger Transactions

        Carpenter & Company compared the consideration payable in the merger to that paid in comparable transactions. First, using publicly available information, Carpenter & Company reviewed the consideration paid in 12 transactions representing the acquisitions announced over the past 12 months of commercial banks headquartered in California with total assets between $100 million and $250 million. Secondly, Carpenter & Company examined a subset of these transactions, including only the top 4 transactions announced based upon price to tangible book value multiples. The chart below provides a list of the transactions used in this analysis, including the buyer and seller, seller return on average assets, the announcement date, and an indication of the top four transactions.

Buyer	Seller	Date Announced	Top 4
North Valley Bancorp	Yolo Community Bank	04/23/04
East West Bancorp, Inc.	Trust Bancorp Inc.	06/03/04
Boston Private Financial Holdings, Inc.	Encino State Bank	06/15/04
Community Bancorp, Inc.	Cuyamaca Bank, N.A.	06/28/04	X
American River Bankshares	Bank of Amador	07/08/04
Central Valley Community Bancorp	Bank of Madera County	07/19/04
CVB Financial Corp.	Granite State Bank	10/21/04	X
Premier Valley Bank	Yosemite Bank	10/21/04
Western Sierra Bancorp	Gold Country Financial Services, Inc.	11/18/04
First California Bank	South Coast Bancorp, Incorporated	02/02/05
Community Bancorp, Inc.	Rancho Bernardo Community Bank	04/21/05	X
First Community Bancorp	First American Bank	04/28/05	X

        No other company or transaction used as a comparison in these analyses is identical to Pacific Liberty or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value and the announced acquisition prices of the companies to which Pacific Liberty and the merger are being compared.

        For each bank acquired or to be acquired in such transactions, Carpenter & Company analyzed data illustrating, among other things, purchase price to: (i) tangible book value; (ii) leveraged tangible book value; (iii) last 12 months' earnings; (iv) total assets; and (v) the premium paid as a percentage of core deposits. For the purpose of calculating the price ratios in the merger, Carpenter & Company used the reported financial condition and earnings of Pacific Liberty at and for the twelve month period ending March 31, 2005. Based upon the aggregate consideration of approximately $41.8 million, the following table compares the relative valuation ratios for California bank acquisitions to the valuation ratios for Pacific Liberty in the merger:

		Price to
	ROAA	Earnings	Tangible Book Value	Leveraged Tangible Book Value	Total Assets	Premium to Core Deposits
All selected transactions	0.87%	23.50x	2.71x	3.26x	22.77%	19.10%
Top 4 selected	0.87%	28.79x	2.77x	3.71x	25.01%	20.91%
PCLB	1.92%	16.68x	2.64x	4.03x	29.26%	25.62%

        A review of the comparable earning multiples indicates that the multiples paid in the merger are lower than the average multiples paid in the comparable transactions. Pacific Liberty's earnings were significantly higher than those of the target companies in the comparable transactions, thus the price to earnings ratio was lower. The return on average assets for Pacific Liberty is more than 2.2 times that of the average return on average assets for the target companies in the comparable transactions; there were not any comparable transactions available where the target company had earnings comparable to Pacific Liberty. In reviewing the tangible book value ratio, the multiple paid in the merger was slightly lower than that of comparable transactions. However, in reviewing the leveraged tangible book value multiples, which take into account the relative levels of tangible equity to assets, the multiples paid in the merger were much higher than those of the comparable transactions. The higher leveraged tangible book value multiple for the consideration paid in the merger reflects Pacific Liberty's higher tangible equity to assets ratio of 11.1% compared to an average tangible equity to assets of 8.6% for both groups of comparable transactions. In reviewing all other valuation ratios, Carpenter & Company found that all of the Pacific Liberty ratios exceeded those for both groups. After this review of the comparable merger valuation ratios, Carpenter & Company concluded that the comparisons support the conclusion that the merger consideration is fair.

  Earnings Accretion Analysis

        Carpenter & Company analyzed the projected earnings of Pacific Liberty on a stand-alone basis, referred to herein as stand-alone Pacific Liberty, and First Community on a pro forma basis after consummation of the Pacific Liberty acquisition, referred to herein as pro forma First Community. Carpenter & Company compared the projected earnings per share for stand-alone Pacific Liberty shareholders and for the pro forma First Community over the next three years after the expected close of the transaction. In the combined projections, Carpenter & Company assumed future cost savings equal to approximately 25% of Pacific Liberty's non-interest expenses. Carpenter & Company made a comparison of projected earnings per share for the first twelve months following the transaction, assuming all cost savings were realized at the beginning of the period. Based upon these projections, the earnings per share for pro forma First Community was approximately 15% higher than that projected for the stand-alone Pacific Liberty. The subsequent two periods indicated a 28% and 34% improvement to earnings per share, respectively. This analysis suggests that there are substantially higher potential earnings per share and, therefore, higher potential value per share for Pacific Liberty shareholders if the merger is completed.

  Future Trading and Merger Value Analysis

        Carpenter & Company also estimated the future price at which Pacific Liberty stand-alone and the combined companies might trade in the open market. Carpenter & Company utilized the projected financial condition and earnings for Pacific Liberty on a stand-alone basis and for the combined companies. In estimating trading values, Carpenter & Company first arrived at an estimated market value of equity for stand-alone Pacific Liberty and pro forma First Community by multiplying their respective projected trailing earnings by a market multiple; Carpenter & Company utilized a market multiple of 18, which reflects the current average trading earnings multiple for California banks with total assets between $1 billion and $10 billion. Carpenter & Company computed the estimated trading value per share by dividing the estimated market value of equity by the fully diluted shares outstanding. As a result of these computations, Carpenter & Company arrived at an estimated trading value per share for stand-alone Pacific Liberty and pro forma First Community, and calculated the dollar and percent difference for the three projected periods. The following table details for the years indicated the amount and percent by which the estimated pro forma First Community trading value exceeds that of Pacific Liberty estimated on a stand-alone basis:

	2006	2007	2008
Amount	$7.12	$14.26	$20.30
Percent	15%	26%	34%

        Similarly, Carpenter & Company estimated the future merger value of stand-alone Pacific Liberty and pro forma First Community. Carpenter & Company utilized the projected financial condition and earnings for Pacific Liberty stand-alone and the combined companies. In estimating trading values, Carpenter & Company first arrived at an estimated market value of equity for stand-alone Pacific Liberty and pro forma First Community by multiplying their respective projected trailing earnings by a merger multiple; Carpenter & Company utilized a market multiple of 22, which reflects Carpenter & Company's estimate of the median earnings multiple for all California bank transactions over the past 12 months. Carpenter & Company computed the estimated merger value per share by dividing the estimated merger value plus the aggregate exercise value of stock options divided by the total number of shares and stock options outstanding. As a result of these computations, Carpenter & Company arrived at an estimated merger value per share for stand-alone Pacific Liberty and pro forma First Community, and calculated the dollar and percent difference for the three projected periods. The following table details for the years indicated the amount and percent by which the estimated pro forma First Community merger value exceeds that of Pacific Liberty estimated on a stand-alone basis:

	2006	2007	2008
Amount	$9.01	$17.74	$25.12
Percent	15%	27%	35%

        Because the value range under both trading and merger scenarios for the combined companies is higher than the value range for Pacific Liberty on a stand-alone basis, the future trading and merger value analysis suggests that there is greater potential value for Pacific Liberty shareholders in completing the merger.

        The summary set forth above does not purport to be a complete description of the presentation by Carpenter & Company to the Pacific Liberty board of directors or of the analyses performed by

Carpenter & Company. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Carpenter & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Pacific Liberty board of directors. The ranges of valuations resulting from any particular analysis described above should not be taken to be Carpenter & Company's view of the actual value of Pacific Liberty or the combined companies.

        In performing its analyses, Carpenter & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pacific Liberty or First Community. Material among those assumptions were that of a reasonably stable economic and interest rate environment and no significant changes in the regulatory and statutory regime governing the businesses of both First Community and Pacific Liberty sufficient to materially impact their results. The analyses performed by Carpenter & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Carpenter & Company's analysis of the fairness of the consideration to be received by the holders of Pacific Liberty common stock in the merger and were provided to the Pacific Liberty board of directors in connection with the delivery of Carpenter & Company's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts utilized by Carpenter & Company in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

        In the ordinary course of Carpenter & Company's business, Carpenter & Company represents acquirers and sellers of financial institutions and Carpenter & Company has performed other services for Pacific Liberty in the past. Under the terms of the engagement letter, Pacific Liberty will pay Carpenter & Company a transaction fee of 1% of the merger consideration or (approximately $418,000, which will vary depending upon the exchange ratio defined in the merger agreement). Pacific Liberty has also agreed to reimburse Carpenter & Company for its reasonable out-of-pocket expenses. Pacific Liberty has agreed to indemnify Carpenter & Company, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities including liabilities under federal securities laws.

        Pacific Liberty shareholders are urged to read the full text of Carpenter & Company's written opinion, attached as Appendix B, for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Carpenter & Company.

Reasons of First Community for the Merger

        The merger will enable First Community to expand and strengthen its community banking presence in Orange County, California, by adding two branches in Huntington Beach with a strong customer base and compatible loan portfolio. During its deliberation regarding the approval of the merger agreement, the board of directors of First Community considered a number of factors, including, but not limited to, the following:

  •
  the reputation of Pacific Liberty for community banking and financial services;

  •
  the compatibility of the merger with the long-term community banking strategy of First Community;

  •
  addition of complementary branches which expand First Community's Orange County footprint and the increase in the number of locations from which to offer its banking products and services to the combined customer bases of First Community and Pacific Liberty;

  •
  the ability of the combined company to offer a broader array of products and services to Pacific Liberty's customers;

  •
  potential opportunities to reduce operating costs and enhance revenue; and

  •
  First Community management's prior record of integrating acquired financial institutions.

        First Community based these assumptions on its present assessment of where savings could be realized based upon the present independent operations of Pacific Liberty. Actual savings in some or all of these areas could be higher or lower than currently expected.

Regulatory Approvals Required for the Merger

        The closing of the merger is conditioned upon the receipt of all approvals of regulatory authorities required for the merger without the imposition of any restrictions or conditions that would have a material adverse effect on First Community or any of its subsidiaries or reduce the benefit of the merger to First Community to the extent that it would not have entered into the merger agreement had it known such restrictions or conditions would be imposed prior to entering into the merger agreement. Under the terms of the merger agreement, First Community and Pacific Liberty have agreed to use their reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations from any governmental authority necessary, proper or advisable to consummate the merger.

        In order to complete the merger, First Community and Pacific Liberty must first obtain the prior written approval of the OCC and the FDIC for the merger contemplated hereby. The applications for OCC and FDIC consent are currently pending. In addition, First Community has filed for and must receive an exemption from the California Department of Financial Institutions. Further, the Federal Reserve Bank of San Francisco must confirm that prior approval of the Board of Governors of the Federal Reserve System is not required under the Bank Holding Company Act. A request for their confirmation will be filed in due course.

Material United States Federal Income Tax Considerations of the Merger

        In the opinion of Sullivan & Cromwell LLP, counsel to First Community, and the Law Offices of Murray H. Falk, special tax counsel to Pacific Liberty, the following section describes the anticipated material United States federal income tax consequences of the merger to holders of Pacific Liberty common stock. This discussion addresses only those Pacific Liberty shareholders that hold their Pacific Liberty common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended ("the Code"), and does not address all the United States federal income tax consequences that may be relevant to particular Pacific Liberty shareholders in light of their individual circumstances or to Pacific Liberty shareholders that are subject to special rules, such as:

  •
  financial institutions,

  •
  investors in pass-through entities,

  •
  tax-exempt organizations,

  •
  dealers in securities or currencies,

  •
  traders in securities that elect to use a mark to market method of accounting,

  •
  persons that hold Pacific Liberty common stock as part of a straddle, hedge, constructive sale or conversion transaction,

  •
  persons who are not citizens or residents of the United States, and

  •
  shareholders who acquired their shares of Pacific Liberty common stock through the exercise of an employee stock option or otherwise as compensation.

        The following is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed in this document. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

        In rendering their opinions, Sullivan & Cromwell LLP and the Law Offices of Murray H. Falk have relied upon representations of Pacific Liberty and First Community and upon customary assumptions, including the assumption that the merger will be consummated in accordance with the terms of the merger agreement. Neither of these tax opinions will be binding on the Internal Revenue Service. Neither First Community nor Pacific Liberty intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

        Tax Consequences of the Merger Generally.    The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a consequence:

  •
  no gain or loss will be recognized by shareholders of Pacific Liberty who receive shares of First Community common stock in exchange for shares of Pacific Liberty common stock, except with respect to any cash received instead of fractional share interests in First Community common stock;

  •
  the aggregate basis of the First Community common stock received in the merger will be the same as the aggregate basis of the Pacific Liberty common stock for which it is exchanged, less any basis attributable to fractional share interests in First Community common stock for which cash is received; and

  •
  the holding period of First Community common stock received in exchange for shares of Pacific Liberty common stock will include the holding period of the Pacific Liberty common stock for which it is exchanged.

        Cash Received Instead of a Fractional Share of First Community Common Stock. A shareholder of Pacific Liberty who receives cash instead of a fractional share of First Community common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by First Community. As a result, a Pacific Liberty shareholder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

        We urge you to consult with your own tax advisors about the particular tax consequences of the merger to you, including the effects of United States federal, state or local, or foreign and other tax laws.

        Tax Opinions as Condition to Merger.    We will not be obligated to complete the merger unless First Community receives a further opinion of Sullivan & Cromwell LLP and Pacific Liberty receives a further opinion of the Law Offices of Murray H. Falk, each in form and substance reasonably satisfactory to us, and dated as of the date of completion of the merger, concluding that (i) the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) None of First Community, PLB Acquisition Corp., Pacific Liberty and Pacific Western National Bank will recognize gain or loss on the transfers of shares, assets or liabilities undertaken in the merger. The opinion from the Law Offices of Murray H. Falk must also conclude that no gain or loss will be recognized by shareholders of Pacific Liberty who receive shares of First Community common stock in exchange for all their Pacific Liberty common stock, except with respect to any cash received in lieu of fractional shares. In rendering their opinions, counsel will require and rely upon representations contained in certificates of officers of First Community and Pacific Liberty.

        Like other conditions to the merger, the merger agreement allows us to waive this condition. However, if the receipt of either of the tax opinions is waived, we will recirculate revised proxy materials and resolicit the vote of shareholders.

        Backup Withholding and Information Reporting.    Payments of cash to a holder of Pacific Liberty common stock instead of a fractional share of First Community common stock may, under certain circumstances, be subject to information reporting and backup withholding unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies will applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

        Treatment of Option Holders.    If you are a holder of Pacific Liberty stock options and you receive cash in the merger in respect of a cancelled stock option, you will generally be required to recognize ordinary income on the amount of cash you receive and the cash payment will be subject to applicable withholding for income and employment tax.

        The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment

        The merger will be accounted for as a purchase for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing First Community's consolidated financial statements, First Community will establish a new accounting basis for Pacific Liberty's assets and liabilities based upon their fair values, the merger consideration and the costs of the merger as of the acquisition date. First Community will record any excess of cost over the fair value of the net assets, including any intangible assets with definite lives, of Pacific Liberty as goodwill. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. First Community will determine the fair value of Pacific Liberty's assets and liabilities and will make appropriate purchase accounting adjustments, including the calculation of any intangible assets with definite lives, upon completion of the acquisition.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Pacific Liberty board of directors, you should be aware that certain members of Pacific Liberty management have certain interests in the transactions contemplated by the merger agreement that are in addition to the interests of shareholders generally and that may create potential conflicts of interest. The Pacific Liberty board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the contemplated transactions.

  Ownership of Pacific Liberty Common Stock

        As of August 31, 2005, as a group, Pacific Liberty's executive officers and directors beneficially owned approximately 370,000 shares, or approximately 33.61% of Pacific Liberty common stock outstanding, including vested stock options. As throughout this document, Pacific Liberty's executive officers includes only the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Credit Officer and the Executive Vice President and SBA Manager. As of the record date, none of the directors or executive officers of First Community owned any shares of Pacific Liberty common stock.

  Indemnification; Directors and Officers Insurance

        Following the effective time of the merger, First Community has agreed to indemnify present and former directors and officers of Pacific Liberty in connection with any claim arising out of actions or omissions occurring at or prior to the effective time to the fullest extent that Pacific Liberty is permitted to indemnify its directors and officers. In addition, First Community is obligated, for four years from the effective time, to provide the portion of directors and officers liability insurance that serves to reimburse the present and former directors and officers of Pacific Liberty on terms and conditions comparable to those provided by Pacific Liberty; provided, however, that First Community is not required to spend on an annual basis more than 150% of the current amount spent by Pacific Liberty to procure such insurance coverage.

  Change in Control

        The employment agreements between Pacific Liberty and Cathy Williams, Frank Ford, Diane Heyden and Susan Covey, respectively, and the employment agreement and salary continuation agreement between Pacific Liberty and Richard Ganulin, could entitle them to receive, in the aggregate, up to a gross amount of approximately $3,875,000, which amount is subject to deductions and withholdings including potential tax withholdings pursuant to Section 280G of the Internal Revenue Code, upon the closing of the merger. In addition, such persons beneficially own, in the aggregate, 140,321 shares of Pacific Liberty common stock, including shares underlying vested and unvested stock options.

  Continuing Employment Arrangements

        Some of the executive officers of Pacific Liberty listed above, as well as other members of the management of Pacific Liberty, may continue employment with First Community's subsidiary Pacific Western National Bank after the consummation of the merger, on such terms and conditions as may be mutually agreed between First Community and such executive officer or member of management.

  Employee Benefits

        First Community has agreed to provide those employees of Pacific Liberty who continue as employees of First Community or any of its subsidiaries with employee benefit plans substantially comparable in the aggregate to those provided to similarly situated employees of First Community and its subsidiaries.

Restrictions on Resales by Affiliates

        The shares of First Community common stock to be issued to Pacific Liberty shareholders in the merger will be registered under the Securities Act of 1933. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Pacific Liberty. An affiliate of a corporation, as defined by the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation and generally may include Pacific Liberty directors, executive officers and major shareholders. Any subsequent transfer of First Community common stock by an affiliate of Pacific Liberty must be either permitted by the resale provisions of Rule 145 promulgated under the Securities Act or otherwise permitted under the Securities Act.

Method of Effecting the Combination

        First Community may at any time change the method of effecting the combination of Pacific Liberty and Pacific Western. However, no change may: (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Pacific Liberty, as provided for in the merger agreement; (ii) prevent or materially impede or delay completion of the transactions contemplated by the merger agreement; or (iii) otherwise be prejudicial to the interests of Pacific Liberty shareholders.

Effective Time

        The effective time of the merger will be the time and date when the merger becomes effective, as set forth in the agreement of merger that will be filed with the California Secretary of State on the closing date of the merger. The closing date will occur on the later to occur of the date: (i) which is eighteen days following the date on which all approvals of governmental authorities have been obtained; or (ii) which is two days following the date of the approval of the shareholders of Pacific Liberty (or, if such day is not a business day, on the next succeeding business day). Notwithstanding the foregoing, the closing date may be set on any other date on which the parties may mutually agree.

        We anticipate that the merger will be completed in the fourth quarter of 2005. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the merger. See "The Merger—Regulatory Approvals Required for the Merger" and "The Merger Agreement—Conditions to Consummation of the Merger."

Treatment of Options

        Pacific Liberty's stock option plans provide for acceleration of vesting for outstanding options, effective upon shareholder approval of the merger. Upon approval of the principal terms of the merger at the special meeting of shareholders, any outstanding options, whether vested or unvested immediately prior to the special meeting of shareholders, will become fully vested and exerciseable. Any option holder exercising his or her options will thereafter participate in the merger along with all other shareholders.

        Each Pacific Liberty stock option remaining outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and entitle the option holder to consideration comprised of cash, without interest, less applicable taxes required to be withheld with respect to such payment. The amount of cash shall equal the difference between (x) the exercise price of the Pacific Liberty stock option and (y) the final measuring price (the average closing price of First Community common stock over a fifteen trading-day period ending on the third business day prior to the closing of the merger) multiplied by the merger exchange ratio. With the consent of the holder, for purposes of this exchange only, any stock option for which the exercise price exceeds the product of the merger exchange ratio multiplied by the First Community final measuring price shall be cancelled.

Declaration and Payment of Dividends

        Holders of Pacific Liberty common stock will accrue but will not be paid dividends or other distributions declared after the effective time with respect to First Community common stock into which their shares have been converted until they surrender their Pacific Liberty stock certificates for exchange after the effective time. Upon surrender of those certificates after the effective time, the combined company will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Pacific Liberty of shares of Pacific Liberty common stock issued and outstanding immediately prior to the effective time. If certificates representing shares of Pacific Liberty common stock are presented for transfer after the effective time, they will be cancelled and exchanged for certificates representing the applicable number of shares of First Community common stock.

No Fractional Shares

        No fractional shares of First Community common stock will be issued to any shareholder of Pacific Liberty upon completion of the merger. For each fractional share that would otherwise be issued, First Community will pay cash in an amount equal to the fraction of a share of First Community common stock which the holder would otherwise be entitled to receive multiplied by the final measuring price of First Community common stock. No interest will be paid or accrue on cash payable to holders of those certificates in lieu of fractional shares.

        None of First Community, Pacific Liberty, the exchange agent or any other person will be liable to any former shareholder of Pacific Liberty for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

        If a certificate for Pacific Liberty stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon the making of an affidavit by the person claiming that loss, theft or destruction and the posting of a bond in an amount reasonably necessary as indemnity against any claim that may be made against First Community with respect to that lost certificate.

        For a description of First Community common stock and a description of the differences between the rights of the holders of Pacific Liberty common stock, on the one hand, and the holders of First Community common stock, on the other hand, see "Description of First Community Capital Stock" and "Comparison of Shareholders' Rights."

The Merger Agreement

Representations and Warranties

        The merger agreement contains substantially similar representations and warranties of First Community and Pacific Liberty as to, among other things:

  •
  corporate organization and existence;

  •
  capitalization;

  •
  the absence of any subsidiaries, in the case of Pacific Liberty, and the corporate organization and existence of any subsidiaries, in the case of First Community, and absence of a material adverse effect since the date of the last audited financial statements;

  •
  corporate power and authority;

  •
  governmental and third-party approvals required to complete the merger;

  •
  availability, accuracy and compliance with generally accepted accounting principles of financial reports, in the case of Pacific Liberty, and of reports and filings with the Securities and Exchange Commission, in the case of First Community, and absence of a material adverse effect since the date of the last amended financial statements;

  •
  timely filing of required regulatory reports and absence of regulatory investigations or restrictive agreements with regulators;

  •
  absence of litigation;

  •
  no broker's or finder's fees, except as contemplated by the merger agreement; and

  •
  compliance with laws.

        In addition, the merger agreement contains further representations and warranties of Pacific Liberty as to, among other things:

  •
  validity of, and the absence of defaults under, certain contracts;

  •
  employee benefit matters;

  •
  labor matters;

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  environmental matters;

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  tax matters;

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  interest rate risk management instruments, such as swaps and options;

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  proper and accurate maintenance of books and records;

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  transactions with affiliates;

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  the absence of a trust business;

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  condition and title to real and personal property;

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  insurance coverage;

  •
  adequacy of its allowance for loan losses under established regulatory and accounting standards;

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  intellectual property; and

  •
  shares subject to shareholder agreements.

Conduct of Business of First Community Pending the Merger

        Prior to the effective time of the merger, except as expressly contemplated by the merger agreement, First Community has agreed that it will not:

  •
  take any action that would adversely affect the ability of First Community to perform any of its material obligations under the merger agreement or knowingly take any action intended or reasonably likely to result in its representations and warranties set forth in the merger agreement becoming untrue in any material respect, any of the conditions to the consummation of the merger not being satisfied or a material violation of the merger agreement; or

  •
  take or make any commitment to take any such prohibited action.

Conduct of Business of Pacific Liberty Bank Pending the Merger

        Prior to the effective time, except as expressly contemplated by the merger agreement, Pacific Liberty has agreed that, without the consent (or, in certain cases, failure to respond) of First Community, it will not, among other things:

  Ordinary Course of Business

  •
  conduct its business other than in the ordinary course and it will use its best efforts to preserve its assets intact;

  •
  take any action that would adversely affect or delay the ability of Pacific Liberty to perform any of its obligations under the merger agreement; or

  •
  take any action that could be expected to have a material adverse effect on Pacific Liberty.

  Capital Stock

  •
  issue, sell or otherwise permit to become outstanding any additional shares or rights to acquire shares or enter into any agreement with respect to the foregoing; or

  •
  permit additional shares of stock to become subject to grants of employee or director options, rights to acquire shares or similar stock-based employee rights.

  Dividends and Stock Repurchases

  •
  make, declare or pay any dividend or make any other distribution on, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

  Compensation

  •
  enter into, amend or renew any employment, consulting, severance or similar agreements or increase in any manner the compensation or benefits of any of its employees or directors, except for:

  •
  normal increases for employees made in the ordinary course of business consistent with past practice, provided that no increase shall result in an annual adjustment of more than 5%;

  •
  other changes required by applicable law; or

  •
  satisfaction of preexisting contractual obligations.

  Hiring

  •
  hire any person as an employee of Pacific Liberty or promote any employee except:

  •
  to satisfy preexisting contractual obligations; or

  •
  to fill any vacancy with a new employee whose base salary and bonus do not exceed $50,000.

  Benefit Plans

  •
  establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement or any related trust agreement, in respect of any director, officer or employee of Pacific Liberty or take any action to accelerate the vesting or exerciseability of stock options, restricted stock or other compensation or benefits payable thereunder, except for:

  •
  as may be required by applicable law;

  •
  in satisfaction of preexisting contractual obligations; or

  •
  as otherwise set forth in the merger agreement.

  Dispositions and Acquisitions

  •
  sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties other than in the ordinary course of business and in a transaction that together with all other such transactions is not material to Pacific Liberty; or

  •
  acquire, other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted, each in the ordinary course of business consistent with past practice, all or any portion of the assets, business, deposits or property of any entity except in the ordinary course of business consistent with past practice and in a transaction that together with all other such transactions is not material to Pacific Liberty.

  Capital Expenditures

  •
  make any capital expenditures other than in the ordinary course of business and not to exceed $20,000 individually or $100,000 in the aggregate.

  Amendments to Governing Documents

  •
  amend Pacific Liberty's articles of incorporation or bylaws.

  Accounting

  •
  implement or adopt any change in Pacific Liberty's accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines.

  Contracts

  •
  enter into, renew, terminate or make payment not then required under any contract that calls for aggregate annual payments of $25,000 or more which is not terminable at will or with 30 days or less notice without payment of a premium or penalty, other than loans or other transactions made in the ordinary course of the banking business.

  Settlement of Claims

  •
  enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of any action, suit, proceeding or investigation that Pacific Liberty is or becomes a party to, which settlement, agreement or action involves payment, individually or for all such settlements, in excess of $50,000 and/or would impose any material restriction on the business of Pacific Liberty or create precedent for claims reasonably likely to be material to Pacific Liberty.

  Adverse Actions

  •
  knowingly take any action that is intended or is reasonably likely to result in:

  •
  any of Pacific Liberty's representations or warranties set forth in the merger agreement being or becoming untrue in any material respect,

  •
  any of the conditions to the merger set forth in the merger agreement not being satisfied, or

  •
  a material violation of any provision of the merger agreement except as may be required by applicable law.

  Risk Management

  •
  except as required by law or regulation, implement or adopt any material change to interest rate or other risk management policies, fail to follow existing policies or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

  Indebtedness

  •
  incur any indebtedness for borrowed money (other than deposits, federal funds borrowings or borrowings from the Federal Home Loan Bank of San Francisco); and

  •
  assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual or entity.

  Loans

  •
  make any loan, loan commitment, renewal or extension to any person or entity or any affiliate or immediate family member of such person exceeding $500,000 without submitting a complete loan package to First Community for review and comment.

  Investments

  •
  other than purchases of direct obligations of the United States of America with maturities of two years or less at the time of purchase,

  •
  make any investment either by contributions to capital, property transfers or purchase of any property or assets of any person or entity, other than in the ordinary course of business in individual amounts not to exceed $500,000; or

  •
  make any purchase or acquisition of securities of any type.

  Tax

  •
  take any action which could materially adversely affect the tax position of Pacific Liberty, or of First Community after the merger.

  Commitments

  •
  agree to take or make any commitment to take any of these prohibited actions.

  Additional Covenants

        Pacific Liberty and First Community have agreed to:

  •
  use their reasonable best efforts to take all actions necessary to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  consult each other before issuing any press releases with respect to the merger or the merger agreement;

  •
  afford the other party access to certain information and personnel and keep any information so obtained confidential;

  •
  obtain all governmental consents necessary to consummate the transactions contemplated in the merger agreement;

  •
  notify each other of any circumstance that is reasonably likely to result in a material adverse effect on them or would cause a material breach of their respective obligations under the merger agreement; and

  •
  use reasonable efforts to have the merger qualify as a "reorganization" under section 368(a) of the Internal Revenue Code.

        Pacific Liberty has further agreed to:

  •
  convene a shareholders' meeting to vote on the merger within 45 days after the delivery of this proxy statement-prospectus and recommend to its shareholders that they approve the merger;

  •
  cooperate with First Community to identify persons or entities who may be deemed to be affiliates of Pacific Liberty, within the meaning of Rule 145 promulgated under the Securities Act, and use its reasonable best efforts to cause each person or entity so identified to deliver an affiliate agreement to First Community prior to the Pacific Liberty shareholders' meeting;

  •
  cooperate with First Community to have Pacific Liberty common stock removed from the Over-the-Counter Bulletin Board and as soon as practicable after the effective time;

  •
  refrain from initiating, encouraging or soliciting any takeover proposals or offers or engage in any negotiations concerning or provide any confidential information to, any person with respect to, a merger or other similar transaction involving all or substantially all of its assets or more than 10% of its outstanding equity securities; provided, however, that Pacific Liberty and its board may take actions required of them by law or directors' fiduciary duties;

  •
  modify its accounting and certain other policies and practices to match those of First Community and make such accounting entries and adjustments as First Community shall direct;

  •
  allow First Community to participate in any meetings or interviews with employees called by Pacific Liberty to discuss the merger;

  •
  assist First Community in obtaining any required consents from third-party vendors and their cooperation in order to ensure a smooth transition after the merger;

  •
  take action necessary so that immediately prior to the effective time, each Pacific Liberty option remaining outstanding will be cancelled and will entitle the option holder only to receive cash in exchange for their cancelled options;

  •
  cooperate with First Community to terminate on mutually agreeable terms any deferred compensation programs; and

  •
  take such actions as may be necessary to liquidate that portion of its investment portfolio identified by First Community on terms reasonably satisfactory to First Community.

        First Community has further agreed to:

  •
  file a registration statement, of which this proxy statement-prospectus is a part, in connection with the issuance of First Community common stock in the merger and use reasonable efforts to cause it to become effective;

  •
  list on Nasdaq shares of its common stock to be issued in the merger;

  •
  following the effective time of the merger, indemnify present and former directors and officers of Pacific Liberty in connection with any claim arising out of actions or omissions occurring at or prior to the effective time to the fullest extent that Pacific Liberty is permitted to indemnify its directors and officers;

  •
  provide, for four years from the effective time, the portion of directors and officers liability insurance that serves to reimburse the present and former directors and officers of Pacific Liberty on terms and conditions comparable to those provided by Pacific Liberty; provided, however, that First Community is not required to spend on an annual basis more than 150% of the current amount spent by Pacific Liberty to procure such insurance coverage;

  •
  provide former employees of Pacific Liberty who continue as employees of First Community with employee benefit plans substantially comparable, in the aggregate, to those provided to similarly situated employees of First Community.

Conditions to Consummation of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

  •
  approval of the merger agreement by Pacific Liberty shareholders;

  •
  receipt of all regulatory approvals required to complete the merger, all those approvals remaining in effect and all statutory waiting periods with respect to those approvals having expired, and without the imposition of any restrictions or conditions that would have a material adverse effect on First Community or any of its subsidiaries or reduce the benefit of the merger to First Community to the extent that it would not have entered into the merger agreement had it known such restrictions or conditions would be imposed prior to entering into the merger agreement;

  •
  absence of any order, injunction, decree, statute, rule, regulation or judgment issued or enacted by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the other transactions contemplated by the merger agreement;

  •
  effectiveness of the registration statement, of which this proxy statement-prospectus forms a part, under the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued and no proceedings for that purpose having been initiated and not withdrawn by the SEC;

  •
  authorization for listing on Nasdaq of the shares of First Community common stock that are to be issued to Pacific Liberty shareholders upon completion of the merger;

  •
  receipt by each party of the opinion of its counsel in form and substance reasonably satisfactory to it, dated as of the closing date, that the merger will be treated for U.S. federal income tax purposes as a reorganization under section 368(a) of the Internal Revenue Code;

  •
  accuracy of the representations and warranties of the other party as of June 9, 2005 and, except to the extent those representations and warranties speak as of an earlier date, as of the closing date of the merger as though made on the closing date; provided, however, that those representations and warranties will be deemed to be true and correct unless the failure or failures of those representations and warranties to be true and correct would have or would be reasonably be expected to have a material adverse effect on the other party; and

  •
  performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date.

        First Community's obligation to effect the merger is subject to, among other conditions, the satisfaction, or waiver, of the following conditions:

  •
  Pacific Liberty shareholders who have signed shareholder agreements shall have performed all material obligations under such agreements;

  •
  Pacific Liberty's allowance for loan losses will not be less than $1.3 million and its total shareholders' equity will not be less than $15.7 million as of the last business day of the last month before closing;

  •
  Pacific Liberty shall have provided to First Community financial statements presenting the financial condition of Pacific Liberty as of the end of the last month prior to closing and the results of operations for the period January 1, 2005 through the end of the last month prior to closing;

  •
  the executed non-solicitation agreements which First Community received from all the directors of Pacific Liberty as well as Cathy Williams, Frank Ford and Diane Heyden shall be in full force and effect;

  •
  Pacific Liberty shall have obtained each of the material consents required to be obtained pursuant to agreements with third parties;

  •
  Pacific Liberty will have prepared and submitted to First Community a summary of all professional service fees Pacific Liberty incurred in connection with the merger;

  •
  First Community shall have received the written resignation of each director of Pacific Liberty; and

  •
  Pacific Liberty shall have complied with its obligations and duties with respect to dissenting shareholders.

        We cannot assure you if, or when, we will obtain the required regulatory approvals necessary to consummate the merger, or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before December 31, 2005, either First Community or Pacific Liberty may terminate the merger agreement, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of that party set forth in the merger agreement.

Nonsolicitation

        Under the terms of the merger agreement, Pacific Liberty has agreed to refrain from initiating, encouraging or soliciting any takeover proposals or offers or engaging in any negotiations concerning, or providing any confidential information to any person with respect to, a merger or other similar transaction involving all or substantially all of its assets or more than 10% of its outstanding equity securities, unless Pacific Liberty's board of directors reasonably determines that:

  •
  the takeover proposal, if accepted, is reasonably likely to be consummated and would, if consummated, result in a transaction in which Pacific Liberty's shareholders would receive greater consideration per share than the merger, and

  •
  considering the advice of counsel, such action is required by the directors' fiduciary duties.

Termination of the Merger Agreement

        The parties may terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after approval by the shareholders of Pacific Liberty:

  •
  by mutual consent of First Community and Pacific Liberty, if the board of directors of each so determines;

  •
  by the board of directors of either party, if any governmental entity that must grant regulatory approval has denied approval of the merger and denial has become final and non-appealable or an application shall have been permanently withdrawn, or if the shareholders of Pacific Liberty fail to approve the principal terms of the merger agreement;

  •
  by the board of directors of either party, if the merger is not completed on or before December 31, 2005, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of that party set forth in the merger agreement;

  •
  by the board of directors of either party, if there has been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the non-terminating party, and by the board of First Community if there has been any breach by a shareholder under a shareholder agreement entered into pursuant to the merger agreement, which breach:

  •
  individually or in the aggregate, would be reasonably likely to result in a material adverse effect with respect to the First Community or Pacific Liberty as the case may be; and

  •
  is not cured within 30 days following written notice to the party committing the breach or which by its nature or timing cannot be cured within such time.

  •
  by First Community if Pacific Liberty exercises its rights under section 6.08 of the merger agreement in entertaining a competing takeover proposal and either continues discussions with a third party for more than 10 business days after receiving a competing proposal, or does not reject a publicly disclosed takeover proposal within 15 business days after the earlier of the receipt of the proposal or its public disclosure;

  •
  by First Community at any time prior to the special meeting of Pacific Liberty shareholders if the board of Pacific Liberty shall have failed to recommend or adversely modified its recommendation of the merger;

  •
  by First Community if the final measuring price is above $46.98 and such increase, as measured against an initial price of the First Community common stock of $44.74, is not proportionate to the increase over the same period, if any, in the Nasdaq Bank Index, as measured against the initial value of the Nasdaq Bank Index of 2,970.72 (i.e., such increase is a 15% greater increase than the increase in the Nasdaq Bank Index), and Pacific Liberty does not agree to adjust the amount of shares of First Community common stock to be received by Pacific Liberty shareholders;

  •
  by Pacific Liberty if the final measuring price is below $42.50 and such decline, as measured against an initial price of the First Community common stock of $44.74, is not proportionate to the decline over the same period, if any, in the Nasdaq Bank Index, as measured against the initial value of the Nasdaq Bank Index of 2,970.72 (i.e., such decline is a 15% greater decline than the decline in the Nasdaq Bank Index) and First Community does not agree to adjust the amount of shares of First Community common stock to be received by Pacific Liberty shareholders.

Waiver and Amendment of the Merger Agreement

        At any time prior to the closing of the merger, First Community and Pacific Liberty, by action taken or authorized by their respective boards of directors, may, if legally allowed:

  •
  amend or modify the agreement in writing; and

  •
  waive any provision in the merger agreement that benefited them.

        However, after any approval of the transactions contemplated by the merger agreement by the shareholders of Pacific Liberty, there may not be, without further approval of those shareholders, any amendment to the merger agreement which would reduce the aggregate value of the consideration to be received by the Pacific Liberty shareholders under the merger agreement, other than as contemplated by the merger agreement.

Termination Fee and Liquidated Damages

        Under certain conditions, First Community will be entitled to a termination fee of $1.2 million if:

  •
  First Community terminates because of:

  •
  Pacific Liberty's discussions with a third party regarding a competing acquisition proposal or failure to reject a publicly disclosed takeover offer or other breach of section 6.08 of the merger agreement; or

  •
  Pacific Liberty's board of directors failure to recommend the merger to shareholders or its withdrawal of or adverse change in its recommendation prior to the special meeting or Pacific Liberty shareholders; or

  •
  Pacific Liberty terminates because shareholder approval of the merger shall not have been received at the special meeting after a bona fide acquisition proposal or intention to make an acquisition proposal shall have been publicly announced with respect to Pacific Liberty.

        Under certain conditions, either First Community or Pacific Liberty may owe to the other party liquidated damages of $400,000 if the merger agreement is terminated due to breach. The merger agreement requires payment of such liquidated damages to the other party if either party terminates as a result of a breach by the other party which results in a right of termination under section 8.01(b) of the merger agreement because the breach would be reasonably likely to result in a material adverse effect and is not cured within the applicable 30 day cure period. Further, in the event that First Community terminates under section 8.01(b) of the merger agreement as a result of Pacific Liberty's breach of its obligations, and within 12 months Pacific Liberty has undergone a merger, consolidation or similar business combination, another entity has acquired a majority of the voting power of the outstanding securities of Pacific Liberty or Pacific Liberty has agreed to the foregoing, Pacific Liberty will be required to pay an additional $800,000 in liquidated damages.

Amendment to Merger Agreement

        On August 11, 2005, First Community and Pacific Liberty amended the merger agreement to clarify the language relating to the opinions of counsel relating to tax matters that are conditions to consummating of the merger to each party.

Stock Exchange Listing

        First Community has agreed to cause the shares of First Community common stock to be issued in the merger to be approved for quotation on Nasdaq.

Expenses

        The merger agreement provides that each of First Community and Pacific Liberty will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, with certain enumerated exceptions.

Shareholder Agreements

        Kenneth Bourguignon, Alvin Coen, Clare Marie Einsmann, Richard Ganulin, Edwin Laird, Hugh Moran, John Rich, Ronald Shenkman, Haydee Velazquez Tillotson and Caleb Zia, in their capacities as shareholders of Pacific Liberty, have separately entered into shareholder agreements with First Community in which they have agreed to vote all shares of Pacific Liberty common stock that they owned as of the date of their respective agreements, and that they subsequently acquire, in favor of the principal terms of the merger agreement and the transactions contemplated therein. As of the record date, these shareholders owned, in the aggregate, 213,500 shares of the common stock of Pacific Liberty, allowing them to exercise approximately 22.6% of the voting power of Pacific Liberty common stock.

Non-Solicitation Agreements

        Simultaneously with the execution of the merger agreement, all Pacific Liberty directors entered into non-solicitation agreements with First Community. They are prohibited from, for a period of two years following the effective time, transacting any activity customarily associated with commercial banking or lending or the operation of an institution the deposits of which are insured by the FDIC, called herein a competitive enterprise, with any customers of Pacific Liberty. This restriction extends to the geographic area of Orange County. Customers for purposes of these agreements include existing customers of Pacific Liberty or potential customers who were solicited in the 12 months prior to closing. In addition, all Pacific Liberty directors, as well as Cathy Williams, Frank Ford and Diane Heyden, entered into non-solicitation agreements with First Community agreeing that, for a period of two years from the effective date of the merger, they will not solicit the business of customers of Pacific Liberty for a competitive enterprise, or solicit for employment the employees of Pacific Liberty, or interfere or damage any relationship between Pacific Liberty and its customers. They have also agreed not to disclose or use confidential information of Pacific Liberty. Additionally, in certain cases individual directors have agreements that allow them to continue pre-existing business arrangements.

Information About First Community

Company History

        First Community is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with $2.8 billion in assets as of June 30, 2005. First Community was organized on October 22, 1999 as a California corporation. First Community's principal business is to serve as a holding company for its subsidiary banks, First National Bank and Pacific Western National Bank, which we refer to as the Banks.

        The Banks are full-service community banks offering a broad range of banking products and services including: accepting time and demand deposits, originating commercial loans, including asset-based lending and factoring of accounts receivable, real estate and construction loans, Small Business Administration guaranteed loans, or SBA loans, consumer loans, mortgage loans, international loans for trade finance and other business-oriented products. At June 30, 2005, the Banks' gross loans totaled $2.2 billion of which approximately 32% were commercial loans, 66% were commercial real estate loans, including construction loans, and 2% were consumer and other loans. These percentages include some foreign loans, primarily to individuals or entities with business in Mexico, representing 5% of total loans. In addition, special services and requests beyond the lending limits of the Banks can be arranged through correspondent banks.

        First Community derives its income primarily from interest received on commercial real estate loans, commercial loans and consumer loans and, to a lesser extent, on fees from the sale of SBA loans and certain foreign loans originated by the Banks, interest on investment securities, fees received in connection with deposit services as well as loans and other services offered, including foreign exchange services, and beginning in 2005, tax free real estate exchange accommodation services. First Community's major operating expenses are the interest paid by the Banks on deposits and borrowings, salaries and general operating expenses. The Banks rely on a foundation of locally generated deposits. They have a relatively low cost of funds due to a high percentage of low cost and noninterest bearing deposits. First Community's operations, like those of other financial institutions operating in Southern California, are significantly influenced by economic conditions in Southern California, including the strength of the real estate market, and the fiscal and regulatory policies of the federal and state government and the regulatory authorities that govern financial institutions. Through its asset-based lending and factoring operations, First Community also operates in Arizona and Texas and is subject to the economic conditions affecting those markets.

        As of June 30, 2005, First National Bank had 13 branches located in San Diego County, and Pacific Western National Bank had 22 branches located in Los Angeles, Orange, Riverside, and San Bernardino Counties. All branches of the Banks are located in California. First National Bank's business includes the asset-based lending and accounts receivable factoring operations of its wholly-owned subsidiary First Community Financial, based in Phoenix, Arizona, with lending production offices in Houston and Dallas, Texas and Los Angeles and Orange, California.

        First Community has grown rapidly through a series of acquisitions. Since its inception, First Community has to date completed the acquisition of 13 banks and one commercial finance company, including its recent acquisition of First American Bank. First Community anticipates that it will continue to explore growth through additional strategic acquisitions in the future as opportunities arise.

        First Community's website address is www.firstcommunitybancorp.com

Recent Developments

        On August 12, 2005, First Community acquired all of the outstanding common stock and options of First American Bank for $62.3 million in cash. First American Bank targeted medium-to-small sized businesses and professionals in Los Angeles County through four branch locations in Rosemead, San Fernando, South Pasadena and downtown Los Angeles. As of June 30, 2005, First American Bank had

$238.6 million in assets. Upon completion of the acquisition, First American Bank merged into Pacific Western National Bank, resulting in First Community having 39 full-service community banking branches, including Pacific Western's 26 branches serving Los Angeles, Orange, Riverside and San Bernardino counties.

        On August 26, 2005, First Community sold 744,680 shares of its common stock at an aggregate offering price of approximately $35.0 million, or a price of $47.00 per share, to 13 institutional investors, pursuant to its registration statement on Form S-3 on file with the SEC. First Community intends to use the proceeds from the sales of its common stock to provide capital for the acquisition of First American Bank, as well as to finance future acquisitions and for general corporate purposes.

Limitations on Dividends

        First Community's ability to pay dividends is limited by federal law, state law and contractual provisions.

        Its ability to pay dividends to its shareholders is subject to the restrictions set forth in the California General Corporation Law, or the CGCL. The CGCL provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The CGCL further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions:

  •
  the corporation's assets equal at least 1 1/4 times its liabilities; and

  •
  the corporation's assets equal at least its liabilities or, alternatively, if the average of the corporation's earnings before taxes on income and interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, the corporation's current assets equal at least 1 1/4 times its current liabilities.

        First Community's primary source of income is the receipt of dividends from the Banks. The availability of dividends from the Banks is limited by various statutes and regulations. It is possible, depending upon the financial condition of the bank in question, and other factors, that the FRB and/or the OCC could assert that payment of dividends or other payments is an unsafe or unsound practice. In addition, First Community's ability to pay dividends is limited by certain provisions of their credit agreements with U.S. Bank, N.A. and The Northern Trust Company. Both agreements provide that First Community may not declare or pay any dividend on its common stock in any quarter if such dividend, when added together with any purchases or redemptions of its capital stock and the previous three quarterly cash dividends declared and paid, would exceed 50% of First Community's consolidated net income for the immediately preceding four quarterly periods.

        First Community's ability to pay dividends is also limited by certain covenants contained in the indentures governing trust preferred securities that it has issued, and the debentures underlying the trust preferred securities. The indentures provide that if an event of default (as defined in the indentures) has occurred and is continuing, or if First Community is in default with respect to any obligations under its guarantee agreement which covers payments of the obligations on the trust preferred securities, or if First Community gives notice of any intention to defer payments of interest on the debentures underlying the trust preferred securities, then First Community may not, among other restrictions, declare or pay any dividends (other than a dividend payable by the Banks to the holding company) with respect to its common stock.

Employees

        As of June 30, 2005, First Community on a consolidated basis had a total of 574 full time equivalent employees, with 202 full time equivalent employees at First National Bank, 281 full time equivalent employees at Pacific Western.

Information About Pacific Liberty Bank

General

        Pacific Liberty Bank is a community business bank specializing in banking to family-owned businesses while being active in community and civic activities. Pacific Liberty is a California state-chartered bank that is a member of the Federal Reserve System. Pacific Liberty commenced operations on May 17, 1999. Pacific Liberty is headquartered in Huntington Beach, California, with total assets of $151.0 million as of June 30, 2005. It has two full-service offices serving Huntington Beach and surrounding communities in Orange County.

        Pacific Liberty's lending operation is primarily focused on commercial lending, including loans on commercial and industrial real estate, construction loans, and SBA loans. Since opening in May 1999, Pacific Liberty has experienced consistent growth in loans, total assets and deposits. Loans, net of deferred fees, grew from $10.1 million at December 31, 1999, to $20.6 million, $35.0 million, $57.2 million, $64.7 million, $102.8 million, and $119.9 million at December 31, 2000, 2001, 2002, 2003, 2004 and June 30, 2005, respectively. As of those same dates, total assets grew from $21.5 million to $38.3 million, $59.8 million, $78.7 million, $98.3 million, $132.6 million and $151.0 million, respectively, and deposits grew from $16.8 million to $33.2 million, $54.1 million, $71.8 million, $84.7 million,. $116.6 million and $132.9 million, respectively.

Market Area

        Pacific Liberty currently operates from its Beach Office, at Beach and Adams, and its Marina Office, at Springdale and Edinger, both in Huntington Beach, California. From these two offices Pacific Liberty serves the Orange County communities of Huntington Beach, Fountain Valley, Seal Beach, Garden Grove, Westminster, Anaheim, Santa Ana, Tustin, Irvine, Costa Mesa, Newport Beach and Corona Del Mar.

        Pacific Liberty's business plan emphasizes providing highly specialized financial services in a professional and personalized manner to individuals and businesses in its market area, primarily Orange County. Pacific Liberty markets certain of its services, such as SBA, construction and commercial real estate loans to prospects in Los Angeles, San Bernardino, Riverside and San Diego Counties. Since Pacific Liberty is predominantly locally owned, with a local management team and board of directors charged with monitoring the financial needs of the communities it serves, Pacific Liberty believes that it is in a position to respond promptly to the changing needs of its customers.

Services Offered

        Pacific Liberty offers a variety of checking, savings and money market accounts, liquid time certificates of deposit, and time certificate of deposits, including IRA accounts. Depositors have the option of subscribing for a wide range of electronic services including online banking, ATM and debit cards, and telebanking. Pacific Liberty also provides other incidental services customary to the banking industry, such as safe deposit boxes, wire transfers and courier services. Pacific Liberty believes that this inventory of products and services attracts potential customers, helps to foster and maintain well-rounded banking relationships, and supports its asset-liability management practices. The types and terms of its deposit accounts are on competitive terms. The interest rates payable by banks on the various types of deposit instruments (except for commercial demand deposits) are a function of a number of factors, including rates paid by the competition, the need for liquidity for lending operations, and the monetary policy of the Federal Reserve Board.

        Pacific Liberty makes a variety of loan products available, including commercial, commercial real estate, construction, automobile and other installment and term loans. Through affiliations with third party vendors, Pacific Liberty also provides loans for single family mortgages and merchant card services.

        In general, lending (whether commercial or consumer, secured or unsecured, short term or long term, at fixed or variable rates and regardless of the availability of government or private guarantees or insurance) involves risk. Thus, there can be no guarantees that some loans will not go into default or that Pacific Liberty will not incur losses from lending activities. Indeed, experiencing losses from loans is an integral part of the banking business and it is the role of management and the board of directors to minimize losses, establish and maintain reasonable and adequate reserves against anticipated loan losses and to manage the numerous risks inherent in the banking business. Pacific Liberty believes that through the cooperative efforts of its management, board of directors and employees, it can manage the risks inherent in lending.

        Pacific Liberty offers loans guaranteed by the United States Small Business Administration (the "SBA") and is a designated "Preferred" and SBA/Express lender under SBA programs. Under the SBA's Preferred Lenders Program, or PLP, and SBA/Express loan program, loan approval, closing and most servicing and liquidation authorities are delegated to the lender, enabling them to process loans faster. The SBA generally approves PLP and SBA/Express loans submitted by participating lenders in 36 hours or less.

        The SBA's 7A, 7A Piggy Back, Low Doc, Express and 504 loan programs are available to businesses of almost every type, and make a special effort to assist businesses owned by women and minorities. With the government guarantee, Pacific Liberty can offer loan applicants greater flexibility in maturity terms and interest rates. Loan proceeds can be used for a variety of financing needs, including real estate, equipment, working capital, expansion and inventory.

        Like many other government programs, the SBA lending programs are federal government programs authorized by legislation and uncertainties surround the SBA programs due to reliance on the U.S. Congress. The level of funding for SBA loan programs is subject to the federal budgeting process for each fiscal year. Discontinuation, elimination or a significant reduction of one or more programs in which Pacific Liberty participates could adversely affect its plans for SBA lending. There can be no assurance that Pacific Liberty's SBA lending program will continue in its present manner.

Investment Services

        Pacific Liberty is a party to a strategic alliance with LPL Financial, a NASD/SIPC member firm, to provide a wide array of investment services to customers. LPL Financial provides securities investment services to individuals and businesses and operates out of the Beach and Marina Offices.

Online Banking Services

        Pacific Liberty has its own "home page" address on the world wide web as an additional means of expanding its market and Pacific Liberty offers a variety of internet banking services, including online banking which allows customers to access recent account activity, transfer funds between accounts, and pay bills.

        Pacific Liberty's website address is: www.pacificliberty.com.

Premises

        The Beach office is located at the corner of Beach and Adams in Huntington Beach. The address is 19950 Beach Boulevard, Huntington Beach, California 92648. The premises, located in the Newland Shopping Center, consist of a stand-alone building containing approximately 5,300 square feet with a walk-up and a drive-thru ATM. The lease, which runs through June 2012, is from an unaffiliated third party. The monthly rent currently is $12,941, which is inclusive of common area and other monthly charges. The rent increases annually based on increases to the cost of living, but not less than 3% and not more than 6%, cumulatively.

        The Marina Office is located at the corner of Springdale and Edinger in Huntington Beach. The address is 16001 Springdale Street, Huntington Beach, California 92649. The premises consist of a stand-alone building containing approximately 2,500 square feet and a drive-thru ATM. Pacific Liberty leases the premises from an unaffiliated third party. The lease runs through January 2010. The monthly rent currently is $6,527, which is inclusive of other charges. The rent increases annually based on increases in the cost of living.

        Pacific Liberty believes that its premises are adequate for its present and anticipated needs and does not contemplate any material capital expenditures. Pacific Liberty also believes that it has adequate insurance to cover its interests in its premises.

Employees

        At June 30, 2005, Pacific Liberty had 25 full-time employees and 2 part-time employees. Pacific Liberty's employees are not represented by any union or other collective bargaining agreement and Pacific Liberty considers its relations with its employees to be excellent.

Securities Authorized For Issuance Under Our Equity Compensation Plans

        The following table provides information as of August 26, 2005, with respect to the shares of our common stock that may be issued under existing compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity Compensation Plan Approved by Holders:
1999 Stock Option Plan	199,225	$14.87	50,850
Equity Compensation Plan Not Approved by Holders:
2004 Non-Qualified Stock Option Plan	90,000	$25.40	-0-

Competition

        The banking business in California, generally, and in Pacific Liberty's service area, specifically, is highly competitive with respect to both loans and deposits and is dominated by a number of major banks which have many offices operating over wide geographic areas. Pacific Liberty competes for deposits and loans principally with these major banks, savings and loan associations, finance companies, credit unions and other financial institutions located in its market areas. Among the advantages which the major banks have over Pacific Liberty are their ability to finance extensive advertising campaigns and to allocate their investment assets to regions of highest yield and demand. Many of the major commercial banks operating in Pacific Liberty's service areas offer certain services (such as trust and international banking services) which are not offered directly by Pacific Liberty and, by virtue of their greater total capitalization, such banks have substantially higher lending limits than Pacific Liberty.

        Moreover, all banks face increasing competition for loans and deposits from non-bank financial intermediaries such as mortgage companies, insurance companies, and securities firms.

        Given that the traditional distinctions between banks and other providers of financial services have been effectively eliminated as a result of the Gramm-Leach-Bliley Act, Pacific Liberty faces additional competition from thrift institutions, insurance companies and securities firms. Additionally, their ability to cross-market banking products to their existing customers or the customers of affiliated companies make it more difficult for Pacific Liberty to compete.

        In order to compete Pacific Liberty uses to the fullest extent possible the familiarity of its directors and officers with its market area and its residents and businesses and the flexibility which its independent status will permit. This includes an emphasis on specialized services, local promotional activity, and personal contacts by its directors, officers and other employees. Pacific Liberty uses advertising, including radio and newspaper ads and direct mail pieces, to inform the community of the services it offers. Pacific Liberty also utilizes the Internet to reach target markets. In addition, Pacific Liberty's directors and shareholders refer customers to Pacific Liberty as well as bring their own business to Pacific Liberty. Pacific Liberty also has an active calling program where its officers contact targeted prospects to solicit both deposit and loan business.

        Pacific Liberty develops programs which are specifically addressed to the needs of consumers, professionals and small- to medium-sized businesses. In the event there are customers whose loan demands exceed Pacific Liberty's lending limits, Pacific Liberty arranges for such loans on a participation basis with other financial institutions and intermediaries. Pacific Liberty also assists those customers requiring other services not offered by Pacific Liberty to obtain those services from its correspondent banks. In addition, Pacific Liberty offers ATM services, a night depository, courier services, bank-by-mail services and direct deposit services, as well as other services.

        Pacific Liberty also faces growing competition from other community banks. These institutions have marketing strategies similar to Pacific Liberty's. These other community banks have also been successful and are strong evidence regarding the potential success of the community banking sector.

        No assurance can be given that Pacific Liberty's ongoing efforts to compete will be successful.

Pacific Liberty Bank Management's Discussion and Analysis
of Financial Condition and Results of Operations

        The following sections set forth a discussion of the significant operating changes, business trends, financial condition, earnings, capital position, and liquidity that have occurred in the six months ended June 30, 2005 and the year ended December 31, 2004, together with an assessment, when considered appropriate, of external factors that may affect Pacific Liberty in the future. This discussion should be read in conjunction with the financial statements and notes included as Exhibits D and E hereto.

Earnings Summary

        Net income for the six months ended June 30, 2005 was $1.7 million, or $1.57 earnings per diluted share, compared to income of $861,000, or $0.87 earnings per diluted share, for the same period in 2004. This increase in earnings of $805,000 was due primarily to the $1.4 million increase in net interest income created by Pacific Liberty's growth in average interest-earning assets as well as improvements in Pacific Liberty's net interest margin.

        For the year ended December 31, 2004, Pacific Liberty reported net income of $2.1 million, or $1.99 earnings per diluted share, as compared to $964,000, or $1.53 earnings per diluted share, in 2003. Again, this increase in earnings of $1.1 million was due primarily to the $2.1 million increase in net interest income created by Pacific Liberty's growth in average interest-earning assets as well as improvements in Pacific Liberty's net interest margin.

Balance Sheet Summary

        Pacific Liberty has experienced consistent growth over its operating history. As of June 30, 2005, total assets were $151.0 million; a $27.5 million or 22.2% increase from total assets of $123.5 million at June 30, 2004 and a $14.5 million or 10.7% increase from total assets of $136.7 million at December 31, 2004. The majority of this growth was funded by deposits and retained earnings and invested in loans, which increased from $84.1 million at June 30, 2004 to $102.8 million at December 31, 2004 and to $119.9 million at June 30, 2005. Shareholders' equity increased $1.7 million in 2005 primarily through the retention of earnings.

        Total assets at December 31, 2004 were $136.6 million, an increase of $38.4 million or 39.0% from the $98.3 million reported at December 31, 2003. Total deposits funded the majority of this asset growth by increasing $31.9 million or 37.7% from $84.7 million at December 31, 2003 to $116.6 million at December 31, 2004. Total loans increased from $64.7 million at December 31, 2003 to $102.8 million at December 31, 2004. Shareholders' equity increased from $12.8 million at December 31, 2003 to $15.0 million at December 31, 2004, primarily through the retention of earnings.

        The following table sets forth several key operating ratios:

	Six Months Ended June 30,				Year Ended December 31,
	2005		2004		2004	2003
Return on Average Assets	2.31	%(1)	1.56	%(1)	1.70%	1.12%
Return on Average Equity	20.99	%(1)	13.02	%(1)	15.12%	13.65%
Average Shareholders' Equity to Average Total Assets	11.03%		11.95%		11.25%	8.19%

(1)
These ratios have been annualized

Distribution of Assets, Liabilities, and Shareholders' Equity

        The following tables present, for the periods indicated, the distribution of average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income and the resultant yields, and the dollar amounts of interest expense and resultant rates. Nonaccrual loans are included in the calculation of the average balances of loans, loan interest income not accrued is excluded and loan fees, which are not material, are included in interest earned on loans (dollar amounts in thousands).

	For the Six Months Ended June 30,
	2005			2004
	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid(1)	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid(1)
Assets
Interest-Earning Assets:
Investment Securities	$22,109	$385	3.48%	$26,302	$438	3.33%
Certificates of Deposits	93	1	2.15%	78	1	2.56%
Federal Funds Sold	551	8	2.90%	3,307	16	0.97%
Loans	112,395	4,376	7.79%	72,695	2,433	6.69%

Total Interest-Earning Assets	135,148	4,770	7.06%	102,382	2,888	5.64%
Cash and Due From Banks	6,271			6,170
Premises and Equipment	142			168
Other Real Estate Owned	—			—
Accrued Interest and Other Assets	3,734			2,788
Allowance for Loan Losses	(1,340)			(857)

Total Assets	$143,955			$110,651

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Money Market, Savings and NOW	$32,342	212	1.31%	$31,001	110	0.71%
Time Deposits under $100,000	24,341	305	2.51%	20,699	236	2.28%
Time Deposits of $100,000 or More	24,242	372	3.07%	11,348	127	2.24%
Other Borrowings	3,546	50	2.82%	—	—	0.00%

Total Interest-Bearing Liabilities	84,471	939	2.22%	63,048	473	1.50%

Noninterest-Bearing
Liabilities:
Demand Deposits	42,117			33,449
Other Liabilities	1,489			926
Shareholders' Equity	15,878			13,228

Total Liabilities and Shareholders' Equity	$143,955			$110,651

Net Interest Income		$3,831			$2,415

Net Yield on Interest-Earning Assets (Net Interest Margin)			5.67%			4.72%

(1)
Rates and yields have been annualized

	For the Year Ended December 31,
	2004			2003
	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid
Assets
Interest-Earning Assets:
Investment Securities	$24,656	$840	3.41%	$7,878	$333	4.23%
Certificates of Deposits	42	1	2.38%	61	1	1.64%
Federal Funds Sold	5,256	81	1.54%	10,973	117	1.07%
Loans	83,617	5,840	6.98%	59,971	4,073	6.79%

Total Interest-Earning Assets	113,571	6,762	5.95%	78,883	4,524	5.74%
Cash and Due from Bank	6,444			5,473
Premises and Equipment	154			227
Other Real Estate Owned	—			—
Accrued Interest and Other Assets	2,962			2,436
Allowance for Loan Losses	(966)			(737)

Total Assets	$122,165			$86,282

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Money Market, Savings and NOW	$33,842	263	0.78%	$20,785	135	0.65%
Time Deposits under $100,000	21,494	496	2.31%	21,420	616	2.88%
Time Deposits of $100,000 or More	14,965	367	2.45%	10,361	281	2.71%
Other Borrowings	230	3	1.30%	—	—	0.00%

Total Interest-Bearing Liabilities	70,531	1,129	1.60%	52,566	1,032	1.96%

Noninterest-Bearing
Liabilities:
Demand Deposits	36,855			25,281
Other Liabilities	1,032			1,372
Shareholders' Equity	13,747			7,063

Total Liabilities and Shareholders' Equity	$122,165			$86,282

Net Interest Income		$5,633			$3,492

Net Yield on Interest-Earning Assets (Net Interest Margin)			4.96%			4.43%

Earnings Analysis

  Net Interest Income

        A significant component of earnings is net interest income. Net interest income is the difference between the interest earned on loans and investments and the interest paid on deposits and other interest-bearing liabilities.

        Pacific Liberty's net interest income is affected by changes in the amount and mix of its interest-earning assets and interest-bearing liabilities, referred to as a "volume change." It is also affected by changes in the yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a "rate change."

        The following table sets forth changes in interest income and interest expense for each major category of interest-earning asset and interest-bearing liability, and the amount of change attributable to volume and rate changes for the years indicated. Changes not solely attributable to rate or volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each (dollar amounts in thousands).

	Six Months Ended June 30, 2005 versus Six Months Ended June 30, 2004
	Increase (Decrease) Due To Change in
	Volume	Rate	Total
Interest-Earning Assets:
Investment Securities	$(103)	$50	$(53)
Certificate of Deposits	—	—	—
Federal Funds Sold	(40)	32	(8)
Loans	1,496	447	1,943

Total Interest Income	1,353	529	1,882
Interest-Bearing Liabilities:
Money Market, Savings and NOW	5	97	102
Time Deposits under $100,000	44	25	69
Time Deposits of $100,000 or More	185	60	245
Other Borrowings	50	—	50

Total Interest Expense	284	182	466

Net Interest Income	$1,069	$347	$1,416

	Year Ended December 31, 2004 versus Year Ended December 31, 2003
	Increase (Decrease) Due To Change in
	Volume	Rate	Total
Interest-Earning Assets:
Investment Securities	$584	$(77)	$507
Certificate of Deposits	—	—	—
Federal Funds Sold	(76)	40	(36)
Loans	1,648	119	1,767

Total Interest Income	2,156	82	2,238
Interest-Bearing Liabilities:
Money Market, Savings and NOW	97	31	128
Time Deposits under $100,000	2	(122)	(120)
Time Deposits of $100,000 or More	115	(29)	86
Other Borrowings	3	—	3

Total Interest Expense	217	(120)	97

Net Interest Income	$1,939	$202	$2,141

  2005 Compared to 2004 (Six Months Ended June 30)

        Net interest income for the six months ended June 30, 2005 was $3.8 million, an increase of $1.4 million, or 58.6%, compared to the $2.4 million reported in the same six-month period of 2004. This increase was due primarily to the combination of increases in the average interest-earning assets as well as overall improvement in Pacific Liberty's net interest margin. Average interest-earning assets increased from $102.4 million in the first six-months of 2004 to $135.1 million for the same period of 2005, an increase of $32.8 million, or 32.0%. In the first six-months of 2005, the net interest margin was 5.67% compared to 4.72% in 2004.

        Interest income for the six months ended June 30, 2005 was $4.8 million; a $1.9 million or 65.2% increase over the $2.9 million recorded in the same six-month period of 2004. The increase in interest income was from the combination of volume increases in interest-earning assets discussed above and the increasing interest rate environment. The average yield on interest-earning assets increased 142 basis points in 2005 to 7.06% from 5.64% in 2004. These yield increases were primarily due to the increases in the prime rate in late 2004 and early 2005 combined with a change in the overall mix of average interest-earning assets. Pacific Liberty's loans as a percentage of total average interest-earning assets, Pacific Liberty's highest yielding assets, increased from 71.0% in the six months ended June 30, 2004 to 83.2% in the same period of 2005.

        Interest expense also increased in 2005 from $473,000 in 2004 to $939,000. The increase in interest expense was also from the increasing interest rate environment as well as increases in the amount of total interest-bearing liabilities at Pacific Liberty. The average rates on interest-bearing liabilities increased 72 basis points in 2005 to 2.22% from 1.50% in 2004. Average interest-bearing liabilities increased $21.4 million or 34.0% from $63.0 million in 2004 to $84.5 million in 2005.

  2004 Compared to 2003 (Year Ended December 31)

        Net interest income for 2004 was $5.6 million, an increase of $2.1 million, or 61.3%, compared to the $3.5 million reported in 2003. This increase was due to the combination of an increase in Pacific

Liberty's net interest margin and an increase in total interest-earning assets. Pacific Liberty's net interest margin increased 53 basis points from 4.43% in 2003 to 4.96% in 2004. Total interest-earning assets increased by $34.7 million from $78.9 million in 2003 to $113.6 million in 2004.

        Interest income for 2004 was $6.8 million, an increase of $2.2 million, or 49.5%, compared to the $4.5 million reported in 2003. The increase in interest income was from the combination of volume increases in interest-earning assets discussed above and the increasing interest rate environment. The average yield on interest-earning assets increased 21 basis points in 2004 to 5.95% from 5.74% in 2003.

        Interest expense increased slightly from $1.0 million in 2003 to $1.1 million in 2004. The increase was due to a combination of increasing average interest-bearing liabilities reduced by declining interest rates. Average interest-bearing liabilities increased $17.9 million or 34.2% from $52.6 million in 2003 to $70.5 million in 2004. The interest paid on these liabilities declined 36 basis points from 1.96% in 2003 to 1.60% in 2004. Rates on interest-bearing liabilities declined, although prime rate increases improved yields on interest-earning assets, due to the time lag in repricing deposits.

  Noninterest Income

        Noninterest income consists primarily of service charges on deposit accounts and loan sale premiums. For the first six months of 2005, noninterest income was $1.4 million compared to $943,000 for the same period in 2004. This increase of $466,000 or 49.4% was comprised primarily of increased fees related to SBA loan sales that increased $584,000, compared to the same period in 2004. This increase was partially offset by a slight reduction in the amount of service charges collected on deposit accounts in 2005.

        For the year ended December 31, 2004, noninterest income was $2.0 million, an increase of $691,000, or 52.0%, when compared to the $1.3 million reported in 2003. This increase was comprised primarily of increased fees related to SBA loan sales that increased $452,000, compared to the same period in 2003. In addition, service charges collected on deposit accounts increased $218,000, compared to the same period in 2003.

  Noninterest Expense

        Noninterest expense reflects Pacific Liberty's costs of products and services related to systems, facilities and personnel. The major components of noninterest expense stated as a percentage of average assets for the six months ended June 30, 2005 and 2004 are as follows (dollar amounts in thousands):

	Six Months Ended June 30,
	Amount		Percentage
	2005	2004	2005	2004
Salaries and Employee Benefits	$1,208	$953	1.68%	1.72%
Occupancy Expenses	162	155	0.23%	0.28%
Furniture and Equipment	68	83	0.09%	0.15%
Other Expenses	889	586	1.24%	1.06%

	$2,327	$1,777	3.23%	3.21%

        During the first six months of 2005, total noninterest expense increased to $2.3 million compared to $1.8 million in the same period of 2004, an increase of $550,000 or 30.1%. The majority of this increase relates to additional staffing and operating costs, such as data processing fees and loan expenses related to the increase in average assets. Average assets were $144.0 million for the first six months of 2005 compared to $110.7 million in the same period of 2004. As a percentage of average assets, Pacific Liberty's increase was only 2 basis points, most of which was centered in other professional fees and other costs associated with the proposed merger.

        The major components of noninterest expense stated as a percentage of average assets for the years ended December 31, 2004 and 2003 are as follows (dollar amounts in thousands):

	Year Ended December 31,
	Amount		Percentage
	2004	2003	2004	2003
Salaries and Employee Benefits	$1,918	$1,435	1.57%	1.66%
Occupancy Expenses	315	321	0.26%	0.37%
Furniture and Equipment	145	156	0.12%	0.18%
Other Expenses	1,503	1,107	1.23%	1.28%

	$3,881	$3,019	3.18%	3.50%

        During the year ended December 31, 2004, total noninterest expense increased to $3.9 million compared to $3.0 million in 2003, an increase of $862,000 or 28.6%. The majority of this increase relates to additional staffing and operating costs, such as data processing fees and loan expenses related to the increase in average assets. Average assets were $122 million in 2004 compared to $86 million in 2003. As a percentage of average assets, Pacific Liberty's noninterest expense actually declined 32 basis points as the Bank strived to improve its overall operating efficiency.

  Interest Taxes

        Pacific Liberty's effective income tax rate was 38.4% for the six months ended June 30, 2005, 37.5% for the year ended December 31, 2004 and 38.4% for the year ended December 31, 2003.

Balance Sheet Analysis

  Investment Portfolio

        All of Pacific Liberty's investment securities are classified as available-for-sale. The following table summarizes the amounts and distribution of Pacific Liberty's investment securities held as of the dates indicated, and the weighted average yields as of June 30, 2005 (dollar amounts in thousands):

	June 30,			December 31,
	2005			2004		2003
Available-for-Sale Securities	Amortized Cost	Market Value	Weighted Average Yield	Amortized Cost	Market Value	Amortized Cost	Market Value
U.S. Government Agencies
Within One Year	$999	$990	2.34%	$—	$—	$502	$503
One to Five Years	8,517	8,384	2.96%	9,533	9,409	9,590	9,628
Five to Ten Years	485	489	4.63%	484	489	1,938	1,956

	10,001	9,863	2.98%	10,017	9,898	12,030	12,087
Municipals
Five to Ten Years	—	—		251	249	—	—
After Ten Years	7,085	7,093	5.00%	6,884	6,832	4,731	4,688

	7,085	7,093	5.00%	7,135	7,081	4,731	4,688
Mortgage-Backed Securities	4,627	4,555	3.65%	5,291	5,257	7,025	6,999

	$21,713	$21,511	3.79%	$22,443	$22,236	$23,786	$23,774

  Loan Portfolio

        The following table sets forth the components of total net loans outstanding in each category at the date indicated (dollar amounts in thousands):

		December 31,
	June 30, 2005
		2004	2003
Loans
Commercial	$37,846	$33,998	$16,598
Real Estate—Construction	30,024	16,947	5,329
Real Estate—Other	50,102	49,998	40,912
Consumer	2,348	2,240	2,156
Net Deferred Loan Fees	(420)	(342)	(281)

Total Loans	119,900	102,841	64,714
Allowance for Loan Losses	(1,460)	(1,250)	(789)

Net Loans	$118,440	$101,591	$63,925

Commitments
Letters of Credit	$505	$505	$316
Undisbursed Loans and Commitments to Grant Loans	46,546	42,158	18,486

Total Commitments	$47,051	$42,663	$18,802

        The loan portfolio consists of loans to borrowers within Southern California. Although Pacific Liberty seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in its market area and, as a result, the loan and collateral portfolios are, to some degree, concentrated in those industries.

        The following table sets forth the maturity distribution of Pacific Liberty's loans outstanding at December 31, 2004. In addition, the table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the national prime rate or Pacific Liberty's Reference Rate. Variable rate loans where the interest rate has fallen below contractual minimums are classified in the following chart as fixed rate loans (dollar amounts in thousands):

	Less Than One Year	Over One Year But Less Than Five Years	Over Five Years	Total
Commercial	$11,887	$8,583	$13,528	$33,998
Real Estate—Construction	16,052	895	—	16,947
Real Estate—Other	2,933	1,471	45,594	49,998
Consumer	846	1,320	74	2,240

	$31,718	$12,269	$59,196	$103,183

Loans with fixed interest rates	$826	$1,505	$8,168	$10,499
Loans with variable interest rates	30,892	10,764	51,028	92,684

	$31,718	$12,269	$59,196	$103,183

  Nonperforming Assets

        The following table provides information with respect to the components of Pacific Liberty's nonperforming assets at the dates indicated (dollar amounts in thousands):

		December 31,
	June 30, 2005
		2004	2003
Loans 90 Days Past Due and Still Accruing	$—	$—	$—
Nonaccrual Loans	347	—	—

Total Nonperforming Loans	347	—	—
Other Real Estate Owned	—	—	—

Total Nonperforming Assets	347	$—	$—

Nonperforming Loans as a Percentage of Total Loans	0.29%	0.00%	0.00%
Allowance for Loan Loss as a Percentage of Nonperforming Loans	420.75%	N/A	N/A
Nonperforming Assets as a Percentage of Total Assets	0.23%	0.00%	0.00%

        Nonaccrual loans are generally past due 90 days or are loans that the interest on which may not be collectible. Loans past due 90 days will continue to accrue interest only when the loan is both well secured and in the process of collection.

        Pacific Liberty has experienced no significant loan losses since early 2003, when Pacific Liberty incurred charge-offs totaling $107,000. At June 30, 2005, one loan for $347,000 was on nonaccrual; however, subsequent to June 30, 2005, the loan has been brought current.

  Provision and Allowance for Loan Losses

        The allowance for loan losses is maintained at a level that is considered adequate to provide for the loan losses inherent in Pacific Liberty's loans. The provision for loan losses was $237,000 in 2003, $444,000 in 2004, $208,000 for the six months ended June 30, 2005 and $198,000 for the six months ended June 30, 2004. The level of provision for loan losses is generally consistent with the overall loan growth in the period since Pacific Liberty has experienced nominal actual loan losses.

        The following table summarizes, for the years indicated, changes in the allowances for loan losses arising from loans charged-off, recoveries on loans previously charged-off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for loan losses (dollar amounts in thousands):

		For the Year Ended December 31,
	For the Six Months Ended June 30, 2005
		2004	2003
Outstanding Loans:
Average for the Year	$112,395	$83,617	$59,971
End of the Year	$119,900	$102,841	$64,714
Allowance For Loan Losses:
Balance at Beginning of Year	$1,250	$789	$659
Actual Charge-Offs:
Commercial	—	—	102
Consumer	—	3	5
Real Estate	—	—	—

Total Charge-Offs	—	3	107
Less Recoveries:
Commercial	2	20	—
Consumer	—	—	—
Real Estate	—	—	—

Total Recoveries	2	20	—

Net Loans Charged-Off	(2)	(17)	107
Provision for Loan Losses	208	444	237

Balance at End of Year	$1,460	$1,250	$789

Ratios:
Net Loans Charged-Off to Average Loans	0.00%	(0.02)%	0.18%
Allowance for Loan Losses to Total Loans	1.22%	1.22%	1.22%
Net Loans Charged-Off to Beginning Allowance for Loan Losses	(0.16)%	(2.15)%	16.24%
Net Loans Charged-Off to Provision for Loan Losses	(0.96)%	(3.83)%	45.15%
Allowance for Loan Losses to Nonperforming Loans	N/A	N/A	N/A

        Pacific Liberty believes that the allowance for loan losses is adequate. Quarterly detailed reviews are performed to identify the risks inherent in the loan portfolio, assess the overall quality of the loan portfolio and to determine the adequacy of the allowance for loan losses and the related provision for loan losses to be charged to expense. These systematic reviews follow the methodology set forth by the FDIC in its 1993 policy statement on the allowance for loan losses.

        A key element of the methodology is the credit classification process. Significant loans identified as less than "acceptable" are reviewed individually to estimate the amount of probable losses that need to be included in the allowance. These reviews include analysis of financial information as well as evaluation of collateral securing the credit. Additionally, Pacific Liberty considers the inherent risk present in the "acceptable" portion of the loan portfolio taking into consideration historical losses on pools of similar loans, adjusted for trends, conditions and other relevant factors that may affect repayment of the loans in these pools.

        The following table summarizes the allocation of the allowance for loan losses by loan type for the years indicated and the percent of loans in each category to total loans (dollar amounts in thousands):

			December 31,
	June 30, 2005		2004		2003
	Amount	Loan Percent	Amount	Loan Percent	Amount	Loan Percent
Commercial	$437	31.6%	$356	33.1%	$293	25.6%
Real Estate—Construction	146	25.0%	82	16.5%	24	8.2%
Real Estate—Other	88	41.8%	82	48.6%	73	63.2%
Consumer	39	1.6%	36	1.6%	33	2.9%
Unallocated	750	n/a	694	n/a	366	n/a

	$1,460	100.0%	$1,250	100.0%	$789	100.0%

        Pacific Liberty maintains a large unallocated portion in its allowance to recognize the inherent inaccuracy in its analysis due to the lack of significant historical trends upon which to estimate losses present in the loan portfolio. As Pacific Liberty matures and develops reliable historical trends it is anticipated that the unallocated portion of the allowance as a percentage of the total allowance will be reduced.

  Funding

        Deposits are the primary source of funds for Pacific Liberty.

        The following table summarizes the distribution of average deposits and the average rates paid for the period indicated (dollar amounts in thousands):

			Years Ended December 31,
	Six Months Ended June 30, 2005
			2004		2003
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Money Market, Savings and NOW	$32,342	1.38%	$33,842	0.78%	$20,785	0.65%
Time Deposits under $100,000	24,341	2.42%	21,494	2.31%	21,420	2.88%
Time Deposits of $100,000 or More	24,242	3.07%	14,965	2.45%	10,361	2.71%

Total Interest-Bearing Deposits	80,925	2.20%	70,301	1.60%	52,566	1.96%
Noninterest-Bearing Demand Deposits	42,117	n/a	36,855	n/a	25,281	n/a

Total Average Deposits	$123,042	1.45%	$107,156	1.05%	$77,847	1.33%

        The scheduled maturity distribution of Pacific Liberty's time deposits of $100,000 or greater, as of June 30, 2005, were as follows (dollar amounts in thousands):

Three Months or Less	$13,116
Over Three Months to One Year	8,335
Over One Year to Three Years	8,125

$29,576

        Pacific Liberty has from time to time borrowed funds on a short-term basis from the Federal Home Loan Bank and other financial institutions. These borrowings have never exceeded more that 2.5% of average total assets.

Liquidity and Interest Rate Sensitivity

        Liquidity management for banks requires that funds always be available to pay anticipated deposit withdrawals and maturing financial obligations promptly and fully in accordance with their terms. The balance of the funds required is generally provided by payments on loans, sale of loans, liquidation of assets, and the acquisition of additional deposit liabilities. One method banks utilize for acquiring additional liabilities is through the acceptance of "brokered deposits" (defined to include not only deposits received through deposit brokers, but also deposits bearing interest in excess of 75 basis points over market rates), typically attracting large certificates of deposit at high interest rates. To date, Pacific Liberty has not utilized "brokered deposits" to facilitate liquidity needs.

        To meet liquidity needs, Pacific Liberty maintains a portion of its funds in cash deposits in other banks, Federal Funds sold, and available-for-sale investment securities (liquid assets). As of June 30, 2005 and December 31, 2004, Pacific Liberty's liquidity ratio was 24.1% and 22.1%, respectively (defined as liquid assets as a percentage of deposits).

        Liquidity can be enhanced, if necessary, through short-term borrowings. As of December 31, 2004, Pacific Liberty had short-term borrowing facilities available totaling $23 million. This consisted of $14.5 million in unsecured federal funds line of credit with three correspondent banks, and approximately $8.5 million in a secured line of credit with Federal Home Loan Bank.

        Interest rate risk is the exposure of a bank's financial condition, both earnings and the market value of assets and liabilities, to adverse movements in interest rates. Interest rate risk results from differences in the maturity or timing of interest-earning assets and interest-bearing liabilities, changes in the slope of the yield curve over time, imperfect correlation in the adjustment of rates earned and paid on different instruments with otherwise similar characteristics (e.g. three-month Treasury bill versus three-month LIBOR) and from interest-rate-related options embedded in bank products (e.g. loan prepayments, callable investment securities, early withdrawal of time deposits, etc).

        The potential impact of interest rate risk is significant because of the liquidity and capital adequacy consequences that reduced earnings or losses could imply. Interest rate risks are a routine part of bank operations and will from time to time impact profits and capital position. The objective of interest rate risk management is to control exposure of net interest income to risks associated with interest rate movements in the market, to achieve consistent growth in net interest income and to profit from favorable market opportunities.

        The careful planning of asset and liability maturities and the matching of interest rates to correspond with this maturity matching is an integral part of the active management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment, net yields may be affected. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of assets, timing lags in adjusting certain assets and liabilities that have varying sensitivities to market interest rates and basis risk. In an overall attempt to match assets and liabilities, Pacific Liberty takes into account rates and maturities to be offered in connection with certificates of deposit and variable rate loans. Pacific Liberty has generally been able to control exposure to changing interest rates by maintaining a large percentage of floating interest rate loans and a majority of time certificates in relatively short maturities.

        The following table sets forth the distribution of repricing opportunities of interest-earning assets and interest-bearing liabilities, the cumulative interest rate sensitivity gap, which is interest rate sensitive ("IRS") assets less interest rate sensitive liabilities cumulative period to period, and the cumulative gap as a percentage of total assets and total interest-earning assets as of June 30, 2005. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant and may be affected by many factors, including the behavior of customers in response to changes in interest rates. This table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on net interest margins (dollars in thousands).

	Within Three Months	After Three Months But Within One Year	After One Year But Within Five Years	After Five Years	Total
Interest-Earning Assets:
Federal Funds Sold	$—	$—	$—	$—	$—
Certificates of Deposit	—	—	—	—	—
Investment Securities	—	990	8,958	11,563	21,511
Total Loans	85,238	1,923	24,864	8,295	120,320

	$85,238	$2,913	$33,822	$19,858	$141,831

Interest-Bearing Liabilities:
Money Market, Savings and NOW Deposits	$34,597	$—	$—	$—	$34,597
Time Deposits	18,728	16,803	19,271	—	54,802
Other Borrowings	—	—	—	—	—

	$53,325	$16,803	$19,271	$—	$89,399

Interest Rate Sensitivity Gap	$31,913	$(13,890)	$14,551	$19,858	$52,432
Cumulative Interest Rate Sensitivity Gap	$31,913	$18,023	$32,574	$52,432
Ratios Based on Total Assets:
Interest Rate Sensitivity Gap	21.26%	(9.20)%	9.63%	13.15%	34.72%
Cumulative Interest Rate Sensitivity Gap	21.13%	11.93%	21.57%	34.72%

        On June 30, 2005, Pacific Liberty had $88.2 million in assets and $70.1 million in liabilities repricing within one year. This means that $18.0 million more of Pacific Liberty's interest rate sensitive assets than Pacific Liberty's interest rate sensitive liabilities will change to the then current rate (changes occur due to the instruments being at a variable rate or because the maturity of the instrument requires its replacement at the then current rate). The ratio of interest-earning assets to interest-bearing liabilities maturing or repricing within one year at June 30, 2005 equals 11.9%. Interest income is likely to be affected to a greater extent than interest expense for any changes in interest rates within one year from June 30, 2005. If rates were to increase during this period, interest income would increase by a greater amount than interest expense and net income would increase. Conversely, if rates were to decrease the opposite would apply.

Capital Resources

        Shareholders' equity at June 30, 2005 was $16.7 million, up from $15.0 million at December 31, 2004. This increase was primarily from net income of $1.7 million.

        Shareholders' equity at December 31, 2004 was $15.0 million, compared to $12.9 million at December 31, 2003. The 2004 increase in shareholders' equity was primarily from the retention of earnings.

        In accordance with regulatory capital adequacy requirements, based on risk-adjusted assets, capitol ratios take into consideration the risk inherent in investments, loans, and other assets for both on-balance sheet and off-balance sheet items. Under these requirements, the regulatory agencies have set minimum thresholds for Tier 1 capital, total capital and leverage ratios. Pacific Liberty's risk-based capital ratios, shown below as of June 30, 2005 and December 31, 2004, have been computed in accordance with regulatory accounting policies.

	Minimum Requirements	June 30, 2005	December 31, 2004
Tier 1 Capital to Average Assets	4.00%	11.3%	10.8%
Tier 1 Capital to Risk-Weighted Assets	4.00%	12.5%	13.4%
Total Capital to Risk-Weighted Assets	8.00%	13.6%	14.6%

Effects of Inflation

        The financial statements and related financial information presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or same magnitude as the price of goods and services.

Regulation and Supervision

        The following is a summary of certain statutes and regulations affecting Pacific Liberty, First Community and its subsidiaries. This summary is qualified in its entirety by such statutes and regulations.

General

        The banking and financial services business in which Pacific Liberty and First Community engage is highly regulated. Such regulation is intended, among other things, to protect depositors insured by the Federal Deposit Insurance Corporation, or FDIC, and the entire banking system. The commercial banking business is also influenced by the monetary and fiscal policies of the federal government and the policies of the FRB. The FRB implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial intermediaries subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the FRB in these areas influence the growth of bank loans, investments and deposits and also affects interest rates charged on loans and paid on deposits. Indirectly such actions may also impact the ability of non-bank financial institutions to compete with the banks. The nature and impact of any future changes in monetary policies cannot be predicted.

        The laws, regulations and policies affecting financial services businesses are continuously under review by Congress, state legislatures and federal and state regulatory agencies. From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made in Congress, in the California legislature and by various bank regulatory agencies and other professional agencies. Changes in the laws, regulations or policies that impact Pacific Liberty and First Community cannot necessarily be predicted, but they may have a material effect on Pacific Liberty's and First Community's business and earnings.

Bank Holding Company Regulation

        As a bank holding company, First Community is registered with and subject to regulation by the FRB under the Bank Holding Company Act of 1956, as amended, or the BHCA. In accordance with FRB policy, First Community is expected to act as a source of financial strength to its subsidiary banks, First National Bank and Pacific Western National Bank, which we refer to as the Banks, and to commit resources to support the Banks in circumstances where it might not otherwise do so. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act ("FDIA"), the FDIC can hold any FDIC-insured depository institution liable for any loss suffered or anticipated by the FDIC in connection with: (i) the default of a commonly controlled FDIC-insured depository institution; or (ii) any assistance provided by the FDIC to such a commonly controlled institution. Castle Creek Capital, LLC is the holding company for First Community as well as for a bank in Texas; therefore, in the event of a "default" at, or assistance to, the Texas bank, the Banks could have liability even though they have no control over the Texas bank. Under the BHCA, First Community is subject to periodic examination by the FRB. First Community is also required to file with the FRB periodic reports of its operations and such additional information regarding First Community and its subsidiaries as the FRB may require. Pursuant to the BHCA, First Community is required to obtain the prior approval of the FRB before it acquires all or substantially all of the assets of any bank or ownership or control of voting shares of any bank if, after giving effect to such acquisition, it would own or control, directly or indirectly, more than 5 percent of such bank.

        Under the BHCA, First Community may not engage in any business other than managing or controlling banks or furnishing services to its subsidiaries that the FRB deems to be so closely related to banking as "to be a proper incident thereto." First Community is also prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any company unless the company is engaged in banking activities or the FRB determines that the activity is so closely related to banking to be a proper incident to banking. The FRB's approval must be obtained before the shares of any such company can be acquired and, in certain cases, before any approved company can open new offices.

        Additionally, bank holding companies that meet certain eligibility requirements prescribed by the BHCA and elect to operate as financial holding companies may engage in, or own shares in companies engaged in a wider range of non-banking activities, including securities and insurance activities and any other activity that the FRB, in consultation with the Secretary of the Treasury, determines by regulation or order is financial in nature, incidental to any such financial activity or complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. The BHCA generally does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies. As of the date of this filing, First Community does not operate as a financial holding company.

        The BHCA and regulations of the FRB also impose certain constraints on the redemption or purchase by a bank holding company of its own shares of stock.

        First Community's earnings and activities are affected by legislation, by regulations and by local legislative and administrative bodies and decisions of courts in the jurisdictions in which First Community and the Banks conduct business. For example, these include limitations on the ability of the Banks to pay dividends to First Community and First Community's ability to pay dividends to its shareholders. It is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends that subsidiary banks and savings associations can pay to their holding companies without regulatory approval. In addition to these explicit limitations, the federal regulatory agencies have general authority to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

        In addition, banking subsidiaries of bank holding companies are subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain exceptions set forth in the Federal Reserve Act, a bank can make a loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, accept securities of an affiliate as collateral for a loan or extension of credit to any person or company, issue a guarantee or accept letters of credit on behalf of an affiliate only if the aggregate amount of the above transactions of such subsidiary does not exceed 10 percent of such subsidiary's capital stock and surplus on an individual basis or 20 percent of such subsidiary's capital stock and surplus on an aggregate basis. Such transactions must be on terms and conditions that are consistent with safe and sound banking practices. A bank and its subsidiaries generally may not purchase a "low-quality asset," as that term is defined in the Federal Reserve Act, from an affiliate. Such restrictions also prevent a holding company and its other affiliates from borrowing from a banking subsidiary of the holding company unless the loans are secured by collateral.

        The FRB has cease and desist powers over parent bank holding companies and non-banking subsidiaries where the action of a parent bank holding company or its non-financial institutions represent an unsafe or unsound practice or violation of law. The FRB has the authority to regulate debt obligations, other than commercial paper, issued by bank holding companies by imposing interest ceilings and reserve requirements on such debt obligations.

Bank Regulation

        Pacific Liberty and the Banks are extensively regulated under both federal and state law.

        Pacific Liberty is chartered by the California Commissioner of Financial Institutions (the "Commissioner"). Its deposits are insured by the FDIC up to the maximum limits (presently $100,000 per account) allowed by law. Pacific Liberty is a member of the Federal Reserve System. Consequently, Pacific Liberty is subject to the supervision of, and is regularly examined by, the Commissioner and the Federal Reserve, although Pacific Liberty is also subject to the rules and regulations of the FDIC.

        The Banks are national banks, chartered by the Office of the Comptroller of the Currency, or the OCC, and their deposits are insured by the FDIC. For this protection, Pacific Liberty and the Banks, as is the case with all insured banks, pay a quarterly statutory assessment and are subject to the rules and regulations of the FDIC. First National and Pacific Western are regulated primarily by the OCC.

        Various requirements and restrictions under the laws of the State of California and the United States affect the operations of Pacific Liberty and the Banks. State and federal statutes and regulations relate to many aspects of Pacific Liberty's and the Banks' operations, including standards for safety and soundness, reserves against deposits, interest rates payable on deposits and loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, fair lending requirements, Community Reinvestment Act activities and loans to affiliates. Further, Pacific Liberty and the Banks are required to maintain certain levels of capital.

  Prompt Corrective Action

        The Federal Deposit Insurance Corporation Improvement Act, or FDICIA, requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. Pursuant to FDICIA, the OCC, the FDIC and FRB promulgated regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under the prompt corrective action provisions of FDICIA, an insured depository institution generally will be classified as undercapitalized if its total risk-based capital is less than 8% or its Tier 1 risk-based capital or leverage ratio is less than 4%. An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, prohibitions on payment of dividends and restrictions on the acceptance of brokered deposits. Furthermore, if a bank is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the federal bank regulator, and the holding company must guarantee the performance of that plan.

        In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal banking agencies for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency.

Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties. The enforcement of such actions through injunctions or restraining orders may be based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

  Hazardous Waste Clean-Up

        Since Pacific Liberty and First Community are not involved in any business that manufactures, uses or transports chemicals, waste, pollutants or toxins that might have a material adverse effect on the environment, their primary exposure to environmental laws is through their lending activities and through properties or businesses they may own, lease or acquire. Based on a general survey of the loan portfolios of Pacific Liberty and the Banks, conversations with local appraisers and the type of lending currently and historically done by Pacific Liberty and the Banks, neither Pacific Liberty nor First Community is aware of any potential liability for hazardous waste contamination that would be reasonably likely to have a material adverse effect on Pacific Liberty or First Community as of June 30, 2005.

  Sarbanes-Oxley Act

        On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act aims to restore the credibility lost as a result of recent high profile corporate scandals by addressing, among other issues, corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosure of corporate information. The Nasdaq National Market has adopted corporate governance rules intended to allow shareholders to more easily and effectively monitor the performance of companies and directors. The principal provisions of the Sarbanes-Oxley Act, many of which have been interpreted through regulations released in 2003, provide for and include, among other things: (i) the creation of an independent accounting oversight board; (ii) auditor independence provisions that restrict non-audit services that accountants may provide to their audit clients; (iii) additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer of a public company certify financial statements; (iv) the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer's securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement; (v) an increase in the oversight of, and enhancement of certain requirements relating to, audit committees of public companies and how they interact with First Community's independent auditors; (vi) requirements that audit committee members must be independent and are barred from accepting consulting, advisory or other compensatory fees from the issuer; (vii) requirements that companies disclose whether at least one member of the audit committee is a "financial expert' (as such term is defined by the SEC) and if not discussed, why the audit committee does not have a financial expert; (viii) expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods; (ix) a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions on non-preferential terms and in compliance with other bank regulatory requirements; (x) disclosure of a code of ethics and filing a Form 8-K for a change or waiver of such code; (xi) a range of enhanced penalties for fraud and other violations; and (xii) expanded disclosure and certification relating to an issuer's disclosure controls and procedures and internal controls over financial reporting.

        As a result of the Sarbanes-Oxley Act, and its implementing regulations, First Community has incurred substantial cost to interpret and ensure compliance with the law and its regulations. Pacific

Liberty is not a "public company" pursuant to the Sarbanes-Oxley Act, as it is neither a reporting company pursuant to the Securities Exchange Act of 1934 nor is its common stock registered pursuant to the Securities Exchange Act of 1934. Thus, Pacific Liberty has not been subject to the provisions of the Sarbanes-Oxley Act. However, the federal bank regulators have encouraged non-public companies to follow many of the corporate governance guidelines imposed by the Sarbanes-Oxley Act. If Pacific Liberty were to stay independent and, as a result of issuing more capital, conducting a merger transaction, or otherwise, the number of its shareholders of record were to exceed 500, then Pacific Liberty would become subject to the Sarbanes-Oxley Act and the related regulations and Pacific Liberty would incur substantial costs of compliance. First Community and Pacific Liberty cannot be certain of the effect, if any, of the foregoing legislation on their businesses. Future changes in the laws, regulation, or policies that impact First Community and Pacific Liberty cannot necessarily be predicted and may have a material effect on its business and earnings.

  USA Patriot Act

        The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"), designed to deny terrorists and others the ability to obtain access to the United States financial system, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act, as implemented by various federal regulatory agencies, requires financial institutions, including Pacific Liberty and the Banks, to implement new policies and procedures or amend existing policies and procedures with respect to, among other matters, anti-money laundering, compliance, suspicious activity and currency transaction reporting and due diligence on customers. The Patriot Act and its underlying regulations also permit information sharing for counter-terrorist purposes between federal law enforcement agencies and financial institutions, as well as among financial institutions, subject to certain conditions, and require the FRB, the OCC and other federal banking agencies to evaluate the effectiveness of an applicant in combating money laundering activities when considering applications filed under Section 3 of the BHCA or the Bank Merger Act. Pacific Liberty and the Banks have augmented systems and procedures to accomplish this. Pacific Liberty and First Community believe that the cost of compliance with the Patriot Act is not likely to be material to Pacific Liberty or First Community.

  Federal Deposit Insurance

        Because of favorable loss experience and a healthy reserve ratio in the Bank Insurance Fund, or the BIF, of the FDIC, well-capitalized and well-managed banks, including Pacific Liberty and the Banks, have in recent years paid minimal premiums for FDIC insurance. While Pacific Liberty and First Community have no expectation of increased premiums, the amount of any future premiums will depend on the BIF loss experience, legislation or regulatory initiatives and other factors, none of which Pacific Liberty or First Community is in position to predict at this time.

  Community Reinvestment Act

        The Community Reinvestment Act ("CRA") generally requires insured depository institutions to identify the communities they serve and to make loans and investments and provide services that meet the credit needs of these communities. Furthermore, the CRA requires the FRB and the OCC to evaluate the performance of Pacific Liberty and each of the Banks, respectively, in helping to meet the credit needs of their communities. As a part of the CRA program, Pacific Liberty and the Banks are subject to periodic examinations by the FRB or OCC, respectively, and must maintain comprehensive records of their CRA activities for this purpose. During these examinations, the FRB or OCC rates such institutions' compliance with CRA as "Outstanding," "Satisfactory," "Needs to Improve" or "Substantial Noncompliance." Failure of an institution to receive at least a "Satisfactory" rating could inhibit such institution or its holding company from undertaking certain activities. The FRB and OCC must take into account the record of performance of banks in meeting the credit needs of the entire community served, including low-and moderate-income neighborhoods. Pacific Liberty and both of the Banks have a CRA rating of "Satisfactory" as of their most recent examinations.

  Customer Information Security

        The FRB, the OCC and other bank regulatory agencies have adopted final guidelines (the "Guidelines") for safeguarding confidential, personal customer information. The Guidelines require each financial institution, under the supervision and ongoing oversight of its board of directors or an appropriate committee thereof, to create, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information, protect against any anticipated threats or hazard to the security or integrity of such information and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. Pacific Liberty and the Banks have adopted customer information security programs to comply with such requirements.

  Privacy

        The Gramm-Leach-Bliley Act of 1999 (the "GLBA") requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to non-affiliated third parties. In general, the statute requires explanations to consumers on policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required by law, prohibits disclosing such information except as provided in policies and procedures. Certain state statutes that affect Pacific Liberty and the Banks impose parallel or more extensive privacy restrictions. Pacific Liberty and the Banks have implemented privacy policies addressing these restrictions which are distributed regularly to all existing and new customers.

Description of First Community Capital Stock

        In the merger, Pacific Liberty shareholders will exchange their shares of Pacific Liberty common stock for shares of First Community common stock. The following is a summary of the material features of First Community capital stock.

        Pursuant to the articles of incorporation of First Community, the authorized capital stock of First Community consists of 30,000,000 shares of common stock, of which approximately 16,813,040 shares were outstanding, excluding 409,498 shares of unvested restricted stock, as of August 31, 2005, and 5,000,000 shares of preferred stock, of which none were outstanding.

        On May 16, 2005 First Community filed a registration statement with the SEC regarding the sale of up to 3,400,000 shares of First Community common stock, no par value per share, which First Community may offer and sell from time to time, in amounts, at prices and on terms that First Community will determine at the time of any particular offering. First Community expects to use the net proceeds from the sale of its securities to fund acquisitions of banks and other financial institutions, including First American Bank, as well as for general corporate purposes. On August 26, 2005, First Community sold 744,680 shares of its common stock at an aggregate offering price of approximately $35.0 million, or a price of $47.00 per share, to 13 institutional investors, pursuant to its registration statement on Form S-3.

        In the future, the authorized but unissued and unreserved shares of First Community common stock and the authorized but unissued and reserved shares of First Community preferred stock will be available for general corporate purposes, including but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock compensation plans of First Community or in future private placements or public offerings. Except for issuances in connection with transactions which require the approval of First Community shareholders, these authorized but unissued shares may be issued at any time.

  Common Stock

        Each share of First Community common stock has the same relative rights as, and is identical in all respects to, each other share of First Community common stock. Holders of First Community common stock are entitled to one vote per share on all matters requiring shareholder action, including but not limited to, the election of, and any other matters relating to, directors. Holders of First Community common stock are entitled to cumulate their votes for the election of directors.

        The holders of First Community common stock are entitled to receive dividends, out of funds legally available therefor, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Upon liquidation, dissolution or winding up of First Community, holders of First Community common stock will be entitled to share ratably all assets remaining after the payment of liabilities of First Community and of preferential amounts to which any preferred stock may be entitled.

        The holders of First Community common stock have no preemptive or other subscription rights. First Community common stock is not subject to call or redemption, and, upon receipt by First Community of the full purchase price therefor, each share of First Community common stock will be fully paid and non-assessable.

  Preferred Stock

        First Community's articles of incorporation currently authorize it to issue up to 5,000,000 shares of preferred stock. The board of directors has broad authority to designate and establish the terms of one or more series of preferred stock. Among other matters, the board is authorized to establish voting powers, designations, preferences and special rights of each such series and any qualifications, limitations and restrictions thereon. First Community preferred stock may rank prior to First Community common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into First Community common stock. The holders of any class or series of First Community preferred stock also may have the right to vote separately as a class or series under the terms of the class or series as hereafter fixed by the board or otherwise required by California law.

Comparison of Shareholders' Rights

General

        First Community is a California corporation and, accordingly, the rights of shareholders of First Community are governed by the California General Corporation Law, or the CGCL, as well as the articles of incorporation and bylaws of First Community. Pacific Liberty is also a California corporation, and its shareholders' rights are governed by the CGCL and its articles of incorporation and bylaws. As a result of the merger, Pacific Liberty's shareholders will become shareholders of First Community. There are certain differences between the articles and bylaws of First Community and Pacific Liberty. The summary contained below describes some of the differences but is not intended to be complete and is qualified by reference to California law and the charter documents of First Community and Pacific Liberty.

Vacancies on the Board

        The CGCL provides that, unless the corporation's articles or bylaws provide otherwise, vacancies (other than those created by removal) may be filled by approval of the board of directors, or if the number of directors then in office is less than a quorum, by: (i) the unanimous written consent of the directors then in office; (ii) the affirmative vote of a majority of directors then in office at a duly called meeting; or (iii) the sole remaining director. Unless the corporation's articles or a bylaw provision adopted by the corporation's shareholders provide that the board of directors may fill vacancies on the board resulting from the removal of directors, such vacancies must be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The CGCL permits shareholders to elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent (other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote) requires the consent of a majority of the outstanding shares entitled to vote. The CGCL further provides that if, after the filling of any vacancy by the directors, the directors then in office who were elected by the shareholders constitute less than a majority of the directors then in office, then: (i) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of the shareholders; or (ii) upon the application of such holder or holders, the superior court of the proper county will order a special meeting of shareholders to elect the entire board of directors.

        The First Community and Pacific Liberty bylaws substantially restate the provisions of the CGCL.

Range of Directors

        The CGCL provides that California corporations may have a fixed number of directors or an authorized range of directors, with the exact number of directors fixed from time to time within the authorized range by resolution or bylaw adopted by the board of directors or shareholders.

  Pacific Liberty

        Pursuant to the California Financial Code, the minimum number of directors for a California banking corporation is 5. Pacific Liberty's bylaws provide that the number of directors shall not be less than 8 nor more than 15 until changed by an amendment to the articles of incorporation or the bylaws. The bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by Pacific Liberty's shareholders or board of directors. The board of directors last fixed the exact number of directors at 10.

  First Community

        Pursuant to the CGCL, the minimum number of directors for a California corporation, with 3 or more shareholders, is 3. First Community's bylaws provide that the number of directors shall be not less than 7 nor more than 12 until changed by amendment of the articles of incorporation or by the bylaws adopted by the holders of a majority of the outstanding shares entitled to vote. There are currently 11 directors serving on the board.

Dividends

        California law differs with respect to the ability of California corporations and California banking corporations to pay dividends.

  First Community

        Under the CGCL, a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The CGCL further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions:

  •
  the corporation's assets equal at least 1 1/4 times its liabilities; and

  •
  the corporation's assets equal at least its liabilities or, alternatively, if the average of the corporation's earnings before taxes on income and interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, the corporation's current assets equal at least 1 1/4 times its current liabilities.

        See "Information About First Community—Limitations on Dividends."

  Pacific Liberty

        Under the California Financial Code, applicable to California banking corporations, the directors of California state-licensed banks may declare distributions to shareholders (which include cash dividends), subject to the restriction that the amount available for the payment of cash dividends shall be the lesser of retained earnings of the bank or the bank's net income for its last three fiscal years (less the amount of any distributions to shareholders made during such period). If the above test is not met, distributions to shareholders may be made only with the prior approval of the Commissioner of Financial Institutions in an amount not exceeding the greatest of a bank's retained earnings, a bank's net income for its last fiscal year, or a bank's net income for its current fiscal year. If the Commissioner finds that the shareholder's equity of a bank is not adequate, or that the making by a bank of a distribution to shareholders would be unsafe or unsound for the bank, the Commissioner can order a bank not to make any distribution to shareholders.

Shareholder Nominations and Proposals

  First Community

        First Community's bylaws provide that shareholder nominations for election of directors must be delivered to the secretary of First Community not less than 60 days nor more than 90 days prior to the date of a meeting of shareholders called for the election of directors. The First Community bylaws provide that any proper business may be transacted at the annual meeting of shareholders, except as limited by the CGCL.

  Pacific Liberty

        Pacific Liberty's bylaws provide that nominations for directors may be made by any shareholder of any class of its capital stock. Written notice of the nomination must be delivered to the president of Pacific Liberty by the later of the close of business 21 days prior to the date of a meeting of shareholders called for the election of directors or 7 days after the date of mailing of notice of the meeting to shareholders. The Pacific Liberty bylaws also provide that the election of directors and transaction of any other proper business may take place at the annual meeting of shareholders.

Amendment of Charter

        To amend the articles of incorporation of a California corporation, the CGCL requires the approval of the corporation's board of directors and a majority of the outstanding shares entitled to vote. The First Community and Pacific Liberty articles do not contain any supermajority provisions for amendments.

Amendment of Bylaws

        The CGCL provides that holders of a majority of the outstanding shares entitled to vote and the corporation's board of directors each have the power to adopt, amend or repeal a corporation's bylaws, although the articles or bylaws of the corporation may restrict or eliminate the power of the board to take such action.

  First Community

        Neither First Community's articles nor bylaws restrict the power of First Community's board or shareholders to adopt, amend or repeal its bylaws.

  Pacific Liberty

        Pacific Liberty's bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The board may adopt, amend or repeal the bylaws, other than those bylaws changing the authorized number of directors; provided, however that the board may fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors.

Classified Board of Directors

        First Community and Pacific Liberty do not currently have classified boards. First Community's and Pacific Liberty's bylaws currently require that all directors be elected at each annual meeting of shareholders for a term of one year.

Removal of Directors

        The CGCL provides that directors may be removed without cause, if the removal is approved by the majority of the outstanding shares entitled to vote. However, the CGCL further provides that, with respect to directors of corporations not having classified boards of directors, no director can be removed (unless the entire board is removed) if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether cumulative voting is permitted) at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected.

        First Community and Pacific Liberty do not currently have classified boards. First Community's bylaws and Pacific Liberty's charter substantially restate the statutory provisions set out above.

Cumulative Voting

        Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many of the candidates as the shareholder desires. The candidates who receive the highest number of votes are elected, up to the total number of directors to be elected. In general, cumulative voting may help groups of minority shareholders elect some candidates to the board.

        Shareholders of Pacific Liberty and First Community are entitled to cumulate their votes for the election of directors. The CGCL provides for cumulative voting for directors, unless the corporation's articles or bylaws provide otherwise. First Community's and Pacific Liberty's articles do not provide otherwise.

Special Meetings of the Shareholders

        Under the CGCL, the board of directors, the chair of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at a meeting, and such additional persons as are specified in the corporation's articles or bylaws have the authority to call special meetings of shareholders.

        The First Community and Pacific Liberty bylaws substantially restate the provisions set out above. The Pacific Liberty bylaws also provide that a special meeting called for by a shareholder entitled to cast not less than 10% of the votes at a meeting must be held not less than 35 days nor more than 60 days after receipt of the request by officers of the company to have such a meeting.

Shareholder Action Without a Meeting

        The CGCL provides that, unless otherwise provided in the articles of incorporation, any action that may be taken at a special or annual meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as discussed above with respect to filling vacancies on the board of directors, the CGCL does not permit shareholders to elect directors by written consent except by the unanimous written consent of all shares entitled to vote in the election of directors.

        The First Community and Pacific Liberty articles do not provide otherwise.

Inspection of Shareholder Lists

        The CGCL provides an absolute right of inspection of a corporation's list of shareholders to any shareholder or shareholders holding at least 5% of the voting stock or a shareholder or shareholders holding at least 1% of the voting stock who have filed a Schedule 14B with the SEC or, in the case the corporation is a bank with deposits insured by the FDIC, have filed a Form F-6 with the appropriate federal bank regulatory agency. Schedule 14B is filed in connection with certain proxy contests relating to the election of directors. Form F-6 relates to the election of directors. In addition, the CGCL provides a right of inspection of shareholders lists to any shareholder for a purpose reasonably related to the holder's interest as a shareholder.

        First Community's bylaws specifically allow for any shareholder authorized under California law to inspect its list of shareholders, and Pacific Liberty's bylaws substantially restate the provisions of the CGCL.

Dissenters' Rights

        Under California law, you have the right to dissent from the merger and have the appraised fair market value of your shares of Pacific Liberty common stock paid to you in cash. Sections 1300 through 1304 of the CGCL are attached hereto as Appendix C. The description of dissenters' rights contained in this proxy statement-prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL. In order for you to exercise dissenters' rights, you must make a written demand upon Pacific Liberty as provided in the CGCL, which must be received by Pacific Liberty before the 30th day following the mailing by Pacific Liberty of notice of approval of the merger, you must not vote for the approval of the principal terms of the merger agreement, and you must comply with such other procedures as required by the CGCL, as more fully described below. You will waive your dissenters' rights if you vote for the principal terms of the merger agreement, fail to send the required notice, or fail to follow such other procedures.

        Any demands, notices, certificates or other documents delivered to Pacific Liberty prior to the merger may be sent to Pacific Liberty Bank, 19950 Beach Boulevard, Huntington Beach, California 92648. Thereafter, they may be sent to Corporate Secretary, First Community Bancorp, 120 Wilshire Boulevard, Santa Monica, California 90401.

        If no instructions are indicated on proxies received by Pacific Liberty, such proxies will be voted for the proposal to approve the principal terms of the merger agreement at the Pacific Liberty special shareholders' meeting. If you return your proxy without instructions, resulting in a vote for the approval of the principal terms of the merger agreement, you will not be entitled to dissenters' rights.

        In the event that the merger is approved by the shareholders of Pacific Liberty and you object to the merger, you will be entitled to payment of the fair market value of your shares, as of June 8, 2005 (the day before the public announcement of the merger); provided that: (i) such shares were outstanding immediately prior to the date for the determination of shareholders entitled to vote on the merger; (ii) you did not vote your shares for the approval of the principal terms of the merger agreement; (iii) you made a demand for purchase in cash of your shares at their fair market value as of June 8, 2005; and (iv) you have submitted certificates representing your shares for endorsement, in accordance with section 1302 of the CGCL.

        You must: (i) make a written demand for purchase of your shares and for payment on your shares in cash of their fair market value as of June 8, 2005; (ii) have your demand received by Pacific Liberty on or before the 30th day following the mailing by Pacific Liberty of notice of approval of the merger; (iii) state the number and class of the shares held of record by you that you demand that Pacific Liberty purchase; and (iv) state what you claim to be the fair market value of your shares as of June 8, 2005. Such statement of fair market value constitutes an offer by you to sell your shares at such price. You may not withdraw such demand unless Pacific Liberty consents thereto. A proxy or vote against the approval of the principal terms of the merger agreement does not in itself constitute a demand for your shares.

        You must submit to Pacific Liberty at its principal office or at the office of its transfer agent the certificates representing any shares that you are demanding that the corporation purchase, for endorsement as dissenting shares within 30 days after the date on which notice of approval of the merger by Pacific Liberty shareholders was mailed to you.

        If you hold dissenting shares, Pacific Liberty will mail to you a notice of the approval of the merger by the Pacific Liberty shareholders within ten days after the date of such approval, accompanied by: (i) a copy of sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL; (ii) a statement of the price determined by Pacific Liberty to represent the fair market value as of June 8, 2005 of the dissenting shares; and (iii) a brief description of the procedure to be followed if you desire to exercise your dissenter's rights under such sections. The statement of price constitutes an offer by Pacific Liberty to purchase at the price stated such dissenting shares.

        If Pacific Liberty denies that shares submitted to it as dissenting shares are dissenting shares, or if Pacific Liberty and you fail to agree on the fair market value of your shares, either you or Pacific Liberty may file a complaint in the superior court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which notice of the approval of the merger is mailed to you.

        On trial of the action, the court will first determine if the shares are dissenting shares, and if so determined, the court will either determine the fair market value or appoint one or more impartial appraisers to do so. If both Pacific Liberty and you fail to file a complaint within six months after the date on which notice of the approval of the merger was mailed to you, your shares will cease to be dissenting shares. In addition, if you transfer your shares prior to their submission for the required endorsement, your shares will lose their status as dissenting shares.

        Pacific Liberty and the board of directors of Pacific Liberty believe that the fair market value of the shares of common stock as of June 8, 2005 (the day before the public announcement of the merger) was less than the consideration being offered by First Community pursuant to the terms of the merger agreement.

        Failure to take any necessary step will result in a termination or waiver of your rights under Chapter 13 of the CGCL. A person having a beneficial interest in Pacific Liberty common stock that is held of record in the name of another person, such as a trustee or nominee, must act promptly to cause the record holder to follow the requirements of Chapter 13 of the CGCL in a timely manner if such person elects to demand payment of the fair market value of such shares.

Validity of Common Stock

        The validity of the shares of common stock offered hereby will be passed upon for First Community by Jared M. Wolff, its Executive Vice President, General Counsel and Secretary. As of August 12, 2005, Jared M. Wolff beneficially owned 10,038 shares of First Community common stock and beneficially owned options to acquire beneficial ownership of 13,334 shares of First Community common stock.

Experts

        The consolidated financial statements of First Community Bancorp and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 are incorporated by reference in the registration statement and this proxy statement-prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in the registration statement and this proxy statement-prospectus, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Pacific Liberty Bank as of and for the years ended December 31, 2004 and 2003 are included as Appendix D in the registration statement and this proxy statement-prospectus in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        First Community files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document filed by First Community at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the SEC's website is http://www.sec.gov.

        First Community also maintains a website at www.firstcommunitybancorp.com, and via the "Public Filings" link at such site, you may obtain copies of documents filed by First Community with the SEC.

        This document incorporates the following documents filed by First Community by reference:

  •
  First Community's annual report on Form 10-K for the year ended December 31, 2004.

  •
  First Community's quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

  •
  First Community's current reports on Form 8-K, filed April 14, 2005; April, 15 2005; May 4, 2005; June 10, 2005; June 15, 2005; July 19, 2005; August 15, 2005; and August 26, 2005.

  •
  The description of First Community's common stock contained in First Community's registration statement on Form 8-A, filed on June 2, 2000, and any amendment or reports that update the description.

        All documents filed by First Community pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this document and before the date of the Pacific Liberty special meeting are also deemed to be incorporated by reference into and are made a part of this document from the date of filing of those documents.

        You should rely only on the information contained in, delivered with or referred to in this document. Neither Pacific Liberty nor First Community have authorized anyone to provide you with information that is different.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

        In addition, First Community filed a registration statement on Form S-4 to register with the SEC the First Community common stock to be issued to Pacific Liberty's shareholders in the merger, and this document constitutes a prospectus for First Community common stock as well as a proxy statement of Pacific Liberty. This proxy statement-prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the merger and the securities offered hereby, reference is made to the registration statement and the exhibits filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC mentioned above.

        You may request a copy of any of these filings at no cost, by writing or telephoning First Community at the address and phone number set forth below:

    First Community Bancorp
    275 N. Brea Blvd.
    Brea, California 92821
    Attention: Investor Relations
    (714) 671-6800

Other Business

        The only business to be conducted at the special meeting will be the approval of the merger and the principal terms of the merger agreement. No other business may be presented, other than adjournment, if necessary, to solicit additional proxies.

Dated: September 2, 2005	Pacific Liberty Bank
Clare Marie Einsmann, Secretary

Appendix A

AGREEMENT AND PLAN OF MERGER

dated as of June 9, 2005

by and between

First Community Bancorp

and

Pacific Liberty Bank

ARTICLE I
CERTAIN DEFINITIONS
1.01.	Certain Definitions	A-1
ARTICLE II
THE MERGER
2.01.	The Combination	A-6
2.02.	Effective Date and Effective Time	A-6
ARTICLE III
CONSIDERATION; EXCHANGE PROCEDURES
3.01.	Effect on Capital Stock	A-7
3.02.	Rights as Shareholders; Stock Transfers	A-7
3.03.	No Fractional Shares	A-7
3.04.	Exchange Procedures	A-7
3.05.	Anti-Dilution Provisions	A-9
3.06.	Dissenters' Rights	A-9
3.07.	Company Stock Options	A-9
ARTICLE IV
ACTIONS PENDING ACQUISITION
4.01.	Forbearances of the Company	A-10
4.02.	Forbearances of Parent	A-13
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.01.	Disclosure Schedules	A-13
5.02.	Standard	A-13
5.03.	Representations and Warranties of the Company	A-14
5.04.	Representations and Warranties of Parent	A-22
ARTICLE VI
COVENANTS
6.01.	Reasonable Best Efforts	A-25
6.02.	Shareholder Approval	A-25
6.03.	Registration Statement	A-26
6.04.	Press Releases	A-27
6.05.	Access; Information	A-27
6.06.	Affiliates	A-28
6.07.	Stock De-listing	A-28
6.08.	Acquisition Proposals	A-28
6.09.	Certain Policies	A-29
6.10.	Nasdaq Listing	A-29
6.11.	Regulatory Applications	A-29

A-i

6.12.	Indemnification	A-29
6.13.	Benefit Plans	A-30
6.14.	Non-Solicitation Agreements	A-31
6.15.	Notification of Certain Matters	A-31
6.16.	Human Resources Issues	A-31
6.17.	Assistance with Third-Party Agreements	A-31
6.18.	Shareholder Agreements	A-32
6.19.	Additional Agreements	A-32
6.20.	Pre-Closing Adjustments	A-32
6.21.	Company Stock Options	A-33
6.22.	Tax Treatment of the Merger	A-33
6.23.	Deferred Compensation Program	A-33
6.24.	Investment Portfolio	A-33
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER
7.01.	Conditions to Each Party's Obligation to Effect the Merger	A-33
7.02.	Conditions to Obligation of the Company	A-34
7.03.	Conditions to Obligation of Parent	A-35
ARTICLE VIII
TERMINATION
8.01.	Termination	A-37
8.02.	Effect of Termination and Abandonment	A-39
ARTICLE IX
MISCELLANEOUS
9.01.	Survival	A-40
9.02.	Waiver; Amendment	A-40
9.03.	Counterparts	A-40
9.04.	Governing Law, Jurisdiction and Venue	A-40
9.05.	Expenses	A-41
9.06.	Notices	A-41
9.07.	Entire Understanding; No Third Party Beneficiaries	A-42
9.08.	Effect	A-42
9.09.	Severability	A-42
9.10.	Enforcement of the Agreement	A-42
9.11.	Interpretation	A-42

EXHIBIT A	Form of Shareholder Agreement
EXHIBIT B	Form of Non-Solicitation Agreement
EXHIBIT C	Form of Company Affiliate Agreement
EXHIBIT D	Form of Agreement of Merger
EXHIBIT E	List of Shareholders, Directors and Executives
Disclosure Schedule

A-ii

        AGREEMENT AND PLAN OF MERGER, dated as of June 9, 2005 (this "Agreement"), by and between Pacific Liberty Bank, a California state-chartered bank (the "Company"), and First Community Bancorp, a California corporation ("Parent").

RECITALS

        A.    The Company.    The Company is a California corporation and a member of the Federal Reserve System, having its principal place of business in Huntington Beach, California.

        B.    Parent.    Parent is a California corporation, having its principal place of business in Rancho Santa Fe, California.

        C.    Merger Subsidiary.    Following the execution of this Agreement, Parent shall form a merger subsidiary ("Merger Subsidiary"), all of the issued and outstanding capital stock of which shall be owned directly by Parent.

        D.    Consideration.    The parties to this Agreement desire that, upon the terms and subject to the conditions set forth in this Agreement, Parent acquire the Company for an aggregate consideration of approximately 41.8 million dollars in Parent Common Stock, as valued during the Parent Stock Measuring Period (as defined herein) and subject to adjustment as more fully set forth in this Agreement.

        E.    Board Action.    The respective Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the merger of the Company with the Merger Subsidiary (the "Merger").

        F.    Intentions of the Parties.    It is the intention of the parties to this Agreement that the Merger be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        G.    Shareholder Agreements.    As a condition to, and simultaneously with, the execution of this Agreement, each Shareholder (as defined herein) identified on Exhibit E hereto is entering into an agreement, in the form of Exhibit A hereto (collectively, the "Shareholder Agreements"), pursuant to which each Shareholder has agreed, among other things, to vote his or her shares in favor of the principal terms of the Merger.

        H.    Non-Solicitation Agreements.    As a condition to, and simultaneously with, the execution of this Agreement, each director of the Company and each executive of the Company identified on Exhibit E is entering into a non-solicitation agreement with Parent in the form of Exhibit B hereto (collectively, the "Non-Solicitation Agreements").

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        1.01.    Certain Definitions.    The following terms are used in this Agreement with the meanings set forth below:

        "Acquisition Proposal" has the meaning set forth in Section 6.08.

        "Adjusted Shareholders' Equity" has the meaning set forth in Section 7.03(e).

        "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

        "Agreement of Merger" means the agreement of merger to be filed with the California Secretary of State substantially in the form attached hereto as Exhibit D.

        "ALL" has the meaning set forth in Section 5.03(t).

        "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

        "Bank Secrecy Act" means the Currency and Foreign Transaction Reporting Act (31 U.S.C. Section 5311 et seq.), as amended.

        "Benefit Plans" has the meaning set forth in Section 5.03(m).

        "Business Combination" has the meaning set forth in Section 3.05.

        "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

        "CCC" means the California Corporations Code.

        "Closing" has the meaning set forth in Section 6.20.

        "Closing Financial Statements" has the meaning set forth in Section 7.03(f).

        "Code" has the meaning set forth in the Recitals to this Agreement.

        "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Affiliates" has the meaning set forth in Section 6.06.

        "Company Articles" means the Articles of Incorporation of the Company, as amended.

        "Company Board" means the Board of Directors of the Company.

        "Company By-Laws" means the By-Laws of the Company.

        "Company Common Stock" means the common stock, no par value per share, of the Company.

        "Company Intellectual Property Rights" has the meaning set forth in Section 5.03(y).

        "Company Loan Property" has the meaning set forth in Section 5.03(o).

        "Company Meeting" has the meaning set forth in Section 6.02.

        "Company Preferred Stock" means the preferred stock of the Company.

        "Company Stock Options" means the issued and outstanding options as of the date hereof to acquire Company Common Stock pursuant to the Company Stock Option Plan.

        "Company Stock Option Plan" means, collectively, the Company's 1999 Stock Option Plan and the Company's 2004 Stock Option Plan.

        "Costs" has the meaning set forth in Section 6.12(a).

        "Decline Adjustment" has the meaning set forth in Section 8.01(g).

        "Decrease Adjustment Price" has the meaning set forth in Section 8.01(g).

        "Deferred Compensation Program" means any split dollar life insurance agreements, salary continuation agreements, executive bonus agreements and any other non-qualified deferred compensation plan whether or not subject to Section 409A of the Code.

        "Derivatives Contract" has the meaning set forth in Section 5.03(q).

        "DFI" means the California Department of Financial Institutions.

        "Disclosure Schedule" has the meaning set forth in Section 5.01.

        "Dissenters' Shares" has the meaning set forth in Section 3.01(c).

        "Dissenting Shareholder" means any holder of Dissenters' Shares.

        "Effective Date" has the meaning set forth in Section 2.02.

        "Effective Time" has the meaning set forth in Section 2.02.

        "Employees" has the meaning set forth in Section 5.03(m).

        "Environmental Laws" has the meaning set forth in Section 5.03(o).

        "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) as amended.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Agent" means U.S. Stock Transfer Corporation or such other exchange agent as shall be mutually agreed upon in writing by the parties hereto.

        "Exchange Ratio" means that number, rounded to three decimal places, derived by dividing $38.15 by the Parent Measuring Price, provided that (i) if the Parent Measuring Price is less than the Minimum Adjustment Price ($42.50) the Exchange Ratio shall be 0.898 shares of Parent Common Stock or (ii) if the Parent Measuring Price is greater than the Maximum Adjustment Price ($46.98) the Exchange Ratio shall be 0.812 shares of Parent Common Stock, in each case as may be adjusted pursuant to Sections 3.05, 8.01(g) and 8.01(h).

        "Fair Housing Act" means the Fair Housing Act (420 U.S.C. Section 3601 et seq.), as amended.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Federal Reserve Act" means the Federal Reserve Act, as amended.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

        "Final Index" has the meaning set forth in Section 8.01(g).

        "GAAP" means generally accepted accounting principles.

        "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

        "Hazardous Substance" has the meaning set forth in Section 5.03(o).

        "Home Mortgage Disclosure Act" means the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 et seq.), as amended.

        "Indemnified Party" has the meaning set forth in Section 6.12(a).

        "Increase Adjustment" has the meaning set forth in Section 8.01(h).

        "Increase Adjustment Price" has the meaning set forth in Section 8.01(h).

        "Index" has the meaning set forth in Section 8.01(g).

        "Initial Index" has the meaning set forth in Section 8.01(g).

        "Insurance Amount" has the meaning set forth in Section 6.12(b).

        "Insurance Policies" has the meaning set forth in Section 5.03(s).

        "IRS" means the Internal Revenue Service.

        "Knowledge" of the Company or Parent, as the case may be, means: (i) when used with respect to determinations as of the date hereof, to the actual knowledge after reasonable investigation of any director or any officer with the title of Executive Vice President or above of the Company or Parent, as the case may be, and (ii) when used with respect to determinations as of any date after the date hereof, to the actual knowledge after reasonable investigation of any director or any officer with the title of Vice President or above of the Company or Parent, as the case may be, or any employee of the Company or Parent, as the case may be, with primary responsibility for the subject matter as to which knowledge is at issue.

        "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

        "Material Adverse Effect" means, with respect to Parent or the Company, any effect, circumstance, occurrence or change that (i) is material and adverse to the financial position, results of operations, business or prospects of Parent and its Subsidiaries taken as a whole or the Company, as the case may be, or (ii) would materially impair the ability of either Parent or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, except to the extent that such changes disproportionately affect Parent or the Company, as the case may be, and (d) changes agreed to in writing by Parent and the Company.

        "Maximum Adjustment Price" means $46.98, which represents 105% of the Parent Initial Price.

        "Merger" has the meaning set forth in the Recitals to this Agreement.

        "Merger Subsidiary" has the meaning set forth in the Recitals to this Agreement.

        "Minimum Adjustment Price" means $42.50, which represents 95% of the Parent Initial Price.

        "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market System.

        "National Labor Relations Act" means the National Labor Relations Act, as amended.

        "Non-Solicitation Agreement" has the meaning set forth in the Recitals to this Agreement.

        "OCC" means the Office of the Comptroller of the Currency.

        "Option Consideration" has the meaning set forth in Section 3.07.

        "Option Spread" has the meaning set forth in Section 3.07.

        "Parent" has the meaning set forth in the preamble to the Agreement.

        "Parent Board" means the Board of Directors of Parent.

        "Parent Common Stock" means the common stock, no par value per share, of Parent.

        "Parent Initial Price" means $44.74.

        "Parent Measuring Period" means the fifteen trading day period ending on the third Business Day prior to the Effective Date.

        "Parent Measuring Price" means the average closing price of Parent Common Stock on the Nasdaq over the Parent Measuring Period.

        "Parent Preferred Stock" means the preferred stock of Parent.

        "Pension Plan" has the meaning set forth in Section 5.03(m).

        "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

        "Proxy Statement" has the meaning set forth in Section 6.03(a).

        "Registration Statement" has the meaning set forth in Section 6.03(a).

        "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

        "Regulatory Filings" has the meaning set forth in Section 5.03(g).

        "Rights" means, with respect to any Person, the stock options, stock appreciation rights, warrants and any other securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any other instrument the value of which is determined in whole or in part by reference to the market price or value of, the capital stock of such Person.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC Documents" has the meaning set forth in Section 5.04(g).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Shareholder" means each of the individuals identified on Exhibit E hereto.

        "Shareholder Agreements" has the meaning set forth in the Recitals to this Agreement.

        "Shareholders' Equity Measuring Date" has the meaning set forth in Section 7.03(e).

        "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

        "Tax" and "Taxes" mean all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, imposed by any taxing authority whether arising before, on or after the Effective Date, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

        "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes including, without limitation, any documentation required to be filed with any taxing authority or to be retained by the Company in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law.

        "Termination Fee" has the meaning set forth in Section 8.02(b).

        "Treasury Shares" has the meaning set forth in Section 3.01(d).

        "USA Patriot Act" means the USA Patriot Act (Pub. L. No. 107 56).

ARTICLE II

THE MERGER

        2.01.    The Combination.    (a)    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall consummate the Merger with the Company and the separate corporate existence of Merger Subsidiary shall cease. The Company shall be the surviving corporation in the Merger, and shall continue to exist as a California state-chartered bank (sometimes hereinafter referred to as the "Surviving Bank") with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. Immediately after the Merger, the Company will be merged with and into Pacific Western National Bank, a national banking association, all of the outstanding capital stock of which is directly owned by Parent, or another wholly-owned direct Subsidiary of Parent. Parent may, at any time prior to the Effective Time (including, to the extent permitted by applicable law, after the Company's shareholders have approved the principal terms of the Merger) change the method of effecting the combination of Merger Subsidiary with the Company (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be paid to holders of Company Common Stock as provided for in this Agreement, (ii) prevent, materially impede or materially delay consummation of the Merger or the other transactions contemplated by this Agreement or (iii) otherwise be prejudicial to the interests of the shareholders of the Company.

          (b)    Articles of Incorporation and By-Laws.    The articles of incorporation and by-laws of the Surviving Bank immediately after the Effective Time shall be those of the Company as in effect immediately prior to the Effective Time.

          (c)    Directors and Officers of Parent.    The directors and officers of the Surviving Bank immediately after the Effective Time shall be the directors and officers of Merger Subsidiary immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

          (d)    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in CCC §1107, including any regulations or rules promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Merger Subsidiary shall vest in the Surviving Bank and all debts, liabilities, obligations, restrictions, disabilities and duties of the Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank.

        2.02.    Effective Date and Effective Time.    Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), on the later to occur of the date (i) which is eighteen days following the date on which all approvals of Governmental Authorities have been obtained or (ii) which is two days following the date on which the approval of the holders of the outstanding shares of the Company Common Stock contemplated by Section 7.01(a) has been obtained (or, if such day is not a Business Day, on the next succeeding Business Day), the Agreement of Merger shall be filed with the California Secretary of State, in accordance with all appropriate legal requirements together with such certificates or other documents executed as may be required by law, and the Merger provided for herein shall become effective upon such filing; provided, however, that if such timing would cause the filing date to be later than the 24th of the month (or the 20th of a month which is the end of a quarter), then the filing date shall be extended by the minimum amount of time to ensure that the filing date occurs on the 5th day of the subsequent month (or if the 5th is not a Business Day, the next Business Day). Notwithstanding the foregoing or anything herein to the contrary, the filing date may be set on any other date on which the parties may mutually agree. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filing.

ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

        3.01.    Effect on Capital Stock.    Subject to the other provisions of this Article III, at the Effective Time of the Merger, by virtue of the Merger and without any additional action on the part of the holders of shares of Parent Common Stock:

          (a)    Parent Common Stock.    Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Parent, and shall not be affected by the Merger;

          (b)    Company Common Stock.    Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time of the Merger (other than Dissenters' Shares and Treasury Shares, as defined below) shall be converted into that number of shares of Parent Common Stock equal to the Exchange Ratio;

          (c)    Dissenters' Shares.    All shares of Company Common Stock that are "dissenting shares" within the meaning of CCC §1300 ("Dissenters' Shares") shall not be converted into or represent a right to receive Parent Common Stock hereunder unless and until such shares have lost their status as dissenting shares under CCC §1300, at which time such shares shall be converted into Parent Common Stock pursuant to Section 3.06;

          (d)    Cancellation of Certain Shares.    Any shares of Company Common Stock held directly or indirectly by Parent or the Company, other than those held in a fiduciary capacity or as a result of debts previously contracted ("Treasury Shares"), shall be cancelled and retired at the Effective Time of the Merger and no consideration shall be issued in exchange therefor; and

          (e)    Merger Subsidiary Common Stock.    Each share of Common Stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding share of Common Stock of the Surviving Bank.

        3.02.    Rights as Shareholders; Stock Transfers.    At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock.

        3.03.    No Fractional Shares.    Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Stock (after taking into account all certificates of Company Common Stock delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Parent Measuring Price. No holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share of Parent Common Stock.

        3.04.    Exchange Procedures.    (a)    Exchange Agent. From the Effective Time until the end of the six-month period following the Effective Time, Parent shall make available to the Exchange Agent certificates representing shares of Parent Common Stock ("New Certificates") and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of New Certificates and payments that may be required in exchange for certificates representing Company Common Stock ("Old Certificates") pursuant to this Article III. At the end of such six-month period, any such New Certificate and cash remaining in the possession of the Exchange Agent (together with any dividends or earnings in respect thereof) shall be returned to Parent. Any former holders of Company Common Stock who have not theretofore exchanged their Old Certificates for New Certificates and cash pursuant to this Article III shall thereafter be entitled to look exclusively to Parent, and only as general creditors thereof, for the shares of Parent Common Stock and any cash and unpaid dividends and distributions to which they become entitled upon exchange of their Old Certificates pursuant to this Article III, without any interest thereon.

          (b)    Exchange of Certificates.    As soon as practicable after the Effective Date, but in no event later than five (5) Business Days thereafter, Parent shall cause the Exchange Agent to mail to each former holder of record of shares of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. Parent shall cause the New Certificates into which shares of a shareholder's Company Common Stock are converted on the Effective Date and any check in respect of any fractional share interests or dividends or distributions which such Person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. The Exchange Agent shall process materials received and issue New Certificates within three Business Days of the receipt of such materials. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such Person shall be entitled to receive pursuant to this Article III upon such delivery.

          (c)    Affiliates.    Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing whole shares of Parent Common Stock until Parent has received a written agreement from such person as provided in Section 6.06.

          (d)    No Liability.    Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e)    Voting and Dividends.    Former shareholders of record of the Company shall not be entitled to vote after the Effective Time of the Merger at any meeting of Parent shareholders until such holders have exchanged their certificates representing Company Common Stock for certificates representing Parent Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of this Section 3.04, each certificate theretofore representing shares of Company Common Stock (other than Dissenters' Shares and Treasury Shares) shall from and after the Effective Time of the Merger represent for all purposes only the right to receive shares of Parent Common Stock, cash in lieu of fractional shares and/or cash, as set forth in this Agreement. No dividends or other distributions declared or made after the Effective Time of the Merger with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate of Company Common Stock with respect to the shares of Parent Common Stock represented thereby, until the holder of such certificate of Company Common Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificates of Company Common Stock for which shares of Parent Common Stock are to be issued, there shall be paid to the holder of the certificates without interest, (i) the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.03 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (f)    Withholding Rights.    Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

        3.05.    Anti-Dilution Provisions.    In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio, the Minimum Adjustment Price and the Maximum Adjustment Price shall be proportionately adjusted. If, between the date hereof and the Effective Time, Parent shall merge, be acquired or consolidate with, by or into any other corporation (a "Business Combination") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Parent).

        3.06.    Dissenters' Rights.    (a) Any Dissenting Shareholder who shall be entitled to be paid the value of such shareholder's shares of Company Common Stock, as provided in §1300 of the CCC, shall not be entitled to Parent Common Stock in respect thereof provided for under Section 3.01 unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the CCC, and shall be entitled to receive only the payment provided for by §1300 of the CCC with respect to such Dissenters' Shares.

          (b)   If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, each share of Company Common Stock of such Dissenting Shareholder shall be deemed not to be a Dissenters' Share and shall be converted into the right to receive Parent Common Stock.

          (c)   The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Dissenters' Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

        3.07.    Company Stock Options.    At the Effective Time each outstanding Company Stock Option, whether vested or unvested immediately prior to the Effective Time (it being understood that the Company Stock Options shall all vest or become vested as a result of the transactions contemplated hereby), will be cancelled and terminated by the Company in exchange for an amount of cash, without interest, equal to the number of shares of Company Common Stock that may be purchased under such

Company Stock Option multiplied by the Option Spread less applicable Taxes required to be withheld with respect to such payment (the "Option Consideration"). The "Option Spread" for a Company Stock Option will be equal to the arithmetic difference between (y) the weighted average exercise price of the Company Stock Option and (z) the product of the Exchange Ratio multiplied by the Parent Measuring Price. With the consent of the holder of a Company Stock Option, for purposes of this Section 3.07, any Company Stock Option for which the exercise price exceeds the product of the Exchange Ratio multiplied by the Parent Measuring Price shall be cancelled.

ARTICLE IV

ACTIONS PENDING ACQUISITION

        4.01.    Forbearances of the Company.    From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Parent, the Company will not:

          (a)    Ordinary Course.    Conduct the business of the Company other than in the ordinary and usual course or fail to use its best efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing goodwill and relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of the Company, Parent or any Subsidiaries of Parent to perform any of their obligations on a timely basis under this Agreement, or take any action that could be expected to have a Material Adverse Effect on the Company.

          (b)    Capital Stock.    Other than pursuant to the Rights set forth in Schedule 4.01(b) of the Disclosure Schedule and outstanding on the date hereof (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of stock to become subject to grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c)    Dividends; Etc.    (i)    Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d)    Compensation; Employment Agreements; Etc.    Enter into, renew, make any new grants of awards under, amend or otherwise modify any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 5%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Disclosure Schedule or (iv) make such changes, grants or amendments as are agreed in writing by the Company and Parent in consultation with one another.

          (e)    Hiring.    Hire any person as an employee of the Company or its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(e) of the Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or its Subsidiaries, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

          (f)    Benefit Plans.    Except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(f) of the Disclosure Schedule, or (iii) as otherwise required by this Agreement, enter into, terminate, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan, policy or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of the Company or any of its Subsidiaries or take any action to accelerate the vesting, accrual or exercisability of stock options, restricted stock, or other equity-based awards or other compensation or benefits payable thereunder. Without limiting the generality of the foregoing, the Company shall not amend or modify the Company Stock Option Plan or enter into, amend or modify any option agreement under the Company Stock Option Plan or take any other action which has the effect of increasing the Company's obligations or liabilities pursuant to the Company Stock Option Plan; provided however that this will not preclude the Company Board or the compensation committee of the Company from taking action necessary under the Stock Option Plan or the agreements thereunder to cause any Company Stock Options outstanding on the date hereof to vest.

          (g)    Dispositions.    Sell, transfer, lease, license, guarantee, mortgage, pledge, encumber or otherwise create any Lien on, dispose of or discontinue any of its assets, deposits, business or properties (other than sales of loans and loan participations made in the ordinary and usual course of business consistent with past practice and pursuant to Section 4.01(q)) except in the ordinary and usual course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company.

          (h)    Acquisitions.    Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of indebtedness previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, deposits, business or properties of any other Person (other than purchases of loans and loan participations made in the ordinary and usual course of business consistent with past practice and pursuant to Section 4.01(q)) except in the ordinary and usual course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company.

          (i)    Capital Expenditures.    Except as set forth in Schedule 4.01(i) of the Disclosure Schedule, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $20,000 individually or $100,000 in the aggregate.

          (j)    Governing Documents.    Amend the Company Articles or Company By-Laws.

          (k)    Accounting Methods.    Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

          (l)    Contracts.    Except as set forth in Schedule 4.01(l) of the Disclosure Schedule enter into, renew or terminate, or make any payment not then required under, any contract or agreement that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with 30 days or less notice without payment of a premium or penalty, other than loans and other transactions made in the ordinary course of the banking business.

          (m)    Claims.    Enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation to which the Company is or becomes a party on or after the date of this Agreement, which settlement, agreement or action involves payment by the Company of an amount, individually or for all such settlements, that exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company.

          (n)    Adverse Actions.    Knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except as may be required by applicable law or regulation.

          (o)    Risk Management.    Except as required by applicable law or regulation or the Federal Reserve Board or OCC, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (p)    Indebtedness.    Incur any indebtedness for borrowed money (other than deposits, Federal Funds borrowings and borrowings from the Federal Home Loan Bank of San Francisco) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person.

          (q)    Loans.    Make any loan, loan commitment or renewal or extension thereof to any Person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made to such Person and any affiliate or immediate family member of such Person, exceed $500,000 without submitting complete loan package information customarily submitted to the Company Board or the Company's loan committee in connection with obtaining approval of such action to the chief credit officer of Parent for review with a right of comment at least two full Business Days prior to taking such action; provided, that, if Parent objects in writing to such loan or loan commitment or renewal or extension thereof prior to the end of such second Business Day, the Company shall obtain the approval of a majority of the members of the Company Board or the loan committee, as the case may be, prior to making such loan or loan commitment or renewal or extension thereof. For the sake of clarity, the issuance of or the commitment to issue a letter of credit by the Company on behalf of or for the benefit of a third party shall constitute a loan or loan commitment under this clause.

          (r)    Investments.    (i)    Other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $500,000 or in securities transactions as provided in (ii) below, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person or (ii) other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of two years or less, purchase or acquire securities of any type; provided, however, that in the case of investment securities, the Company may purchase investment securities if, within five Business Days after the Company requests in writing (which shall describe in detail the investment securities to be purchased and the price thereof) that Parent consent to the making of any such purchase, Parent has approved such request in writing or has not responded in writing to such request.

          (s)    Taxes.    Settle any audit, make or change any tax election, file any amended Tax Return, take any action which would have a Material Adverse Effect on the tax position of the Company or Parent after the Merger or take any other action with respect to Taxes that is outside the ordinary course of business or inconsistent with past practice.

          (t)    Commitments.    Agree or commit to do any of the foregoing.

        Except with respect to clauses (a), (b), (c), (g), (i), (j) and (n) above (and (t), with respect to agreements or commitments relating to such clauses), if after the tenth Business Day following a request in writing by the Company that Parent consent to the taking of any prohibited action, Parent has not responded to such request, the Company may take such action, provided that the action (i) is believed in good faith by the Company to be in the best interests of the Company and consistent with preserving intact its business organizations and assets and maintaining its rights, franchises and existing goodwill and relations with customers, suppliers, employees and business associates and (ii) taking such action would not violate any other clause under this Section 4.01.

        4.02.    Forbearances of Parent.    From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

          (a)    Ordinary Course.    Take any action reasonably likely to have an adverse effect on Parent's ability to perform any of its material obligations on a timely basis under this Agreement.

          (b)    Adverse Actions.    Knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

          (c)    Commitments.    Agree or commit to do any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        5.01.    Disclosure Schedules.    At least three Business Days prior to the date hereof, the Company shall have delivered to Parent a schedule (the "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Articles IV or VI; provided, however, that (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence could not reasonably be expected to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

        5.02.    Standard.    No representation or warranty of the Company or Parent contained in Section 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

        5.03.    Representations and Warranties of the Company.    Subject to Sections 5.01 and 5.02 and except as set forth in the corresponding sections or subsections of the Disclosure Schedule, the Company hereby represents and warrants to Parent:

          (a)    Organization, Standing and Authority.    The Company is a corporation duly organized and validly existing under the laws of the state of California, is a member of the Federal Reserve System and its deposits are insured by the FDIC through the Bank Insurance Fund in the manner and to the fullest extent provided by law. The Company is duly qualified to do business and is in good standing in the State of California and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has made available to Parent a complete and correct copy of the Company's articles of incorporation and by-laws, each as amended to date.

          (b)    Company Capital Stock.    The authorized capital stock of the Company consists solely of 10,000,000 shares of Company Common Stock, of which 944,208 shares are issued and outstanding, and 10,000,000 shares of Company Preferred Stock of which no shares are issued and outstanding. No shares of the Company Stock are held in treasury by the Company or otherwise owned directly or indirectly by the Company. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). No more than 289,225 shares of Company Common Stock are issuable upon exercise of Company Stock Options or other Rights, comprising (i) 199,225 shares of Company Common Stock are issuable upon exercise of Company Stock Options with a weighted average exercise price of $14.87 and (ii) 90,000 shares of Company Common Stock are issuable upon exercise of Company Stock Options with a weighted average exercise price of $25.40. There are up to an additional 50,850 shares of Company Common Stock available for issuance under the Company Stock Option Plan. Schedule 5.03(b) of the Disclosure Schedule sets forth for each Company Stock Option and each other Right, as applicable, the name of the grantee or holder, the date of the grant, the expiration date of such Right, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code if such Right is a Company Stock Option, the number of shares of Company Common Stock subject to such Right, the number and type of shares subject to such Rights that are currently exercisable and the exercise price per share. Except as set forth above, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any other Rights issued or outstanding with respect to Company Common Stock, and the Company does not have any commitment to authorize, issue or sell any Company Common Stock or Rights, except pursuant to this Agreement.

          (c)    Subsidiaries.    The Company has no Subsidiaries. Except as set forth in Schedule 5.03(c)(i), the Company does not own, directly or indirectly, any equity securities or similar interests of any Person or any interests of any Person or any interest in a partnership or joint venture of any kind.

          (d)    Corporate Power.    The Company has all corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has all corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e)    Corporate Authority.    The Company's board of directors, by resolutions duly adopted at a meeting duly called and held, has duly (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Merger and (iii) recommended that its shareholders approve this Agreement and the principal terms of the Merger and that such matter be submitted for consideration by its shareholders at a meeting of such shareholders. The Company has duly executed and delivered this Agreement and this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles or pursuant to 12 U.S.C. Section 1818 (b)(6)(D)). The Company Board has received the written opinion of Carpenter & Co. to the effect that as of the date hereof the consideration to be received by the holders of Company Common Stock in exchange for their Company Common Stock is fair to such holders from a financial point of view.

          (f)    Regulatory Approvals; No Violations.    (i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or to consummate the Merger except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC and the OCC, (B) filings with state securities authorities and the approval of the principal terms of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock and (C) the filing of an executed agreement of merger substantially in the form of Exhibit D hereto (the "Agreement of Merger") with the California Secretary of State pursuant to the CCC. As of the date hereof, the Company is not aware of any reason why the approvals set forth in this Section 5.03(f) and in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

            (ii)   Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or to which the Company or any of its respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of the Company or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g)    Financial Reports; Material Adverse Effect.    (i)    The balance sheet of the Company as of December 31, 2004 and the related statements of income, cash flows and changes in shareholders' equity position for the three years then ended, audited by Vavrinek, Trine, Day & Company, LLP, and all other reports, registration statements, proxy statements or information statements filed or to be filed by it subsequent to December 31, 2004, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such balance sheet and each balance sheet included therein (including the related notes and schedules thereto) fairly presents the financial position of Company as of its date, and each of the statements of earnings and changes in shareholders' equity and cash flows or equivalent statements in such financial statements and the other financial statements included therein (including any related notes and schedules thereto) fairly presents, or will fairly present, the financial position, results of operations and cash flows, as the case may be, of the Company for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal period-end adjustments in the case of unaudited statements that will not be material in amount or effect.

             (ii)  The Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2002 with (A) the Federal Reserve Board, (B) the DFI, (C) the FDIC and (D) any other Regulatory Authority (collectively, the "Regulatory Filings"), and all other reports and statements required to be filed by them since December 31, 2002, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of California and the rules and regulations of the Federal Reserve Board, the FDIC, DFI or any other Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Agency with which they were filed.

            (iii)  Since December 31, 2004, the Company has not incurred any liability other than in the ordinary course of business consistent with past practice.

            (iv)  Since December 31, 2004, (A) the Company has conducted its business in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or could be reasonably likely to have a Material Adverse Effect with respect to the Company.

             (v)  Except as set forth in Schedule 5.03(g)(v) of the Disclosure Schedule, since December 31, 2004, there has not been (A) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance, (B) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company, (C) any change by the Company in accounting principles, practices, procedures or methods or (D) any increase in the compensation payable or that could become payable by the Company to directors, officers or employees or any amendment of any Benefit Plans other than increases or amendments in the ordinary and usual course of business consistent with past practice.

            (vi)  No securities of the Company are registered under the Exchange Act, and the Company is not required to register any such securities.

          (h)    Litigation.    Except as set forth in Schedule 5.03(h) of the Disclosure Schedule, no litigation, claim, action, suit, hearing, investigation or other proceeding before any court or Governmental Authority is pending against the Company and, to the Company's Knowledge, no such litigation, claim, action, suit, hearing, investigation or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

          (i)    Regulatory Matters.    (i)    Except as set forth in Schedule 5.03(i) of the Disclosure Schedule, neither the Company nor any of its property is, directly or indirectly, party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Regulatory Authorities"). The Company has paid all assessments made or imposed by any Regulatory Authority.

             (ii)  The Company has not been advised by, and does not have any Knowledge of facts which could give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j)    Compliance With Laws.    The Company:

              (i)  is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all fair lending laws and other laws relating to discriminatory business practices;

             (ii)  has adopted such procedures and policies as are, in the reasonable judgment of Company management, necessary or appropriate to comply with Title III of the USA Patriot Act and, to the Knowledge of the Company, is in such compliance;

            (iii)  has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

            (iv)  has received, since December 31, 2004, no notification or communication from any Governmental Authority (A) asserting that the Company is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

          (k)    Material Contracts; Defaults.    The Company is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K with respect to such entity or (ii) that materially restricts the conduct of business by the Company. The Company is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company is currently outstanding. Schedule 5.03(k) of the Disclosure Schedule sets forth a true and complete list of all third party consents or waivers required to be obtained so as not to be in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which the Company is a party as a result of the transactions contemplated hereby.

          (l)    No Brokers.    Except for the fees and related costs paid to Carpenter & Company as previously disclosed in writing to Parent, no action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (m)    Employee Benefit Plans.    (i)    All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans"

  within the meaning of Section 3(3) of ERISA, and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are set forth in Schedule 5.03(m) to the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided to Parent.

             (ii)  All Benefit Plans, to the extent subject to ERISA and the Code, are in substantial compliance with ERISA and the Code. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no pending or threatened litigation relating to the Benefit Plans. Neither the Company has nor any of its Subsidiaries engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

            (iii)  No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company, or any of its subsidiaries or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its subsidiaries have not incurred, nor do they expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12 month period ending on the date hereof.

            (iv)  All contributions required to be made under the terms of any Benefit Plan have been timely made and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the Company's audited financial statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. The Company has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

             (v)  Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

            (vi)  The Company has no obligations for retiree health and life benefits under any Benefit Plan. The Company may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

           (vii)  Except as set forth in Schedule 5.03(m) to the Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n)    Labor Matters.    The Company is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o)    Environmental Matters.    (i)    The Company has complied at all times with applicable Environmental Laws; (ii) no real property (including soils, groundwater, surface water, buildings or other structures) currently or formerly owned or operated by the Company at any time or in which the Company holds or has held a fiduciary or management role, or, to the Company's Knowledge, any property in which the Company holds or has held a Lien or security interest (including any property in which the Company holds or has held a fiduciary or management role, a "Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance; (iii) the Company could not be deemed the owner or operator of any Company Loan Property under any Environmental Law which such Company Loan Property has been contaminated with, or has had any release of, any Hazardous Substance; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) the Company is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company, any currently or formerly owned or operated property, or, to the Company's Knowledge, any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company, result in any restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property and (viii) the Company has delivered to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company and any currently or formerly owned or operated property or any Company Loan Property.

          As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any

  Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "Hazardous Substance" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

          (p)    Tax Matters.    (i)(A)    All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company.

             (ii)  The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company for each of the three most recent fiscal years ended on or before December 31, 2004.

            (iii)  The Company has no liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Regulatory Filings filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Regulatory Filings filed on or prior to the date hereof.

            (iv)  The Company is not a party to any Tax allocation or sharing agreement, is not and has never been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any other Person.

             (v)  No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company.

            (vi)  As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (vii)  (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transaction contemplated by this Agreement and (B) all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

          (viii)  The Company (A) has properly reported to the IRS any "reportable transaction" within the meaning of Treas. Reg. § 1.6011-4, (B) as of the date of this Agreement, has not entered into any "reportable transactions" that is not yet required to be reported to the IRS, and (C) as of the Effective Time, will not have entered into any "listed transactions" within the meaning of Treas. Reg. § 1.6011-4(b)(2) that have not already been reported to the IRS as of the date of this Agreement.

          (q)    Risk Management Instruments.    The Company is not a party nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") and the Company does not own any securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are reasonably likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (r)    Books and Records.    The books and records of the Company have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company.

          (s)    Insurance.    Schedule 5.03(s) to the Disclosure Schedule sets forth a true and complete list of all of the insurance policies, binders, or bonds maintained by the Company ("Insurance Policies"). The Company is insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably have determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company is not in material default thereunder; the Company has reported all matters required to be reported under the Insurance Policies; and all claims or possible claims thereunder have been filed in due and timely fashion.

          (t)    Allowance For Loan Losses.    The Company's Allowance for Loan Losses ("ALL") is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its ALL as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

          (u)    Trust Business.    The Company is not licensed to engage in the trust business and does not serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts; it being understood that the Company accepting deposits in individual retirements accounts in the normal course of business is not a violation of this representation and warranty.

          (v)    Transactions With Affiliates.    The Company has no transactions with Affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act.

          (w)    Real Property.    (i)    Schedule 5.03(w) to the Disclosure Schedule contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased or subleased in whole or in part by the Company and together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company.

             (ii)  Each of the leases referred to in the Disclosure Schedule is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the Knowledge of the Company.

          (x)    Title.    The Company has good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted) except (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (2) pledges of assets in the ordinary course of business to secure public deposits, (3) for those assets and properties disposed of for fair value in the ordinary course of business since the date of the Company's call report dated as of and for the year ended December 31, 2004 and (4) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held.

          (y)    Intellectual Property.

              (i)  The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that are used in the business of the Company as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

             (ii)  Except as is not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement: (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "Third-Party Intellectual Property Rights"); (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor, trade secrets or computer software owned by the Company (collectively, the "Company Intellectual Property Rights"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any Person; and (C) the Company does not know of any valid grounds for any bona fide claims (I) against the use by the Company of any Company Intellectual Property Rights or Third-Party Intellectual Property Rights used in the business of the Company as currently conducted or as proposed to be conducted; (II) challenging the ownership, validity or enforceability of any Company Intellectual Property Rights; or (III) challenging the Company's license or legally enforceable right to use any Third-Party Intellectual Rights.

          (z)    Shareholder Agreements.    The aggregate percentage of Company Common Stock beneficially owned by all of the Shareholders is in excess of 34.91% of all issued and outstanding Company Common Stock (on a fully diluted basis).

        5.04.    Representations and Warranties of Parent.    Subject to Section 5.02, Parent hereby represents and warrants to the Company as follows:

          (a)    Organization, Standing and Authority.    Parent is duly organized, validly existing and in good standing under the laws of the State of California. Parent is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (b)    Parent Stock.    (i)    The authorized capital stock of Parent consists solely of 30,000,000 shares of Parent Common Stock as of the date hereof, of which 15,974,328 shares were outstanding (in addition to 469,741 shares of unvested restricted stock) as of June 7, 2005, and 5,000,000 shares of Parent Preferred Stock, of which no shares are outstanding as of the date hereof.

             (ii)  The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right. The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger will be issued (x) pursuant to an effective registration statement or applicable exemption under the Securities Act and (y) pursuant to effective registrations or exemptions under state securities laws, as applicable.

          (c)    Subsidiaries.    Each of Parent's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries. Each of Parent's Significant Subsidiaries is duly licensed by the OCC, and their deposits are insured by the Bank Insurance Fund in the manner and to the fullest extent provided by law.

          (d)    Corporate Power.    Parent and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Parent has the corporate power and authority to execute, deliver and perform its obligations to consummate the transactions contemplated thereby.

          (e)    Corporate Authority.    This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Parent and the Parent Board. Parent has duly executed and delivered this Agreement and this Agreement is a valid and legally binding obligation of Parent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f)    Regulatory Approvals; No Violations.    (i)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent or the Merger Subsidiary of this Agreement or to consummate the Merger except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the FDIC, the OCC and the DFI, as may be required, (B) filings with the SEC and state securities authorities, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Parent Common Stock in the Merger, (E) the approval of the principal terms of the Merger by the sole shareholder of the Merger Subsidiary and (F) the filing of the Agreement of Merger with the California Secretary of State pursuant to the CCC. As of the date hereof, Parent does not have knowledge of any reason why the approvals set forth in

  Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii)  Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by Parent or the Merger Subsidiary and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any material law, rule or regulation or any judgment, decree, order, governmental permit or license, or Agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any material law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g)    Financial Reports and SEC Documents; Material Adverse Effect.    (i)    Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2004 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end adjustments in the case of unaudited statements that will not be material in amount or effect.

             (ii)  Since December 31, 2004, Parent and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), would reasonably be expected to have a Material Adverse Effect with respect to Parent or its Subsidiaries.

          (h)    Litigation.    Except as set forth in Parent's SEC Documents, no material litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's Knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

          (i)    No Brokers.    Except for a fee to be paid to Castle Creek Capital LLC, no action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (j)    Regulatory Matters.    (i)    Except as set forth in Parent's SEC Documents, neither Parent nor any of Parent's property is, directly or indirectly, party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority. Parent has paid all assessments made or imposed by any Regulatory Authority.

             (ii)  Parent has not been advised by, and does not have any Knowledge of facts which could give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (k)    Compliance With Laws.

              (i)  Except as set forth in Parent's SEC Documents, Parent is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all fair lending laws and other laws relating to discriminatory business practices; and

             (ii)  Parent has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Parent's knowledge, no suspension or cancellation of any of them is threatened.

ARTICLE VI

COVENANTS

        6.01.    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

        6.02.    Shareholder Approval.    The Company agrees to take, in accordance with applicable law and the Company Articles and Company By-Laws, all action necessary to convene as soon as practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and the Merger and any other matters required to be approved by the Company's shareholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting"), in each case within 45 calendar days after delivery of the Proxy Statement as defined in Section 6.03. Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consulting with outside legal counsel, that such action is required in order for the directors to comply with their fiduciary duties to the Company's shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

        6.03.    Registration Statement.    (a)    Parent agrees to prepare with the assistance of the Company a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC (or other applicable securities authority) in connection with the issuance of Parent Common Stock in the Merger, which shall include the proxy statement relating to the Company Meeting and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents. The Company and Parent shall work together to prepare a draft Proxy Statement and the Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its Knowledge of and access to the information required for said documents, and the Company shall have the right to review such Registration Statement while Parent is preparing the Registration Statement with Company's assistance. The Company agrees to cooperate with Parent and Parent's counsel, financial advisor and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable but in no event later than 60 days after the date hereof. Each of the Company and Parent agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Parent also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.

          (b)   Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Proxy Statement and any amendment or supplement thereto shall not, at the date of mailing to shareholders and at the time of the Company Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

          (c)   Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Parent agrees to consult as practicable with the Company before responding to any comments made by the SEC with respect to the Registration Statement.

        6.04.    Press Releases.    The Company and Parent shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

        6.05.    Access; Information.    (a)    Each party agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as such party may reasonably request and, during such period, it shall, as promptly as is reasonably practicable, furnish to the other party all information concerning its business, properties and personnel as such party may reasonably request.

          (b)   Without limiting the generality of Section 6.05(a), prior to the Effective Time, each party and its respective representatives shall have the right, subject to the notice provision set forth in Section 6.05(a), to conduct a review to determine (i) that the assets, books, records and operations of the other party are in satisfactory condition and will not in a material way adversely impact such party after consummation of the transactions contemplated hereby and (ii) the accuracy of the representations and warranties and the satisfaction of the conditions to closing as provided hereunder.

          (c)   The Company agrees that, subject to applicable laws, it shall cooperate in good faith with Parent on mutually agreed operating issues which the parties agree have priority.

          (d)   Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

        6.06.    Affiliates.    The Company shall cooperate with Parent to identify those Persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (such Persons being "Company Affiliates"). The Company shall use its reasonable best efforts to cause each Person so identified to deliver to Parent, prior to the shareholders' meeting of the Company, a written agreement (which agreement shall be substantially in the form of Exhibit C). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

        6.07.    Stock De-listing.    The Company shall cooperate with Parent to cause the shares of Company Common Stock to be removed from the Over-the-Counter Bulletin Board as soon as practicable following the Effective Time.

        6.08.    Acquisition Proposals.    The Company agrees that neither it nor its officers or directors shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any financial advisor, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any financial advisor, attorney or accountant retained by it) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) at any time prior, but not after the Company Meeting is convened, providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending any definitive agreement resulting from such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Company Board reasonably determines (after consultation with outside legal counsel) that such action is, in the absence of the foregoing proscriptions, required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each such case referred to in clause (B), (C) or (D), such Acquisition Proposal includes sufficient information for the Company Board to reasonably conclude that (x) it is a Superior Proposal (as defined below), (y) the Person making the Acquisition Proposal has the financial and other resources and has the legal and regulatory ability to complete the proposed transaction, and (z) the Acquisition Proposal will not be subject to any material contingency other than those contained in this Agreement, and (iii) in each such case referred to in clause (C) or (D) above, the Company Board reasonably determines (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction in which the Company's shareholders would receive greater consideration per share than the Merger (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will take the necessary steps to promptly inform the individuals referred to in the first sentence hereof of the obligations undertaken in this Section 6.08. The Company agrees that it will notify Parent promptly, but in no event later than the second succeeding Business Day, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposal or offer and thereafter shall keep Parent informed, on a regular basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

        6.09.    Certain Policies.    Prior to the Effective Date, the Company shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such action shall in itself be a breach under Section 8.01(b) of this Agreement.

        6.10.    Nasdaq Listing.    Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on Nasdaq the shares of Parent Common Stock to be issued to the holders of Company Common Stock in the Merger.

        6.11.    Regulatory Applications.    (a)    Each of Parent and the Company shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement; and any initial filings with Governmental Authorities (other than the Registration Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof but, provided that the Company has cooperated as described above, in no event later than 60 days after the date hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b)   Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

        6.12.    Indemnification.    (a)    Following the Effective Time, Parent shall indemnify, defend and hold harmless each present and former director and officer of the Company (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement, or any related agreement, but excluding any Costs arising out of any violation or alleged violation of the Exchange Act or the rules and regulations thereunder with respect to insider trading) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its directors or officers under the CCC, the Company Articles and the Company By-Laws as in effect on the date hereof (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided, the Person to whom expenses are advanced agrees to the indemnification terms hereunder and provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the CCC, the Company Articles and the Company By-Laws shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Party.

          (b)   For a period of four years from the Effective Time, Parent shall use its commercially reasonable efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors (determined as of the Effective Time) of the Company (as opposed to the portion that serves to reimburse the Company) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall Parent be required to expend on an annual basis more than 150% of the current amount expended on an annual basis by the Company (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.12(b), Parent shall use its commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company may be required to make application and provide customary representations and warranties to Parent's insurance carrier for the purpose of obtaining such insurance.

          (c)   Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Parent thereof; provided that the failure so to notify shall not affect the obligations of Parent under Section 6.12(a) unless and to the extent that Parent is actually prejudiced as a result of such failure. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Bank shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent. Parent shall not have any obligation under Section 6.12(a) to any Indemnified Party if and when a court of competent jurisdiction or arbitral tribunal shall ultimately determine that the Indemnified Party is not entitled to indemnification or the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, in which case the Indemnified Party shall promptly repay any amounts previously reimbursed, paid or advanced by Parent.

          (d)   If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.12.

        6.13.    Benefit Plans.    (a)    As of the Effective Time, Parent shall provide former employees of the Company who remain as employees of Parent or any of its Subsidiaries with employee benefit plans substantially comparable in the aggregate to those provided to similarly situated employees of Parent or its Subsidiaries, as the case may be. Parent shall cause each employee benefit plan, program, policy or arrangement of Parent in which employees of the Company are eligible to participate to take into account for purposes of eligibility and vesting (but not for purposes of benefit accrual) thereunder the service of such employees with the Company to the same extent as such service was credited by the Company's applicable employee benefit plan program policy or arrangement. Nothing herein shall limit the ability of Parent to amend or terminate any of the Benefit Plans in accordance with their terms at any time.

          (b)   If employees of the Company become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause, to the extent practicable, each such plan to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable medical, health or dental plans of the Company, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time.

          (c)   Parent shall honor, and shall continue to be obligated to perform, in accordance with their terms, all employment or severance agreements between the Company and a Company employee that are identified in Schedule 6.13 of the Disclosure Schedule hereto.

        6.14.    Non-Solicitation Agreements.    Each director of the Company and each executive of the Company listed on Exhibit E shall, simultaneously with the execution and delivery hereof, execute and deliver to Parent non-solicitation agreements substantially in the form of Exhibit B hereto.

        6.15.    Notification of Certain Matters.    Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

        6.16.    Human Resources Issues.    The Company agrees to cooperate with Parent with respect to any formal meetings or interviews with one or more employees called or arranged by the Company and held for the purpose of discussing the transactions contemplated by this Agreement or their effect on such employees, with Parent given the opportunity to participate in such meetings or interviews. This section is not intended to apply to casual conversations about the transaction or informal meetings initiated by employees, or to prohibit discussion in general, but rather to allow Parent a role in the formal presentation of the transaction to employees, and an opportunity to participate in the significant, formal meetings at which the transaction is explained and discussed.

        6.17.    Assistance with Third-Party Agreements.    (a)    The Company shall cooperate with and use all commercially reasonable efforts to assist Parent in (i) gaining access to and obtaining any required consents from all of its third-party vendors, landlords of all of the Company's leased properties and other parties to material agreements, promptly after the date of this Agreement, and (ii) obtaining the cooperation of such third parties in a smooth transition in accordance with Parent's timetable at or after the Effective Time of the Merger. The Company shall cooperate with Parent in minimizing the extent to which any contracts will continue in effect following the Effective Time of the Merger, in addition to complying with the prohibition of Section 4.01(l) hereof.

          (b)   Without limiting Section 6.17(a), the Company shall use all reasonable efforts to provide data processing and other processing support or outside contractors to assist Parent in performing all tasks reasonably required to result in a successful conversion of their data and other files and records to Parent's production environment, when requested by Parent and sufficient to ensure that a successful conversion can occur at such time as Parent requests on or after the Effective Time of the Merger. Among other things, the Company shall:

              (i)  cooperate with Parent to establish a mutually agreeable project plan to effectuate the conversion;

             (ii)  use their commercially reasonable efforts to have the Company's outside contractors continue to support both the conversion effort and its needs until the conversion can be established;

            (iii)  provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by Parent for use in planning the conversion, as soon as reasonably practicable;

            (iv)  provide reasonable access to personnel at corporate headquarters, data and other processing centers, all branches and, with the consent of outside contractors, at outside contractors, to enable the conversion effort to be completed on schedule; and

             (v)  to the extent reasonably practicable, give notice of termination, conditioned upon the completion of the transactions contemplated hereby, of the contracts of outside data and other processing contractors or other third-party vendors when directed to do so by Parent.

          (c)   Parent agrees that all actions taken pursuant to this Section 6.17 shall be taken in a manner intended to minimize disruption to the customary business activities of the Company.

        6.18.    Shareholder Agreements.    Each Shareholder, as a shareholder of Company Common Stock, shall execute and deliver to Parent simultaneously with the execution of this Agreement a Shareholder Agreement substantially in the form of Exhibit A hereto, committing each such person, among other things, to vote his or her shares of Company Common Stock in favor of the principal terms of the Merger at the Company Meeting and to certain representations and covenants.

        6.19.    Additional Agreements.    In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Parent with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the proper officers and directors of each party to this Agreement shall take all necessary or appropriate action.

        6.20.    Pre-Closing Adjustments.    At or before the Effective Time of the Merger, the Company shall make such accounting entries or adjustments, including additions to their ALL and charge-offs of loans, as Parent shall direct as a result of its on-going review of the Company (including its review of the information provided to it pursuant to Sections 6.05 and 6.15) or in order to implement its plans following the closing of the transactions constituting the Merger, (the "Closing") or to reflect expenses and costs related to the Merger; provided, however, that unless the adjustment would otherwise be required by applicable law, rule or regulation, or by regulatory accounting principles and GAAP applied on a basis consistent with the financial statements of the Company, (a) the Company shall not be required to take such actions more than one day prior to the Effective Time of the Merger or prior to the time Parent agrees in writing that all of the conditions to its obligation to close as set forth in Section 7.02 have been satisfied or waived and each of the approvals in Section 7.01(b) have been received, and (b) no such adjustment shall (i) require any filing with any Governmental Authority, (ii) violate any law, rule or regulation applicable to the Company, Parent or the Merger Subsidiary, (iii) otherwise materially disadvantage the Company if the Merger was not consummated or (iv) constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

        6.21.    Company Stock Options.    Prior to the Effective Time, upon the request of Parent, the Company shall take such actions as may be necessary such that immediately prior to the Effective Time each unexercised Company Stock Option which would otherwise remain outstanding immediately after the Effective Time, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive the applicable Option Consideration. If so requested by Parent, at least 5 Business Days prior to the Effective Time and prior to any such payment, the Company shall obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to Parent) from each holder of a Company Stock Option (i) confirming that the Option Consideration to be paid is correct, (ii) authorizing the withholding of all applicable taxes and (iii) containing such other matters as reasonably determined by Parent (an "Acknowledgment and Waiver") and shall provide a copy of each such Acknowledgement and Waiver to Parent at least 5 Business Days prior to the Effective Time. The Company shall ensure that, at the Effective Time, each option to purchase a share of Company Common Stock whether or not then exercisable shall terminate and be of no further effect and any rights thereunder to purchase shares of Company Common Stock shall also terminate and be of no further force or effect.

        6.22.    Tax Treatment of the Merger.    Parent and the Company intend that the Merger will be treated for U.S. federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. Each party will, both before and after the Effective Time, (i) use reasonable efforts to cause the Agreement to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause the Agreement to fail to so qualify; and (iii) take the position for all purposes that the Agreement so qualifies.

        6.23.    Deferred Compensation Program.    The Company will cooperate with Parent to terminate on terms mutually agreeable to the parties hereto and the participants in the Deferred Compensation Programs, subject to the satisfaction or waiver of all the Company's conditions set forth in Article VII of this Agreement, any Deferred Compensation Program on or prior to the Effective Time, including the termination or transfer of any insurance policy obtained in connection therewith.

        6.24.    Investment Portfolio.    In consultation with Parent, the Company shall take such actions as may be necessary to liquidate, subject to the satisfaction or waiver of all conditions set forth in Article VII of this Agreement, that portion of its investment portfolio identified by Parent immediately prior to the Effective Date, on terms reasonably satisfactory to Parent.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

        7.01.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or written waiver by the parties hereto prior to the Effective Time of each of the following conditions:

          (a)    Shareholder Approval.    The principal terms of the Merger shall have been duly approved by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote.

          (b)    Regulatory Approvals.    All regulatory approvals required to consummate the transactions contemplated hereby, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

          (c)    No Injunction; No Litigation.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement, and no litigation or proceeding shall be pending against Parent or Company brought by any Governmental Authority seeking to prevent consummation of the transactions contemplated hereby.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

          (e)    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation on Nasdaq.

        7.02.    Conditions to Obligation of the Company.    The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of each of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on Parent. Parent shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement. The Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b)    Performance of Obligations of Parent.    Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c)    Opinion of Company's Counsel.    Company shall have received the opinion of the Law Offices of Murray H. Falk, as tax counsel to the Company, dated the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion, to the effect that for federal income tax purposes; (i) the Merger will be treated as a reorganization under Section 368(a) of the Code, (ii) the Company, Parent, and Merger Subsidiary will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of Parent Common Stock by such holders, except to the extent of cash received in lieu of fractional shares. In rendering such opinion, the Law Offices of Murray H. Falk may require and rely upon representations contained in letters from the Company, Parent and/or their officers or principal shareholders as are customary for such opinions.

        7.03.    Conditions to Obligation of Parent.    The obligation of Parent to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of each of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on the Company. The Company shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement. Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the foregoing effect.

          (b)    Disclosure Schedule.    The Disclosure Schedule shall be updated and made current as of the day prior to the Effective Time of the Merger and a draft of the updated Disclosure Schedule shall have been delivered to Parent no later than 72 hours prior to the Effective Time of the Merger; such update of the Disclosure Schedule shall not in any way affect the representations and warranties set forth in Section 5.03 and shall not be considered to modify the representations and warranties for purposes of the determination of whether the representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date in accordance with Section 7.03(a).

          (c)    Performance of Obligations of Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (d)    Performance of Obligations of the Shareholders.    Parent shall have received Shareholders Agreements executed and delivered by each Shareholder of the Company as contemplated by Section 6.18, each of which shall remain in full force and effect. The Shareholders shall have performed in all material respects all obligations required to be performed by them under the Shareholder Agreements. If requested by Parent, Parent shall have received a certificate, dated the Effective Date, signed by each Shareholder to such effect with respect to such Shareholder.

          (e)    Shareholders' Equity and Reserves.    As of the last business day of the month immediately preceding the month of the Effective Date (the "Shareholders' Equity Measuring Date"), (i) the Adjusted Shareholders' Equity of the Company shall not be less than $15,700,000 on the Shareholders' Equity Measuring Date and (ii) the Company's ALL shall not be less than $1,300,000, in each case as determined in accordance with GAAP. For purposes of this Section 7.03(e), "Adjusted Shareholders' Equity" means the equity of the Company as set forth on the Closing Financial Statements (as defined in Section 7.03(f) below) (provided that gains or losses in the Company's securities portfolio between the date hereof and the Effective date shall not affect Adjusted Shareholders' Equity) plus the sum of (x) all amounts paid or accrued in connection with any actions taken pursuant to Section 6.20 to the extent that such actions were not necessary to bring the Company into conformity with GAAP or any rule or regulation of any Regulatory Authority, (y) all expenses of all attorneys, accountants, investment bankers and other advisers and agents for the Company for services rendered solely in connection with the transaction contemplated by this Agreement and (z) the aggregate amount paid by the Company, if any, in order to satisfy its obligation to cancel the Company Stock Options pursuant to Section 6.21.

          (f)    Closing Financial Statements.    At least five Business Days prior to the Effective Time of the Merger, the Company shall provide Parent with the Company's financial statements presenting the financial condition of the Company as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger and the Company's results of operations for the period from January 1, 2005 through the close of business on the last day of the last month ended prior to the Effective Time of the Merger (the "Closing Financial Statements"); provided, however, that if the Effective Time of the Merger occurs on or before the sixth Business Day of the month, the Company shall have provided consolidated financial statements as of and through the second month preceding the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Such financial statements shall be accompanied by a certificate of the Company's chief financial officer, dated as of a date no earlier than two Business Days prior to the Effective Time of the Merger, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of Company in all material respects.

          (g)    Non-Solicitation Agreements.    Parent shall have received Non-Solicitation Agreements executed and delivered as contemplated by Section 6.14, each of which shall remain in full force and effect.

          (h)    Consents.    The Company shall have obtained each of the material consents listed in Schedule 5.03 of the Disclosure Schedule and any material consents of the type required to be identified in Schedule 5.03 of the Disclosure Schedule but were not so identified as of the date of this Agreement. A copy of each such consent shall have been delivered to Parent.

          (i)    Transaction Expenses.    The Company shall exercise its commercially reasonable efforts to ensure that at least two Business Days prior to the Effective Time of the Merger, all attorneys, accountants, investment bankers and other advisors and agents for the Company shall have submitted to the Company estimates of their fees and expenses for all services rendered or to be rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, the Company shall have prepared and submitted to Parent a summary of such fees and expenses for the transaction. At or prior to the Effective Time of the Merger (i) the Company shall use its best efforts to cause such advisors to submit their final bills for all material fees and expenses to the Company for services rendered, a copy of which the Company shall have caused to be delivered to Parent, and based on such summary, the Company shall have prepared and submitted to Parent a final calculation of such fees and expenses, and to accrue and paid the amount of such fees and expenses as calculated above, after a copy of all such bills and calculation of such fees and expenses has been delivered to Parent and (ii) the amount of such fees and expenses shall be reasonable and shall in no event exceed $625,000 in the aggregate.

          (j)    Opinion of Parent's Counsel.    Parent shall have received the opinion of Sullivan & Cromwell LLP, as counsel to Parent, dated the Effective Time, in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that Parent, Merger Subsidiary and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering its opinion, Sullivan & Cromwell LLP may require and rely upon representations contained in letters from the Company, Parent and/or their officers or principal shareholders as are customary for such opinions. It is expressly acknowledged by the Company that this opinion is only addressed to, and solely for the benefit of, Parent.

          (k)    Directors' Resignations.    Parent shall have received the written resignation of each director of the Company (in such director's capacity as a director of the Company), effective as of the date of the post-effective merger of Surviving Bank with and into Pacific Western National Bank or another wholly-owned subsidiary of Parent, as specified in Section 2.01.

          (l)    Dissenting Shareholders.    At the Effective Time, the Company shall have complied with its obligations and duties under CCC §1300 with respect to the rights of Dissenting Shareholders.

ARTICLE VIII

TERMINATION

        8.01.    Termination.    This Agreement may be terminated, and the Merger may be abandoned:

          (a)    Mutual Consent.    At any time prior to the Effective Time, by the mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b)    Breach.    At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by the Company or Parent, respectively, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; (ii) a breach by the Company or Parent, respectively, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach or (iii) in the case of a termination by Parent, a breach by a Shareholder or Shareholders of any of the covenants or agreements contained in the Shareholder Agreements, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, provided that such breach (whether under (i), (ii) or (iii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

          (c)    Delay.    At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 2005 except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) such party or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

          (d)    No Approval.    By the Company or Parent, if the respective Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger or the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority or (ii) the shareholder approval referred to in Section 7.01(a) herein is not obtained at the Company Meeting.

          (e)    Acquisition Proposal.    By Parent, if (i) the Company shall have exercised a right specified in the provision set forth in Section 6.08 with respect to any Acquisition Proposal and shall, directly or through agents or representatives, continue discussion with any third party concerning such Acquisition Proposal for more than 10 Business Days after the date of receipt of such Acquisition Proposal; or (ii) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to the specificity of such price proposal) and the Company shall not have rejected such proposal within 15 Business Days of (x) its receipt or (y) the date its existence first becomes publicly disclosed, if earlier.

          (f)    Failure to Recommend.    At any time prior to the Company Meeting, by Parent if the Company shall have breached Section 6.08 or the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent.

          (g)    Decline in Parent Common Stock Price.    By the Company, if (1) there has been a significant decline in the price of Parent Common Stock, measured by the Parent Measuring Price, (2) such decline is not proportionate relative to the Nasdaq Bank Index (symbol: IXBK) (the "Index"), (3) the Company delivers written notice to Parent of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event and (4) Parent does not elect to pursue a Decline Adjustment as set forth below; provided, however, that, if Parent effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Parent Measuring Price is determined, the provisions of this Section 8.01(g) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of the Company. For purposes hereof, the following terms have the following meanings:

              (i)  "Initial Index" shall mean the closing price of the Index on the trading day immediately preceding the public announcement of this Agreement, which was 2970.72.

             (ii)  "Final Index" shall mean the average of the closing prices of the Index for the fifteen trading-day Parent Measuring Period.

            (iii)  A "significant decline" shall be deemed to have occurred if the Parent Measuring Price is less than the Minimum Adjustment Price.

            (iv)  A decrease is not "proportionate relative to the Index" if the quotient obtained by dividing the Parent Measuring Price by the Parent Initial Price is less than the quotient obtained by dividing the Final Index by the Initial Index and subtracting 0.15 to the quotient.

  Notwithstanding any decrease in the price of Parent Common Stock, as set forth in this Section 8.01(g), the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(g) if Parent elects, no later than the close of business on the second succeeding Business Day after the close of the Parent Measuring Period, to adjust the Exchange Ratio (a "Decline Adjustment") such that the Exchange Ratio shall equal the number derived by dividing $38.15 by the Parent Measuring Price.

          (h)    Increase in Parent Common Stock Price.    By Parent, if (1) there has been a significant increase in the price of Parent Common Stock, as measured by the Parent Measuring Price, (2) such increase is not proportionate relative to the Index, (3) the Parent delivers written notice to the Company of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event and (4) the Company does not elect to pursue an Increase Adjustment as set forth below; provided, however, that, if Parent effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Parent Measuring Price is determined, the provisions of this Section 8.01(h) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of the Parent. For purposes hereof, the following terms have the following meanings:

              (i)  A "significant increase" shall be deemed to have occurred if the Parent Measuring Price is greater than the Maximum Adjustment Price.

             (ii)  An increase is not "proportionate relative to the Index" if the quotient obtained by dividing the Parent Measuring Price by the Parent Initial Price is greater than the quotient obtained by dividing the Final Index by the Initial Index and adding 0.15 to the quotient.

  Notwithstanding any increase in the price of Parent Common Stock, as set forth in this Section 8.01(h), Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(h) if the Company elects, no later than the close of business on the second succeeding Business Day after the close of the Parent Measuring Period, to adjust the Exchange Ratio (an "Increase Adjustment") such that the Exchange Ratio shall equal the number derived by dividing $38.15 by the Parent Measuring Price.

        8.02.    Effect of Termination and Abandonment.    (a)    In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in subsection (b), (c) and (d) below and Section 9.01, (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination and (iii) any other provision of this Agreement which expressly survives the termination of this Agreement.

          (b)   In the event this Agreement (i) is terminated by the Company pursuant to Section 8.01(d)(ii) after a bona fide Acquisition Proposal for the Company shall have been made or publicly announced, or any person shall have publicly announced a bona fide intention (whether or not conditional) to make an Acquisition Proposal, or (ii) is terminated by Parent pursuant to Section 8.01 (e) or (f), upon such termination the Company shall pay to Parent a termination fee, representing liquidated damages, of $1,200,000 (the "Termination Fee"). The payment of the Termination Fee shall be the sole and exclusive remedy available to a party with respect to the breach of any covenant or agreement giving rise to such a payment and Parent shall be entitled to pursue all remedies to which it is entitled at law or equity.

          (c)   In the event this Agreement is terminated by Parent because the Company breached any covenant or obligation contained in this Agreement and that breach entitled Parent to terminate this Agreement pursuant to Section 8.01(b) (provided that the Company is not entitled to terminate this Agreement at such time pursuant to Section 8.01(b)), and subject to Parent executing a waiver of its rights under Section 8.02(b)(ii), the Company will pay Parent $400,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of Parent under this Agreement, subject to the following sentence. The Company shall, as a condition to any transaction or agreement with an Acquiring Party, pay Parent an additional $800,000 in liquidated damages if (i) Parent terminates the Agreement because the Company breached any covenant or obligation contained in this Agreement and that breach entitled Parent to terminate this Agreement pursuant to Section 8.01(b) and (ii) within 12 months of such termination (A) any Person (other than Parent) (an "Acquiring Party") has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, a majority of the voting power of the outstanding securities of the Company or all or substantially all of the assets of the Company, (B) there has been consummated a merger, consolidation or similar business combination between the Company or one of its Subsidiaries and an Acquiring Party or (C) the Company has agreed to any of the foregoing.

          (d)   In the event this Agreement is terminated by the Company because Parent breached any covenant or obligation contained in this Agreement and that breach entitled the Company to terminate this Agreement under Section 8.01(b) (provided that Parent is not entitled to terminate this Agreement at such time pursuant to Section 8.01(b)), and subject to the Company executing a waiver of its rights under Section 8.02(b)(ii), Parent will pay the Company $400,000 in immediately available funds as agreed-upon liquidated damages and as the sole and exclusive remedy of the Company under this Agreement.

          (e)   Any amount that becomes payable to a party pursuant to this Section 8.02 shall be paid by wire transfer of immediately available funds to an account designated by such party either if this Agreement is terminated by a party and the termination meets the conditions set forth in this Section 8.02 at or prior to such termination by the party.

          (f)    The Company and Parent agree that the agreements contained in paragraphs (b), (c), (d) and (e) above are an integral part of the transactions contemplated by this Agreement, that without such agreements Parent and the Company would not have entered into this Agreement, and that such amounts do not constitute a penalty. If a party fails to pay the other party the amounts due under paragraph (b), (c) and (d) above within the time periods specified in paragraph (e) above, such party shall pay all costs and expenses incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime or base rate of Bank of America, N.A. from the date such amounts were required to be paid.

ARTICLE IX

MISCELLANEOUS

        9.01.    Survival.    No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12, 6.13 and 6.17 and this Article IX, which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(d) and 8.02 and this Article IX which shall survive any such termination).

        9.02.    Waiver; Amendment.    Prior to the Effective Time, any provision of this Agreement may be (i) waived in whole or in part by the party benefited by the provision or by both parties or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting, this Agreement may not be amended if it would reduce the aggregate value of the consideration to be received by the Company shareholders in the Merger without any subsequent approval by such shareholders or be in violation of applicable law.

        9.03.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

        9.04.    Governing Law, Jurisdiction and Venue.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (however, not to the exclusion of any applicable Federal law), without regard to California statutes or judicial decisions regarding choice of law questions. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the federal courts of the United States of America located in the Central District of the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such California state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.06 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        9.05.    Expenses.    Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

        9.06.    Notices.    All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to the Company to:

    Pacific Liberty Bank
    11950 Beach Boulevard
    Huntington Beach, California 92648
    Attention: Rick Ganulin
    Telephone: (714) 429-2100
    Facsimile: (714) 378-0842

        With copies to:

    Horgan, Rosen, Beckham & Coren, L.L.P.
    23975 Park Sorrento, Suite 200
    Calabasas, California 91302-4001
    Attention: S. Alan Rosen
    Telephone: (818) 591-2121
    Facsimile: (818) 591-3838

        If to Parent to:

    First Community Bancorp
    120 Wilshire Boulevard
    Santa Monica, California 90401
    Attention: Jared M. Wolff
    Telephone: (310) 458-1531 ext. 286
    Facsimile: (310) 451-4555

        With a copy to:

    Sullivan & Cromwell LLP
    1888 Century Park East, Suite 2100
    Los Angeles, California 90067-1725
    Attention: Stanley F. Farrar
    Telephone: (310) 712-6600
    Facsimile: (310) 712-8800

        9.07.    Entire Understanding; No Third Party Beneficiaries.    This Agreement (including the Disclosure Schedule attached hereto and incorporated herein), the Shareholder Agreements and the Non-Solicitation Agreements represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Shareholder Agreements and the Non Solicitation Agreements supersede any and all other oral or written agreements heretofore made. Except for Section 6.12, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.08.    Effect.    No provision of this Agreement shall be construed to require the Company, Parent or any Subsidiaries, affiliates or directors of any of them to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

        9.09.    Severability.    Except to the extent that application of this Section 9.09 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        9.10.    Enforcement of the Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.11.    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FIRST COMMUNITY BANCORP
By:
/s/ MATTHEW P. WAGNER
	Name:	Matthew P. Wagner
	Title:	President and Chief Executive Officer
By:
/s/ JARED M. WOLFF
	Name:	Jared M. Wolff
	Title:	Executive Vice President, Secretary and General Counsel
PACIFIC LIBERTY BANK
By:
/s/ RICHARD I. GANULIN
	Name:	Richard I. Ganulin
	Title:	President and Chief Executive Officer
By:
/s/ JOHN RICH
	Name:	John Rich
	Title:	Assistant Corporate Secretary

August 11, 2005

CONFIDENTIAL

Pacific Liberty Bank
11950 Beach Boulevard
Huntington Beach, California 92648

Attention:	Rick I. Ganulin President and Chief Executive Officer

Ladies and Gentlemen:

        This letter is written with reference to the Agreement and Plan of Merger, dated as of June 9, 2005 (the "Agreement"), by and between First Community Bancorp and Pacific Liberty Bank. As previously discussed, by signing this letter we are hereby agreeing that Section 7.02(c) of the Agreement shall be amended and restated to read in its entirety as follows:

  Company shall have received the opinion of the Law Offices of Murray H. Falk, as tax counsel to the Company, dated the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion, to the effect that for federal income tax purposes; (i) the Merger will be treated as a reorganization under Section 368(a) of the Code, (ii) none of Parent, Merger Subsidiary, Company and Pacific Western National Bank will recognize gain or loss on the transfers of shares, assets or liabilities undertaken in the Merger and (iii) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of Parent Common Stock by such holders, except to the extent of cash received in lieu of fractional shares. In rendering such opinion, the Law Offices of Murray H. Falk may require and rely upon representations contained in letters from the Company, Parent and/or their officers or principal shareholders as are customary for such opinions. It is expressly acknowledged by Company, Parent and Merger Subsidiary that this opinion is only addressed to, and solely for the benefit of, the holders of Company Common Stock.

        In addition, we are agreeing that Section 7.03(j) of the Agreement shall be amended and restated to read in its entirety as follows:

  Parent shall have received the opinion of Sullivan & Cromwell LLP, as counsel to Parent, dated the Effective Time, in form and substance satisfactory to Parent, to the effect that on the basis of facts, representations and assumptions set forth in such opinion, to the effect that for federal income tax purposes; (i) the Merger will be treated as a reorganization under Section 368(a) of the Code and (ii) none of Parent, Merger Subsidiary, Company and Pacific Western National Bank will recognize gain or loss on the transfers of shares, assets or liabilities undertaken in the Merger. In rendering such opinion, Sullivan & Cromwell LLP may require and rely upon representations contained in letters from the Company, Parent and/or their officers or principal shareholders as are customary for such opinions. It is expressly acknowledged by the Company that this opinion is only addressed to, and solely for the benefit of, Parent.

        This letter shall become effective upon your acceptance of the foregoing. Except as modified by this letter, the Agreement shall remain in full force and effect.

        If the foregoing is acceptable to you, please indicate your acceptance thereof by countersigning in the space provided below.

Very truly yours,
FIRST COMMUNITY BANCORP
By:	/s/ JARED M. WOLFF Name: Jared M. Wolff Title: Executive Vice-President and General Counsel

Confirmed and agreed to as of
the date first above written:

PACIFIC LIBERTY BANK

By:	/s/ RICHARD I. GANULIN Richard I. Ganulin President and Chief Executive Officer
cc:
Alan Rosen
(Horgan, Rosen, Beckham & Coren L.L.P.)

  Murray Falk
  (The Law Offices of Murray Falk)

  Stanley F. Farrar
  (Sullivan & Cromwell LLP)

APPENDIX B

Carpenter & Company

September 2, 2005

Board of Directors
Pacific Liberty Bank
19950 Beach Blvd.
Huntington Beach, CA 92648

Members of the Board:

Re: Fairness Opinion

        With respect to the Agreement to Merge and Plan of Reorganization ("the Agreement") signed and entered into on June 8, 2005, between Pacific Liberty Bank (the "Company") and First Community Bancorp ("First Community"), pursuant to which the current shareholders of the Company will receive the right to receive shares of First Community Common Stock, in exchange for 100% of the outstanding common stock of the Company, you have asked our opinion as to the fairness from a financial point of view to the shareholders of the Company of the consideration to be paid in the Merger (the "Merger Consideration").

        In connection with our opinion, we have among other activities: (a) reviewed certain publicly available financial and other data with respect to the Company, and First Community, including the consolidated financial statements for recent periods through March 31, 2005, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (b) reviewed the terms of the Agreement; (c) reviewed certain historical market prices and trading volume of common stock of California banking companies; (d) compared the Company and First Community from a financial point of view with certain other companies in the industry which we deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent transactions which we deem to be comparable, in whole or in part, to the Merger; (f) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company and First Community, including financial forecasts and related assumptions of the Company and of First Community; (g) made inquiries and held discussions on the Merger and the Agreement and other matters relating thereto with the Company's counsel; and (h) performed such other analyses and examinations and considered such other information, financial analyses, and financial, economic and market criteria as we have deemed appropriate and relevant.

FIVE PARK PLAZA, SUITE 950    •    IRVINE, CALIFORNIA 92614-8527
(949) 261-8888    •    FAX (949) 261-0880

B-1

        In connection with our review, we have not independently verified any of the foregoing information with respect to the Company, or First Community. We have relied on all such information provided by the Company and have assumed that all such information is complete and accurate in all material respects. We have assumed that there have been no material changes in the Company's or First Community's assets, financial condition, results of operations, business (present or future) since the respective dates of their last financial statements were made available to us. We have relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Merger, and the Agreement. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or First Community, nor have we been furnished with any such appraisals. We are not expressing any opinion as to the actual value of First Community's common stock when issued to the Company shareholders pursuant to the Merger, or the prices at which First Community common stock will trade subsequent to the Merger. Further, our opinion is necessarily based upon economic, monetary, and market conditions existing as of the date hereof.

        This opinion is furnished pursuant to our engagement letter dated January 20, 2005, and is solely for the benefit of the Board of Directors and stockholders of the Company. In furnishing this opinion, we do not admit that we are experts with respect to any registration statement or other securities filing within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder. Nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is directed to the Board of the Company, covers only the fairness of the Merger Consideration from a financial point of view as of the date hereof and does not constitute a recommendation to any holder of Company Common Stock as to how such shareholder should vote concerning the Merger. Except as provided in the engagement letter, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of today's date, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

Very truly yours,

CARPENTER & COMPANY

B-2

APPENDIX C

Excerpt from the California General Corporation Law Concerning Dissenters' Rights

CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. DISSENTERS' RIGHTS

        §1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

        (a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          1)    Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          2)    Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          3)    Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          4)    Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

        §1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

        (a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

        §1302. Submission of share certificates for endorsement; uncertificated securities

        (a)   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

        §1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

        (a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

        §1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

        (a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

        §1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

        (a)   If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

        §1306. Prevention of immediate payment; status as creditors; interest

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

        §1307. Dividends on dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

        §1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        §1309. Termination of dissenting share and shareholder status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        §1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

        §1311. Exempt shares

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

        §1312. Right of dissenting shareholders to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

        (a)   No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

APPENDIX D

PACIFIC LIBERTY BANK

FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS' REPORT

December 31, 2004 and 2003

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants & Consultants

[VTD LOGO]	VALUE THE DIFFERENCE

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of
Pacific Liberty Bank

        We have audited the accompanying statements of financial condition of Pacific Liberty Bank as of December 31, 2004 and 2003 and the related statements of income, changes in shareholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Liberty Bank as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California
January 21, 2005

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA 92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

FRESNO    •    LAGUNA HILLS    •    PALO ALTO    •    PLEASANTON    •    RANCHO CUCAMONGA    •    SAN JOSE

PACIFIC LIBERTY BANK

Statements Of Financial Condition

December 31, 2004 and 2003

	2004	2003
ASSETS
Cash and Due from Banks	$3,434,473	$4,787,633
Federal Funds Sold	—	2,010,000

TOTAL CASH AND CASH EQUIVALENTS	3,434,473	6,797,633
Interest-Bearing Deposits in Other Banks	99,000	99,000
Investment Securities Available for Sale	22,235,632	23,774,213
Loans:
Construction	16,947,131	5,329,153
Real Estate—Other	49,998,011	40,911,350
Commercial	33,998,424	16,597,906
Consumer	2,239,480	2,156,191

TOTAL LOANS	103,183,046	64,994,600
Deferred Loan Fees, Net of Costs	(341,885)	(281,080)
Allowance for Loan Losses	(1,250,023)	(789,289)

NET LOANS	101,591,138	63,924,231
Federal Reserve and Federal Home Loan Bank Stock, at Cost	811,300	256,950
Premises and Equipment	150,730	188,177
Cash Surrender Value of Life Insurance	1,875,631	1,802,959
Accrued Interest and Other Assets	2,434,102	1,450,449

	$132,632,006	$98,293,612

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-Bearing Demand	$38,698,854	$27,340,699
Money Market and Interest Checking Accounts	27,090,821	22,608,176
Savings	5,171,010	3,784,514
Time Deposits Under $100,000	23,683,816	20,086,039

Time Deposits $100,000 and Over	21,950,515	10,836,311
TOTAL DEPOSITS
Accrued Interest and Other Liabilities	1,003,943	827,768

TOTAL LIABILITIES	117,598,959	85,483,507
Commitments and Contingencies—Notes D and K	—	—
Shareholders' Equity:
Common Stock—10,000,000 Share Authorized;
943,508 and 927,733 Shares Issued and Outstanding in 2004 and 2003, Respectively	11,569,442	11,309,567
Retained Earnings	3,586,119	1,507,445
Accumulated Other Comprehensive Income—
Net Unrealized Loss on Available-for-Sale Securities, net of Taxes of $85,136 in 2004 and $4,800 in 2003	(122,514)	(6,907)

TOTAL SHAREHOLDERS' EQUITY	15,033,047	12,810,105

	$132,632,006	$98,293,612

PACIFIC LIBERTY BANK

STATEMENTS OF INCOME

For the Years Ended December 31, 2004 and 2003

	2004	2003
INTEREST INCOME
Interest and Fees on Loans	$5,840,104	$4,072,836
Interest on Investment Securities	839,923	333,515
Interest on Federal Funds	81,382	116,879
Other Interest Income	745	1,028

TOTAL INTEREST INCOME	6,762,154	4,524,258
INTEREST EXPENSE
Interest on Money Market and Interest Checking Accounts	237,171	116,505
Interest on Savings Deposits	29,142	18,521
Interest on Time Deposits	862,776	897,473

TOTAL INTEREST EXPENSE	1,129,089	1,032,499

NET INTEREST INCOME	5,633,065	3,491,759
Provision for Loan Losses	444,057	237,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,189,008	3,254,759
NONINTEREST INCOME
Service Charges, Fees and Other Income	925,647	707,214
Gain on Sales of SBA loans	976,983	524,826
Earnings on Cash Surrender Value Life Insurance	84,728	92,137
Gain on Sale of Securities	32,696	4,679

	2,020,054	1,328,856
NONINTEREST EXPENSE
Salaries and Employee Benefits	1,917,962	1,435,482
Occupancy Expenses	315,042	321,166
Furniture and Equipment	145,271	155,641
Other Expenses	1,502,613	1,106,028

	3,880,888	3,018,317

INCOME BEFORE INCOME TAXES	3,328,174	1,565,298
Income Taxes	1,249,500	600,881

NET INCOME	$2,078,674	$964,417

NET INCOME PER SHARE—BASIC	$2.23	$1.65

NET INCOME PER SHARE—DILUTED	$1.99	$1.53

PACIFIC LIBERTY BANK

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2004 and 2003

	Common Stock
					Accumulated Other Comprehensive Income
	Number of Shares	Amount	Comprehensive Income	Retained Earnings		Total
Balance at January 1, 2003	563,400	$5,583,844		$543,028	$102,167	$6,229,039
Exercise of Stock Options	8,450	84,800				84,800
Issuance of Common Stock Net of Expenses of $409,089	355,883	5,640,923				5,640,923
Comprehensive Income:
Net Income			$964,417	964,417		964,417
Unrealized Loss on Available-for-Sale Securities, net of Taxes of $73,879			(106,313)		(106,313)	(106,313)
Less Reclassification Adjustments for Gains Included in Net Income, net of Taxes of $1,918			(2,761)		(2,761)	(2,761)

Total Comprehensive Income			$855,343

Balance at December 31, 2003	927,733	11,309,567		1,507,445	(6,907)	12,810,105
Exercise of Stock Options, Including Tax Benefit of $101,475	15,775	259,875				259,875
Comprehensive Income:
Net Income			$2,078,674	2,078,674		2,078,674
Unrealized Loss on Available-for-Sale Securities, net of Taxes of $66,931			(96,316)		(96,316)	(96,316)
Less Reclassification Adjustments for Gains Included in Net Income, net of Taxes of $13,405			(19,291)		(19,291)	(19,291)

Total Comprehensive Income			$1,963,067

Balance at December 31, 2004	943,508	$11,569,442		$3,586,119	$(122,514)	$15,033,047

PACIFIC LIBERTY BANK

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

	2004	2003
OPERATING ACTIVITIES
Net Income	$2,078,674	$964,417
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	103,443	121,100
Provision for Loan Losses	444,057	237,000
Earnings on Cash Surrender Value Life Insurance	(84,728)	(92,137)
Gain on Sales of SBA loans	(976,983)	(524,826)
Gain on Sale of Securities	(32,696)	(4,679)
Deferred Income Tax	(158,000)	(20,000)
Other items—Net	(400,242)	(245,899)

NET CASH PROVIDED BY OPERATING ACTIVITIES	973,525	434,976
INVESTING ACTIVITIES
Change in Interest-Bearing Deposits in Other Banks	—	(99,000)
Purchases of Available-for-Sale Securities	(7,076,386)	(23,283,800)
Proceeds from Maturities and Sale of Available-for-Sale Securities	8,294,876	5,318,504
Net Income in Loans	(47,950,624)	(14,133,555)
Proceeds from Sale of SBA Loans	10,816,643	7,001,173
Net Change of Federal Reserve and Federal Home Loan Bank Stock	(554,350)	(16,200)
Purchases of Premises and Equipment	(65,996)	(79,337)

NET CASH USED BY INVESTING ACTIVITIES	(36,535,837)	(25,292,215)
FINANCING ACTIVITIES
Net Increase in Demand Deposits and Savings Accounts	17,227,296	17,283,595
Net Increase (Decrease) in Time Deposits	14,711,981	(4,431,056)
Exercise of Stock Options	259,875	84,800
Issuance of Common Stock, net	—	5,640,923

NET CASH PROVIDED BY FINANCING ACTIVITIES	32,199,152	18,578,262

DECREASE IN CASH AND CASH EQUIVALENTS	(3,363,160)	(6,278,977)
Cash and Cash Equivalents at Beginning of Period	6,797,633	13,076,610

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,434,473	$6,797,633

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$1,116,051	$1,052,320
Taxes Paid	$1,498,346	$1,055,179

PACIFIC LIBERTY BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        The Bank has been organized as a single operating segment and operates two branches, a full-service branch office, the "Beach Office", at 19950 Beach Blvd., (corner of Beach Blvd. and Adams) and a second branch, the "Marina Office", at 16001 Springdale, (corner of Springdale and Edinger). Both are located in Huntington Beach, California. The Bank's primary source of revenue is providing loans to customers, who are predominately small businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

        Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2004.

        The Bank maintains amounts due from banks, which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        Investments not classified as trading securities nor as held to maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders' equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Loans

        Loans are reported at the principal amount outstanding, net of any deferred loan origination fee income and deferred direct loan origination costs, and net of any unearned interest on discounted loans. Deferred loan origination fee income and direct loan origination costs are amortized to interest income over the life of the loan using the interest method. Interest on loans is accrued to income daily based upon the outstanding principal balances.

        Loans for which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on such loans is discontinued when there exists a reasonable doubt as to the full and timely collection of either principal or interest or when principal or interest is past due 90 days, based on the contractual terms of the loan. Income on such loans is then only recognized to the extent that cash is received and where the future collection of principal is probable. Accrual of interest is resumed only when principal and interest are brought fully current and when such loans are considered to be collectible as to both principal and interest.

        For impairment recognized in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

        The Bank has adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Under this Statement, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

        To calculate the gain (loss) on sale of loans, the Bank's investment in the loan is allocated among the retained portion of the loan, the servicing retained, the interest-only strip and the sold portion of the loan, based on the relative fair market value of each portion. The gain (loss) on the sold portion of the loan is recognized at the time of sale based on the difference between the sale proceeds and the allocated investment. As a result of the relative fair value allocation, the carrying value of the retained portion is discounted, with the discount accreted to interest income over the life of the loan. Servicing assets are amortized over an estimated life using a method approximating the level yield method; in the event future prepayments exceed Management's estimates and future expected cash flows are inadequate to cover the unamortized servicing asset, additional amortization would be recognized. The portion of servicing fees in excess of the contractual servicing fees is reflected as interest-only (I/O) strips receivable, which are classified as interest-only strips receivable available for sale and are carried at fair value.

Allowance for Loan Losses

        The allowance for loan losses is adjusted by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Premises and Equipment

        Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

        The Bank expenses the costs of advertising in the period incurred.

Income Taxes

        Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Comprehensive Income

        The Bank adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income and its components. Changes in unrealized gain (loss) on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Financial Instruments

        In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Shares (EPS)

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, banks to record compensation cost for stock-based compensation plans at fair value. The Bank has chosen to account for stock-based compensation using the intrinsic value method prescribed in

Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount that must be paid to acquire the stock.

        Had compensation cost for the Bank's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Bank's net income and income per share would have been reduced to the pro forma amounts indicated below:

	2004	2003
Net Income
As Reported	$2,078,674	$964,417
Stock-Based Compensation using the Intrinsic Value Method	—	—
Stock-Based Compensation that would have been reported using the Fair Value Method of SFAS 123	(78,357)	(39,109)
Pro Forma	$2,000,317	$925,308
Per Share Data:
Net Income—Basic
As Reported	$2.23	$1.65
Pro Forma	$2.15	$1.58
Net Income—Diluted
As Reported	$1.99	$1.53
Pro Forma	$1.95	$1.46

Recent Accounting Pronouncements

        In December 2004, FASB revised SFAS 123 and issued it under its new name, "Share-Based Payment". This statement eliminates the alternative to use Opinion 25's intrinsic value method of accounting discussed in the previous paragraph. Instead, this Statement generally requires entities to recognize the cost of services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost will be recognized over the period during which the service is provided in exchange for the award, generally the vesting period.

        The Bank must adopt this Statement in 2006 for all new stock option awards as well as any existing awards that are modified, repurchased or cancelled. In addition, the unvested portion of previously awarded options will also be recognized as expense. The Bank is unable to estimate the impact of this Statement on its financial condition and results of operations as the decision to grant option awards is made annually on a case-by-case basis, and, accordingly, the Bank cannot estimate the amount of stock awards that will be made in 2006. However, options outstanding at December 31, 2004 that are currently scheduled to vest in 2006 and 2007 could result in net compensation costs of approximately $150,000 in 2006 and $146,000 in 2007.

Disclosure of Fair Value of Financial Instruments

        SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments. The Bank's estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.

        However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying notes.

Reclassification

        Certain reclassifications have been made in the 2003 financial statements to conform to the presentation used in 2004. These reclassifications had no impact of the Bank's previously reported financial statements.

NOTE B—INVESTMENT SECURITIES

        Debt and equity securities have been classified in the statements of condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale:
December 31, 2004
U.S. Government and Agency Securities	$10,017,610	$5,165	$(124,204)	$9,898,571
Municipals	7,134,613	12,254	(66,326)	7,080,541
Mortgaged-Backed Securities	5,291,059	941	(35,480)	5,256,520

	$22,443,282	$18,360	$(226,010)	$22,235,632

December 31, 2003
U.S. Government and Agency Securities	$12,029,916	$70,200	$(13,153)	$12,086,963
Municipals	4,730,792	1,747	(43,917)	4,688,622
Mortgaged-Backed Securities	7,025,212	5,401	(31,985)	6,998,628

	$23,785,920	$77,348	$(89,055)	$23,774,213

        Proceeds from the sale of available-for-sale securities during 2004 and 2003 were $7,002,371 and $374,337, respectively. Gross realized gains were $32,696 and $4,679 for 2004 and 2003, respectively.

        At December 31, 2004 and 2003, no investment securities were pledged.

        The scheduled maturities of investment securities at December 31, 2004 were as follows:

	Available for Sale
	Amortized Cost	Fair Value
Due in One Year Through Five Years	$9,533,318	$9,409,439
Due from Five Years to Ten Years	734,989	738,394
Due after Ten Years	6,883,916	6,831,279
Mortgaged-Backed Securities	5,291,059	5,256,520

	$22,443,282	$22,235,632

        The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less then twelve months and over twelve months at December 31, 2004 are as follows:

	Less than Twelve Months		Over Twelve Months		Total
	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value
U.S. Government and Agency Securities	$(124,203)	$8,921,073	$—	$—	$(124,203)	$8,921,073
Municipals	(33,399)	3,879,220	(32,927)	1,094,425	(66,326)	4,973,645
Mortgaged-Backed Securities	(27,896)	3,732,436	(7,585)	679,756	(35,481)	4,412,192

	$(185,498)	$16,532,729	$(40,512)	$1,774,181	$(226,010)	$18,306,910

        Management evaluates investment securities for other-then-temporary impairment taking into consideration the extent and length of time the fair value has been less than cost, the financial condition of the issuer and whether the Bank has the intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value. As of December 31, 2004, no declines are deemed to be other than temporary.

NOTE C—LOANS

        The Bank's loan portfolio consists of loans to borrowers within Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

        A summary of the changes in the allowance for loan losses as of December 31 follows:

	2004	2003
Balance at Beginning of Year	$789,289	$659,378
Provision Charged to Expense	444,057	237,000
Recoveries on Loans Previously Charged Off	20,350	—

	1,253,696	896,378
Less Loans Charged Off	(3,673)	(107,089)

	$1,250,023	$789,289

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, and income recognized thereon and information pertaining to loans on nonaccrual and certain past due loans as of December 31:

	2004	2003
Recorded Investment in Impaired Loans	$—	$—
Related Allowance for Loan Losses	$—	$—
Average Recorded Investment in Impaired Loans	$—	$83,000
Interest Income Recognized for Cash Payments	$—	$—
Total Loan on Nonaccrual	$—	$—
Total Loans Past Due 90 Days or More and Still Accruing	$—	$—

        The Bank also originated SBA loans for sale to institutional investors. Substantial portions of the Bank's revenues are from origination of loans guaranteed by the Small Business Administration under its various programs and sale of the guaranteed portions of those loans. Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

        At December 31, 2004 and 2003, the Bank was servicing approximately $24,069,000 and $15,346,000, respectively, in SBA loans previously sold. The Bank has recorded servicing assets related to these loans totaling $748,157 and $563,966 at December 31, 2004 and 2003, respectively. The estimated fair value of the servicing assets approximated the carrying amount at December 31, 2004 and 2003. Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates over the expected lives of the loans being serviced. For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset.

        The Bank may also receive a portion of subsequent interest collections on loans sold that exceed the contractual servicing fee. In that case the Bank records an interest-only strip based on the relative fair market value of it and the other components of the loan. The Bank had interest-only strips totaling $144,171 and $5,364 at December 31, 2004 and 2003, which approximated fair value. Fair value is estimated by discounting estimated future cash flows from the interest-only strips using assumptions similar to those used in valuing servicing assets.

        In the ordinary course of business, the Bank has granted loans to certain executive officers, directors and companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding at December 31, 2004 and 2003 was approximately $2,152,000 and $869,000, respectively.

NOTE D—PREMISES AND EQUIPMENT

        A summary of premises and equipment as of December 31 follows:

	2004	2003
Leasehold Improvements	$23,239	$21,177
Furniture, Fixtures, and Equipment	679,279	615,346

	702,518	636,523
Less Accumulated Depreciation and Amortization	(551,788)	(448,346)

	$150,730	$188,177

        The Bank has entered into leases for its bank premises, which expire at various dates through 2012. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses. Rental expense including operating expenses relating to these leases was $208,583 and $206,793 for the periods ended December 31, 2004 and 2003, respectively.

        The approximate future minimum annual payments for these leases by year are as follows:

2005	$193,000
2006	193,000
2007	193,000
2008	193,000
2009	193,000
Thereafter	303,000

$1,268,000

        The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

NOTE E—DEPOSITS

        At December 31, 2004, the scheduled maturities of time deposits are as follows:

Due in One Year or Less	$27,143,967
Due from One to Five Years	18,409,364

$45,634,331

        Also, in the ordinary course of business, certain executive officers, directors and companies with which they are associated have deposits with the Bank. In the Bank's opinion, all deposit relationships with such parties are made on substantially the same terms including interest rates and maturities, as those prevailing at the time of comparable transactions with other persons. The balance of these deposits at December 31, 2004 and 2003 was approximately $2,194,000 and $2,502,000, respectively.

NOTE F—BORROWING ARRANGEMENTS

        The Bank may borrow up to a total of $14,500,000 overnight on an unsecured basis from three correspondent banks. The Bank also may borrow up to $8.5 million from the Federal Home Loan Bank under a line of credit secured with loans totaling approximately $18.9 million. As of December 31, 2004, no amounts were outstanding under these arrangements.

NOTE G—INCOME TAXES

        The provision for income taxes included in the statements of income as of December 31 consists of the following:

	2004	2003
Current:
Federal	$1,016,500	$436,360
State	391,000	184,521

	1,407,500	620,881
Deferred	(158,000)	(20,000)

	$1,249,500	$600,881

        A comparison of the federal statutory rate to the Bank's effective income tax rate follows:

	2004		2003
	Amount	Rate	Amount	Rate
Federal Tax Rate	$1,132,000	34.0%	$532,201	34.0%
California Franchise Taxes, net of Federal Benefit	232,000	7.0%	102,830	6.6%
Municipal Investment Securities	(77,000)	(2.3)%	—	—
Cash Surrender Value Life Insurance	(36,000)	(1.1)%	(31,000)	(2.0)%
Other Items—Net	(1,500)	—	(3,150)	(0.2)%

Bank's Effective Rate	$1,249,500	37.6%	$600,881	38.4%

        Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition. The Bank's principal timing differences are from allowance for loan losses, cash basis tax reporting and deferred compensation differences.

        The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying statements of financial condition:

	2004	2003
Deferred Tax Assets:
Allowance for Loan Loss	$451,000	$268,000
Deferred Compensation Plans	152,000	81,000
Unrealized loss on Investment Securities	85,000	5,000
Other Assets	39,000	16,000

	727,0000	370,000
Deferred Tax Liabilities:
Cash Basis Reporting for Tax Purposes	(203,000)	(102,000)
Depreciation Differences	(13,000)	(15,000)
Other Liabilities	(74,000)	(54,000)

	(290,000)	(171,000)

Net Deferred Tax Assets	$437,000	$199,000

NOTE H—OTHER EXPENSES

        Other expenses as of December 31 are comprised of the following:

	2004	2003
Data Processing Expenses	$402,108	$329,864
Loan Expenses	231,779	175,321
Professional Fees	122,350	105,260
Promotional Expenses	108,848	91,690
Supplies	90,407	85,669
Other Operating Expenses	547,121	318,224

	1,502,613	1,106,028

NOTE I—EARNINGS PER SHARE (EPS)

        The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

	2004		2003
	Income	Shares	Income	Shares
Net Income as Reported	$2,078,674		$964,417
Shares Outstanding at Year End		943,508		927,733
Impact of Weighing Shares Purchased During the Year		(11,371)		(343,350)

Used in Basic EPS	2,078,674	932,137	964,417	584,383
Dilutive Effect of Outstanding Stock Options	—	111,572	—	47,251

Used in Dilutive EPS	$2,078,674	1,043,709	$964,417	631,634

NOTE J—STOCK OPTION PLAN

        The Board of Directors adopted the Bank's 2004 Non-Qualified stock option plan in March 2004. Under the terms of the Bank's non-qualified stock option plan, directors may be granted nonqualified stock options. The Plan provides for options to purchase 90,000 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. All options expire no later than ten years from the date of the grant.

        The shareholders approved the Bank's 1999 stock option plan in September 1999. Under the terms of the Bank's stock option plan, full-time salaried employees may be granted nonqualified stock options or incentive stock options and directors may be granted nonqualified stock options. The Plan provides for options to purchase shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. On May 20, 2004 the shareholders ratified an amendment to the Bank's 1999 Stock Option Plan increasing the number of shares to purchase from 200,000 to 275,000. All options expire no later than ten years from the date of the grant.

        The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2004: risk free rate of 3.42%, expected lives of eight years, no dividends, and stock volatility of 34%. The weighted-average fair value of options granted during 2004 was $6.20.

        A summary of the status of the Bank's fixed stock option plan as of December 31, 2004 and 2003, and changes during the periods ending thereon is presented below:

	2004		2003
	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
Outstanding at Beginning of Year	155,575	$10.18	167,125	$10.19
Granted	151,425	$25.40	—	$—
Exercised	(15,775)	$10.04	(8,450)	$10.04
Forfeited	(1,300)	$11.00	(3,100)	$10.32

Outstanding at End of Year	289,925	$18.14	155,575	$10.18

Exercisable	123,420	$10.08	108,490	$10.05

        The following table summarizes information about fixed options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
		Weighted-Average
Exercise Price	Number Outstanding	Remaining Life	Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$10.00	120,250	4.3 years	$10.00	116,250	$10.00
$11.00	3,250	7.4 years	$11.00	1,170	$11.00
$11.55	15,000	7.2 years	$11.55	6,000	$11.55
$22.00	88,500	9.4 years	$22.00	—	—
$22.25	2,050	9.1 years	$22.25	—	—
$23.00	500	9.2 years	$23.00	—	—
$30.50	60,375	9.6 years	$30.50	—	—

	289,925	5.8 Years	$18.14	123,420	$10.08

NOTE K—COMMITMENTS

        In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the Bank's financial statements.

        The Bank's exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

        As of December 31, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

	2004	2003
Commitments to Extended Credit	$42,158,000	$18,486,000
Standby Letters of Credit	505,000	316,000

	$42,663,000	$18,802,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each client's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.

NOTE L—DEFERRED COMPENSATION BENEFITS

        In December 2001, the Bank entered into a retirement benefit agreement with the chief executive officer providing for future benefits of $90,000, subject to annual cost of living increases, per year for twenty years from his death or retirement date. The Bank is the beneficiary of life insurance policies that have been purchased as a method of financing the death benefits under the agreements. During 2004 and 2003, $122,773 and $163,450, respectively has been accrued in conjunction with this agreement. This expense is included in salaries and employee benefits.

NOTE M—FAIR VALUES OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair values of these financial instruments are not deemed to be material.

        The estimated fair value of financial instruments at December 31, 2004 and 2003 are summarized as follows (dollar amounts in thousands):

	December 31, 2004		December 31, 2003
	Carrying Value	Market Value	Carrying Value	Market Value
Financial Assets:
Cash and Due From Banks	$3,434	$3,434	$4,788	$4,788
Federal Funds Sold	—	—	2,010	2,010
Interest-Bearing Deposits in Other Banks	99	99	99	99
Investment Securities	22,236	22,236	23,774	23,774
Loans, net	101,591	101,649	63,924	64,818
Federal Reserve Bank and FHLB stock	811	811	257	257
Cash Surrender Value of Life Insurance	1,876	1,876	1,803	1,803
Accrued Interest Receivable	2,531	2,531	1,450	1,450
Financial Liabilities:
Time Deposits	$45,634	$45,773	$30,922	$30,961
Other Deposits	70,961	70,961	53,734	53,734
Accrued Interest and Other Liabilities	1,104	1,104	828	828

NOTE N—REGULATORY MATTERS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2004, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below.

        The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2004:
Total Capital (to Risk-Weighted Assets)	$16,424	14.6%	$8,988	8.0%	$11,236	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$15,080	13.4%	$4,494	4.0%	$6,741	6.0%
Tier 1 Capital (to Average Assets)	$15,080	10.8%	$5,585	4.0%	$6,981	5.0%
As of December 31, 2003:
Total Capital (to Risk-Weighted Assets)	$13,550	17.9%	$6,058	8.0%	$7,572	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$12,761	16.9%	$3,029	4.0%	$4,543	6.0%
Tier 1 Capital (to Average Assets)	$12,761	13.0%	$3,932	4.0%	$4,915	5.0%

        The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank's undivided profits or the Bank's net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period.

APPENDIX E

PACIFIC LIBERTY BANK

CONDENSED STATEMENTS OF FINANCIAL CONDITION

June 30, 2005 and 2004

(Unaudited—Dollar Amounts in Thousands)

	June 30,
	2005	2004
Cash and Due From Bank	$5,251	$7,031
Federal Funds Sold	—	4,785

TOTAL CASH AND CASH EQUIVALENTS	5,251	11,816
Investment Securities	21,511	23,960
Loans	119,900	84,069
Allowance for Loan Losses	(1,460)	(1,005)

NET LOANS	118,440	83,064
Premises and Equipment, net	96	109
Cash Surrender Value of Life Insurance	1,910	1,840
Accrued Interest and Other Assets	3,821	2,754

	$151,029	$123,543

Noninterest-Bearing Deposits	$43,472	$41,399
Interest-Bearing Deposits	89,399	67,994

TOTAL DEPOSITS	132,871	109,393
Accrued Interest and Other Liabilities	1,449	834

TOTAL LIABILITIES	134,320	110,227
Common Shares—10,000,000 Shares Authorized; 944,208 and 932,908 Shares Issued and Outstanding in 2005 and 2004, Respectively	11,577	11,361
Retained Earnings	5,252	2,369
Accumulated Other Comprehensive Loss	(120)	(414)

TOTAL SHAREHOLDERS' EQUITY	16,709	13,316

	$151,029	$123,543

PACIFIC LIBERTY BANK

STATEMENTS OF INCOME

For the Six-Months Ended June 30, 2005 and 2004

(Unaudited—Dollar Amounts in Thousands)

	For the Six Months Ended June 30,
	2005	2004
Interest Income	$4,770	$2,888
Interest Expense	939	473

Net Interest Income	3,831	2,415
Provision for Loan Losses	208	198

Net Interest Income After Provision for Loan Losses	3,623	2,217
Noninterest Income	1,409	943
Noninterest Expense	2,327	1,777

Income Before Taxes	2,705	1,383
Income Taxes	1,039	522

Net Income	$1,666	$861

Per Share Data:
Net Income—Basic	$1.77	$0.93
Net Income—Diluted	$1.57	$0.87

PACIFIC LIBERTY BANK

STATEMENTS OF CASH FLOWS

For the Six-Months Ended June 30, 2005 and 2004

(Unaudited—Dollar Amounts in Thousands)

	For the Six Months Ended June 30,
	2005	2004
OPERATING ACTIVITIES
Net Income	$1,666	$861
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	48	62
Provision for Loan Losses	208	198
Other Items—Net	(58)	(682)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,864	439
INVESTING ACTIVITIES
Purchases of Investment Securities	—	(7,076)
Calls and Maturities of Investment Securities	651	6,121
Net Change in Loans	(17,057)	(19,337)
Purchase of Premises and Equipment	(24)	(16)

NET CASH USED BY INVESTING ACTIVITIES	(16,430)	(20,308)
FINANCING ACTIVITIES
Net Increase in Deposits	16,276	24,737
Proceeds from Exercise of Options	8	51

NET CASH PROVIDED BY FINANCING ACTIVITIES	16,284	24,788

INCREASE IN CASH AND CASH EQUIVALENTS	1,718	4,919
Cash and Cash Equivalents at Beginning of Period	3,533	6,897

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,251	$11,816

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Article Five of First Community's articles of incorporation provides that First Community shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Section 7.5 of First Community's bylaws provides that First Community shall indemnify each of its directors and officers for expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person was an "agent" of First Community to the fullest extent permissible under California law. First Community's articles of incorporation and bylaws also provide that First Community is authorized to provide indemnification for its agents to the extent permissible under California law. In both cases, indemnification for breach of duty may be in excess of that expressly permitted by Section 317 of the California General Corporation Law. Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of a corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Section 317 mandates indemnification of an agent for expenses where the agent's defense is successful on the merits. In other cases, Section 317 allows a corporation to indemnify an agent for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred if the agent acted in good faith and in a manner the agent believed to be in the best interests of the corporation and its shareholders. Such indemnification must be authorized by (1) a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceedings, (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon or (3) the court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, a corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a corporation to advance expenses to an agent for certain actions upon receiving an undertaking by the agent that he or she will reimburse the corporation if it is later determined that he or she is not entitled to be indemnified.

Item 21. Exhibits.

        (a)   Exhibits.

Exhibit No.	Description and Method of Filing
2.1
Agreement and Plan of Merger, dated as of April 28, 2005, by and between First Community Bancorp and First American Bank (Exhibit 2.1 to the Form 8-K filed on May 4, 2005 and incorporated herein by this reference).
2.2
Agreement and Plan of Merger, dated as of June 9, 2005, by and between First Community Bancorp and Pacific Liberty Bank (included as Appendix A to the proxy statement-prospectus in Part I of this Registration Statement).
3.1	Articles of Incorporation of First Community Bancorp (Exhibit 3.1 to Form 10-Q filed on November 14, 2002 and incorporated herein by this reference).
3.2	Bylaws of First Community Bancorp (Exhibit 4.2 to Registration Statement No. 333-90198 filed on Form S-3 on June 11, 2002 and incorporated herein by this reference).
4.1
Indenture between State Street Bank and Trust Company of Connecticut, National Association and First Community Bancorp dated as of September 7, 2000 (Exhibit 10.6 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).

4.2
Indenture between First Community Bancorp as Issuer and Wilmington Trust Company as Trustee Dated as of November 28, 2001 (Exhibit 10.2 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
4.3
Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee and First Community Bancorp, as Issuer dated as of December 18, 2001 (Exhibit 10.5 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
4.4
Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee, and First Community Bancorp, as Issuer, dated as of June 26, 2002 (Exhibit 10.2 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
4.5
Indenture between First Community Bancorp, as Issuer, and U.S. Bank, N.A., as Trustee, dated as of August 15, 2003 (Exhibit 4.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
4.6
Indenture between First Community Bancorp, as Issuer, and The Bank of New York, as Trustee, dated as of September 3, 2003 (Exhibit 4.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
4.7
Indenture between First Community Bancorp, as Issuer and JPMorgan Chase Bank, as Trustee, dated as of February 5, 2004 (Exhibit 4.7 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
5.1	Opinion of Jared M. Wolff regarding the legality of the shares of common stock being registered.
8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal income tax matters.
8.2	Opinion of the Law Offices of Murray H. Falk as to U.S. federal income tax matters.
10.1	First Community Bancorp 2003 Stock Incentive Plan, as amended and restated, dated April 21, 2004 (Exhibit 10.1 to Form 10-Q filed on August 6, 2004 and incorporated herein by this reference).†
10.2	Amended and Restated Directors' Deferred Compensation Plan, dated as of August 29, 2003 (Exhibit 10.2 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).†
10.3	Amended and Restated Directors Deferred Compensation Plan Trust, dated as of December 8, 2003 (Exhibit 10.3 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.4
Amended and Restated Revolving Credit Agreement, dated August 15, 2003, by and between First Community Bancorp and the Northern Trust Company (Exhibit 10.3 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.5
Revolving Credit Agreement, dated as of August 15, 2003, by and between First Community Bancorp and U.S. Bank, N.A (Exhibit 10.4 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.6
Amended and Restated Pledge Agreement, dated as of August 15, 2003, between First Community Bancorp and The Northern Trust Company (Exhibit 10.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

10.7
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust I, dated September 7, 2000, By and Among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, First Community Bancorp, as Sponsor and Mark Christian and Arnold C. Hahn, as Administrators (Exhibit 10.5 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).
10.8
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of September 7, 2000 (Exhibit 10.4 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).
10.9
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust III, dated November 28, 2001 (Exhibit 10.1 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.10
Guarantee Agreement By and Between First Community Bancorp and Wilmington Trust Company Dated as of November 28, 2001 (Exhibit 10 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.11
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust II By and Among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, First Community Bancorp, as Sponsor, and Matthew P. Wagner, Robert Borgman and Mark Christian, as Administrators, dated December 18, 2001 (Exhibit 10.4 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.12
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of December 18, 2001 (Exhibit 10.3 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.13
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust IV, dated June 26, 2002, By and Among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, First Community Bancorp, as Sponsor, and Matthew P. Wagner, Lynn M. Hopkins and Robert Borgman, as Administrators (Exhibit 10.1 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
10.14
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of June 26, 2002 (Exhibit 10 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
10.15
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust V by and among U.S. Bank, N.A. as Institutional Trustee, First Community Bancorp, as Sponsor and Matthew P. Wagner, Lynn M. Hopkins and Jared M. Wolff, as Administrators dated as of August 15, 2003 (Exhibit 10.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.16
Guarantee Agreement by and between First Community Bancorp and U.S. Bank, N.A. dated as of August 15, 2003 (Exhibit 10.18 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

10.17
Amended and Restated Trust Agreement of First Community/CA Statutory Trust VI among First Community Bancorp as Depositor, The Bank of New York as Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee, and the Administrative Trustees named therein, dated as of September 3, 2003 (Exhibit 10.7 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.18
Guarantee Agreement between First Community Bancorp and The Bank of New York, dated as of September 3, 2003 (Exhibit 10.19 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.19
Amended and Restated Trust Agreement of First Community/CA Statutory Trust VII among First Community Bancorp as Sponsor, Chase Manhattan Bank USA, N.A. as Delaware Trustee, JPMorgan Chase Bank, as Institutional Trustee, and the Administrators named therein, dated as of February 5, 2004 (Exhibit 10.19 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.20
Guarantee Agreement between First Community Bancorp and JPMorgan Chase Bank, dated as of February 5, 2004 (Exhibit 10.20 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.21
Services Agreement, dated as of October 21, 2004, between First Community Bancorp and Castle Creek Financial LLC (Exhibit 10.21 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).
10.22
Change in Control Severance Agreement, as amended, applicable to the executive officers of First Community Bancorp and certain senior officers of the First Community Bancorp and its subsidiaries (Exhibit 10.22 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).†
10.23	Executive Incentive Bonus Plan, dated December 7, 2004 (Exhibit 10.23 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).†
10.24
Indemnification Agreement, as amended, applicable to the directors and executive officers of First Community Bancorp (Exhibit 10.24 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).†
10.25
First Amendment to Revolving Credit Agreement, dated as of August 13, 2004, between First Community Bancorp and The Northern Trust Company (Exhibit 10.25 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.26
First Amendment to Revolving Credit Agreement, dated as of August 6, 2004, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.26 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.27
Second Amendment to Revolving Credit Agreement, dated as of September 7, 2004, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.27 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.28
Form of Stock Award Agreement and Grant Notice pursuant to the Company's 2003 Stock Incentive Plan, as amended (Exhibit 10.28 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).†
10.29
Lease Agreement, as amended through January 1, 2004, between DL FNBC, L.P. and First National Bank, for the premises located at 401 West "A" Street, San Diego, California (Exhibit 10.29 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).

10.30
Second Amendment to Revolving Credit Agreement, dated as of August 4, 2005, between First Community Bancorp and The Northern Trust Company (Exhibit 10.30 to Form 10-Q filed on August 5, 2005 and incorporated herein by this reference).
10.31
Third Amendment to Revolving Credit Agreement, dated as of August 4, 200, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.31 to Form 10-Q filed on August 5, 2005 and incorporated herein by this reference).
10.32
Form of Purchase Agreement, dated as of August 26, 2005, between First Community Bancorp and each Investor (Exhibit 10.32 to Form 8-K filed on August 26, 2005 and incorporated herein by this reference).
21.1	Subsidiaries of the Registrant (Exhibit 21.1 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).
23.1	Consent of Vavrinek, Trine, Day & Co., LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Jared M. Wolff (included in Exhibit 5.1).
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).
23.5	Consent of the Law Offices of Murray H. Falk (included in Exhibit 8.2).
24.1	Power of Attorney.*
99.1	Form of Proxy of Pacific Liberty Bank.*
99.2	Consent of Carpenter & Company.

*
Previously filed

†
Management contract or compensatory plan or arrangement

        (b)   Financial Statement Schedules. Not applicable.

        (c)   Fairness Opinions. The opinion of Carpenter & Company is included as Appendix B to the proxy statement-prospectus in Part I of this Registration Statement.

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 1, 2005.

FIRST COMMUNITY BANCORP
By	/s/ MATTHEW P. WAGNER
	Name:	Matthew P. Wagner
	Title:	President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John M. Eggemeyer, III	Director and Chairman of the Board	September 1, 2005
/s/ MATTHEW P. WAGNER Matthew P. Wagner	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2005
/s/ VICTOR R. SANTORO Victor R. Santoro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2005
* Stephen M. Dunn	Director	September 1, 2005
* Barry C. Fitzpatrick	Director	September 1, 2005
* Charles H. Green	Director	September 1, 2005
* Arnold W. Messer	Director	September 1, 2005

* Susan E. Lester	Director	September 1, 2005
* Timothy B. Matz	Director	September 1, 2005
* Daniel B. Platt	Director	September 1, 2005
* Robert A. Stine	Director	September 1, 2005
* David S. Williams	Director	September 1, 2005
*By:	/s/ VICTOR R. SANTORO Victor R. Santoro Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description and Method of Filing
2.1
Agreement and Plan of Merger, dated as of April 28, 2005, by and between First Community Bancorp and First American Bank (Exhibit 2.1 to the Form 8-K filed on May 4, 2005 and incorporated herein by this reference).
2.2
Agreement and Plan of Merger, dated as of June 9, 2005, by and between First Community Bancorp and Pacific Liberty Bank (included as Appendix A to the proxy statement-prospectus in Part I of this Registration Statement).
3.1	Articles of Incorporation of First Community Bancorp (Exhibit 3.1 to Form 10-Q filed on November 14, 2002 and incorporated herein by this reference).
3.2	Bylaws of First Community Bancorp (Exhibit 4.2 to Registration Statement No. 333-90198 filed on Form S-3 on June 11, 2002 and incorporated herein by this reference).
4.1
Indenture between State Street Bank and Trust Company of Connecticut, National Association and First Community Bancorp dated as of September 7, 2000 (Exhibit 10.6 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).
4.2
Indenture between First Community Bancorp as Issuer and Wilmington Trust Company as Trustee Dated as of November 28, 2001 (Exhibit 10.2 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
4.3
Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee and First Community Bancorp, as Issuer dated as of December 18, 2001 (Exhibit 10.5 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
4.4
Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee, and First Community Bancorp, as Issuer, dated as of June 26, 2002 (Exhibit 10.2 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
4.5
Indenture between First Community Bancorp, as Issuer, and U.S. Bank, N.A., as Trustee, dated as of August 15, 2003 (Exhibit 4.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
4.6
Indenture between First Community Bancorp, as Issuer, and The Bank of New York, as Trustee, dated as of September 3, 2003 (Exhibit 4.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
4.7
Indenture between First Community Bancorp, as Issuer and JPMorgan Chase Bank, as Trustee, dated as of February 5, 2004 (Exhibit 4.7 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
5.1	Opinion of Jared M. Wolff regarding the legality of the shares of common stock being registered.
8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal income tax matters.
8.2	Opinion of the Law Offices of Murray H. Falk as to U.S. federal income tax matters.
10.1	First Community Bancorp 2003 Stock Incentive Plan, as amended and restated, dated April 21, 2004 (Exhibit 10.1 to Form 10-Q filed on August 6, 2004 and incorporated herein by this reference). †

10.2	Amended and Restated Directors' Deferred Compensation Plan, dated as of August 29, 2003 (Exhibit 10.2 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference). †
10.3	Amended and Restated Directors Deferred Compensation Plan Trust, dated as of December 8, 2003 (Exhibit 10.3 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.4
Amended and Restated Revolving Credit Agreement, dated August 15, 2003, by and between First Community Bancorp and the Northern Trust Company (Exhibit 10.3 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.5
Revolving Credit Agreement, dated as of August 15, 2003, by and between First Community Bancorp and U.S. Bank, N.A (Exhibit 10.4 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.6
Amended and Restated Pledge Agreement, dated as of August 15, 2003, between First Community Bancorp and The Northern Trust Company (Exhibit 10.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.7
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust I, dated September 7, 2000, By and Among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, First Community Bancorp, as Sponsor and Mark Christian and Arnold C. Hahn, as Administrators (Exhibit 10.5 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).
10.8
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of September 7, 2000 (Exhibit 10.4 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).
10.9
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust III, dated November 28, 2001 (Exhibit 10.1 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.10
Guarantee Agreement By and Between First Community Bancorp and Wilmington Trust Company Dated as of November 28, 2001 (Exhibit 10 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.11
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust II By and Among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, First Community Bancorp, as Sponsor, and Matthew P. Wagner, Robert Borgman and Mark Christian, as Administrators, dated December 18, 2001 (Exhibit 10.4 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).
10.12
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of December 18, 2001 (Exhibit 10.3 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).

10.13
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust IV, dated June 26, 2002, By and Among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, First Community Bancorp, as Sponsor, and Matthew P. Wagner, Lynn M. Hopkins and Robert Borgman, as Administrators (Exhibit 10.1 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
10.14
Guarantee Agreement By and Between First Community Bancorp and State Street Bank and Trust Company of Connecticut, National Association Dated as of June 26, 2002 (Exhibit 10 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).
10.15
Amended and Restated Declaration of Trust of First Community/CA Statutory Trust V by and among U.S. Bank, N.A. as Institutional Trustee, First Community Bancorp, as Sponsor and Matthew P. Wagner, Lynn M. Hopkins and Jared M. Wolff, as Administrators dated as of August 15, 2003 (Exhibit 10.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.16
Guarantee Agreement by and between First Community Bancorp and U.S. Bank, N.A. dated as of August 15, 2003 (Exhibit 10.18 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.17
Amended and Restated Trust Agreement of First Community/CA Statutory Trust VI among First Community Bancorp as Depositor, The Bank of New York as Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee, and the Administrative Trustees named therein, dated as of September 3, 2003 (Exhibit 10.7 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.18
Guarantee Agreement between First Community Bancorp and The Bank of New York, dated as of September 3, 2003 (Exhibit 10.19 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).
10.19
Amended and Restated Trust Agreement of First Community/CA Statutory Trust VII among First Community Bancorp as Sponsor, Chase Manhattan Bank USA, N.A. as Delaware Trustee, JPMorgan Chase Bank, as Institutional Trustee, and the Administrators named therein, dated as of February 5, 2004 (Exhibit 10.19 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.20
Guarantee Agreement between First Community Bancorp and JPMorgan Chase Bank, dated as of February 5, 2004 (Exhibit 10.20 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).
10.21
Services Agreement, dated as of October 21, 2004, between First Community Bancorp and Castle Creek Financial LLC (Exhibit 10.21 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).
10.22
Change in Control Severance Agreement, as amended, applicable to the executive officers of First Community Bancorp and certain senior officers of the First Community Bancorp and its subsidiaries (Exhibit 10.22 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference). †
10.23	Executive Incentive Bonus Plan, dated December 7, 2004 (Exhibit 10.23 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference). †

10.24
Indemnification Agreement, as amended, applicable to the directors and executive officers of First Community Bancorp (Exhibit 10.24 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference). †
10.25
First Amendment to Revolving Credit Agreement, dated as of August 13, 2004, between First Community Bancorp and The Northern Trust Company (Exhibit 10.25 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.26
First Amendment to Revolving Credit Agreement, dated as of August 6, 2004, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.26 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.27
Second Amendment to Revolving Credit Agreement, dated as of September 7, 2004, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.27 to Form 10-Q filed on November 8, 2004 and incorporated herein by this reference).
10.28
Form of Stock Award Agreement and Grant Notice pursuant to the Company's 2003 Stock Incentive Plan, as amended (Exhibit 10.28 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference). †
10.29
Lease Agreement, as amended through January 1, 2004, between DL FNBC, L.P. and First National Bank, for the premises located at 401 West "A" Street, San Diego, California (Exhibit 10.29 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).
10.30
Second Amendment to Revolving Credit Agreement, dated as of August 4, 2005, between First Community Bancorp and The Northern Trust Company (Exhibit 10.30 to Form 10-Q filed on August 5, 2005 and incorporated herein by this reference).
10.31
Third Amendment to Revolving Credit Agreement, dated as of August 4, 200, between First Community Bancorp and U.S. Bank, N.A. (Exhibit 10.31 to Form 10-Q filed on August 5, 2005 and incorporated herein by this reference).
10.32
Form of Purchase Agreement, dated as of August 26, 2005, between First Community Bancorp and each Investor (Exhibit 10.32 to Form 8-K filed on August 26, 2005 and incorporated herein by this reference).
21.1	Subsidiaries of the Registrant (Exhibit 21.1 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).
23.1	Consent of Vavrinek, Trine, Day & Co., LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Jared M. Wolff (included in Exhibit 5.1).
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).
23.5	Consent of the Law Offices of Murray H. Falk (included in Exhibit 8.2).
24.1	Power of Attorney.*
99.1	Form of Proxy of Pacific Liberty Bank.*
99.2	Consent of Carpenter & Company.

*
Previously filed

†
Management contract or compensatory plan or arrangement

        (b)   Financial Statement Schedules. Not applicable.

        (c)   Fairness Opinions. The opinion of Carpenter & Company is included as Appendix B to the proxy statement-prospectus in Part I of this Registration Statement.

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Introduction
Sources of Additional Information

Questions and Answers About the Merger
Summary
Selected Consolidated Financial Information of First Community
Selected Financial Data of Pacific Liberty Bank
Comparative Per Share Data
Market Price Data and Dividend Information
Risk Factors
Cautionary Statement Regarding Forward-Looking Statements
The Special Meeting of Pacific Liberty Bank Shareholders
The Merger
The Merger Agreement
Information About First Community
Information About Pacific Liberty Bank
Pacific Liberty Bank Management's Discussion and Analysis of Financial Condition and Results of Operations
Regulation and Supervision
Description of First Community Capital Stock
Comparison of Shareholders' Rights
Dissenters' Rights
Validity of Common Stock
Experts
Where You Can Find More Information
Other Business
AGREEMENT AND PLAN OF MERGER dated as of June 9, 2005 by and between First Community Bancorp and Pacific Liberty Bank

RECITALS
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III CONSIDERATION; EXCHANGE PROCEDURES
ARTICLE IV ACTIONS PENDING ACQUISITION
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS
CORPORATIONS CODE TITLE 1. CORPORATIONS DIVISION 1. GENERAL CORPORATION LAW CHAPTER 13. DISSENTERS' RIGHTS
CONTENTS
INDEPENDENT AUDITORS' REPORT
PACIFIC LIBERTY BANK Statements Of Financial Condition December 31, 2004 and 2003
PACIFIC LIBERTY BANK STATEMENTS OF INCOME For the Years Ended December 31, 2004 and 2003
PACIFIC LIBERTY BANK STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2004 and 2003
PACIFIC LIBERTY BANK STATEMENT OF CASH FLOWS For the Years Ended December 31, 2004 and 2003
PACIFIC LIBERTY BANK NOTES TO FINANCIAL STATEMENTS December 31, 2004 and 2003
PACIFIC LIBERTY BANK CONDENSED STATEMENTS OF FINANCIAL CONDITION June 30, 2005 and 2004 (Unaudited—Dollar Amounts in Thousands)
PACIFIC LIBERTY BANK STATEMENTS OF INCOME For the Six-Months Ended June 30, 2005 and 2004 (Unaudited—Dollar Amounts in Thousands)
PACIFIC LIBERTY BANK STATEMENTS OF CASH FLOWS For the Six-Months Ended June 30, 2005 and 2004 (Unaudited—Dollar Amounts in Thousands)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Signatures
EXHIBIT INDEX